Exhibit 99.2
$145,000,000
RECEIVABLES PURCHASE AGREEMENT
Dated as of October 1, 2009
among
FIS RECEIVABLES SPV, LLC, as Seller,
FIDELITY NATIONAL INFORMATION SERVICES, INC., as Servicer,
FIDELITY INFORMATION SERVICES, INC., EFUNDS CORPORATION, FIDELITY
NATIONAL CARD SERVICES, INC. and INTERCEPT, INC., as Initial Receivables
Administrators,
THE BANKS AND OTHER FINANCIAL INSTITUTIONS PARTY HERETO,
as Purchasers,
and
JPMORGAN CHASE BANK, N.A.,
as Agent,

J.P. MORGAN SECURITIES INC.,
as Sole Lead Arranger and Sole Bookrunner

Page
EXHIBITS	1
SCHEDULES	2
RECEIVABLES PURCHASE AGREEMENT	1
PRELIMINARY STATEMENTS:	1
ARTICLE I Definitions	1
Section 1.1 Certain Defined Terms	1
Section 1.2 Other Terms	28
Section 1.3 Computation of Time Periods	28
ARTICLE II Amounts and Terms of the Purchases	28
Section 2.1 Commitment	28
Section 2.2 Making Purchases	29
Section 2.3 Repurchase of Receivables	30
Section 2.4 Termination or Reduction of the Commitments; Voluntary Reductions of Capital	30
Section 2.5 Receivable Interest	31
Section 2.6 Ordinary Settlement Procedures	31
Section 2.7 Triggering Event Settlement Procedures	33
Section 2.8 Liquidation Settlement Procedures	35
Section 2.9 General Settlement Procedures	35
Section 2.10 Payments and Computations, Etc.	36
Section 2.11 Yield and Fees	37
Section 2.12 Special Provisions Governing Capital Investments at the Applicable LIBO Rate	37
Section 2.13 Capital Adequacy	39
Section 2.14 Taxes	40
Section 2.15 Sharing of Payments, Etc.	41
Section 2.16 Conversion/Continuation Option	42
Section 2.17 Matters Applicable to All Requests for Compensation	42
Section 2.18 Replacement of Purchasers Under Certain Circumstances	44
Section 2.19 Restricted Accounts; Investment of Amounts in the Cash Assets Account	44
Section 2.20 Optional Increase in Commitments	47

i

(continued)

ii

(continued)

iii

(continued)
EXHIBITS

EXHIBIT A	Form of Assignment and Acceptance

EXHIBIT B	Form of Seller Report

EXHIBIT C	Form of Shifting Control Deposit Account Agreement

EXHIBIT D	Form of Full Control Deposit Account Agreement

EXHIBIT E	Form of Receivables Sale Agreement

EXHIBIT F	Form of Notice of Purchase

EXHIBIT G	Form of Notice of Conversion or Continuation

EXHIBIT H-1	Form of Opinion of Nelson Mullins Riley & Scarborough, LLP, counsel to the Seller, each Originator, the Servicer, the Receivables Administrators and each Guarantor

EXHIBIT H-2	Form of Opinion of Richards Layton & Finger, P.A., special Delaware counsel to the Seller

EXHIBIT I	Form of Guaranty

EXHIBIT J	Form of Compliance Certificate

SCHEDULES

SCHEDULE I	Agent’s Account, Cash Assets Account, Concentration Account, Seller Account, Lock-Box Banks, Lock-Boxes and Lock-Box Accounts

SCHEDULE II	Credit and Collection Policy

SCHEDULE III	Jurisdiction of Incorporation, Organizational Identification Number and Location of the Seller’s Principal Place of Business, Chief Executive Office and Office Where Records are Kept

SCHEDULE IV	Financing Statements

SCHEDULE V	Commitment Schedule

SCHEDULE VI	Subsidiaries

SCHEDULE VII	Unrestricted Subsidiaries

SCHEDULE VIII	Agent’s Office

RECEIVABLES PURCHASE AGREEMENT
          RECEIVABLES PURCHASE AGREEMENT dated as of October 1, 2009 (this “Agreement”) among FIS RECEIVABLES SPV, LLC, a Delaware limited liability company (the “Seller”), FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (the “Servicer”), FIDELITY INFORMATION SERVICES, INC., an Arkansas corporation, EFUNDS CORPORATION, a Delaware corporation, FIDELITY NATIONAL CARD SERVICES, INC., a Florida corporation, and INTERCEPT, INC., a Georgia corporation (collectively, the “Initial Receivables Administrators”), the banks and other financial institutions listed on Schedule V hereto as the Initial Purchasers (the “Initial Purchasers”) and JPMORGAN CHASE BANK, N.A., as Agent (as hereinafter defined).
PRELIMINARY STATEMENTS:
          The Seller will from time to time purchase or otherwise acquire, from the Originators, Pool Receivables in which the Seller intends to sell interests referred to herein as Receivable Interests.
          The Seller intends to fund its purchase of Receivable Interests from the Originators through Capital Investments made by the Purchasers pursuant to the terms hereof.
          FNIS has been requested and is willing to act as Servicer upon the terms and subject to the conditions set forth herein.
          FNIS, in its capacity as Servicer, wishes to subcontract with the Receivables Administrators to service, administer and collect the Pool Receivables, and the Receivables Administrators are willing to perform such services.
          JPMCB has been requested and is willing to act as the Agent upon the terms and subject to the conditions set forth herein.
          Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.
          NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:
ARTICLE I
Definitions
          Section 1.1 Certain Defined Terms.
          As used in this Agreement, the following terms shall have the following meanings:
          “1934 Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
          “Acquisition” means the merger between Metavante Holdings and FNIS Merger Sub, with FNIS Merger Sub as the surviving entity, all pursuant to the Acquisition Agreement.

          “Acquisition Agreement” means Agreement and Plan of Merger, dated as of March 31, 2009, by and among FNIS, Metavante Holdings and FNIS Merger Sub.
          “Additional Commitments” shall have the meaning specified in Section 2.20(b).
          “Additional Commitments Effective Date” shall have the meaning specified in Section 2.20(d).
          “Additional Guarantor” has the meaning specified in the Guaranty.
          “Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto; provided, however, that (i) neither the Arranger nor any of its Affiliates shall be deemed an Affiliate of any Transaction Party and (ii) neither Fidelity National Financial, Inc., a Delaware corporation, nor Lender Processing Services, Inc., a Delaware corporation, nor any of their respective direct or indirect Subsidiaries, shall be deemed to be an Affiliate of FNIS or any of its Subsidiaries solely due to overlapping officers or directors.
          “Agent” means JPMCB, in its capacity as administrative agent and collateral agent for the Purchasers under the Transaction Documents, and its successors in such capacity.
          “Agent’s Account” means the Deposit Account of the Agent identified in Schedule I hereto, or such other account as the Agent shall specify in writing to the Seller, the Servicer and the Purchasers.
          “Agent’s Office” means the account of the Agent identified in Schedule VIII hereto, or such other account as the Agent shall specify in writing to the Seller, the Servicer and the Purchasers.
          “Agent’s Fee” means those agency fees attributable to the Agent’s role under the Transaction Documents set forth in the Fee Letter.
          “Agreement” means this Receivables Purchase Agreement, as amended.
          “Applicable Base Rate” for any Yield Period for any Capital Investment, an interest rate per annum equal to the sum of (a) the Base Rate in effect from time to time plus (b) the Applicable Margin.
          “Applicable LIBO Rate” for any Yield Period for any Capital Investment, an interest rate per annum equal to the sum of (a) the LIBO Rate for such Yield Period plus (b) the Applicable Margin.
          “Applicable Margin” means (a) in the case of Capital Investments having a Yield determined with reference to the Base Rate, 2.25% per annum and (b) in the case of Capital Investments having a Yield determined with reference to the LIBO Rate, 3.25% per annum; provided, however, that upon the occurrence and during the continuance of an Event of Termination, the “Applicable Margin” shall be the sum of the otherwise applicable rate set forth above for Base Rate or LIBO Rate, as the case may be, plus 2.00% per annum.

          “Applicable Reserve” means, at any date, an amount equal to (a) (NRPB x RP) plus (b) the Dilution Reserve plus (c) any other Reserves then in effect, where:

NRPB =	the Net Receivables Pool Balance at the close of business of the Servicer on such date.

RP =	the Blended Reserve Percentage at the close of business of the Servicer on such date.
          “Applicable Yield” means for any Capital Investment, at the Seller’s election upon written notice to the Agent, given not later than 1:00 P.M. (New York time) on the third Business Day preceding (in the case of the Applicable LIBO Rate) or 12:00 P.M. (New York time) on the Business Day of (in the case of the Applicable Base Rate) the applicable Investment Event, the Applicable LIBO Rate or the Applicable Base Rate, as the case may be.
          “Approved Electronic Communications” means each notice, demand, communication, information, document and other material that the Seller or the Servicer is obligated to, or otherwise chooses to, provide to the Agent pursuant to any Transaction Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that “Approved Electronic Communication” shall, unless otherwise agreed by the Agent, exclude (i) any Notice of Purchase, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Purchase, (ii) any notice relating to the payment due under any Transaction Document prior to the scheduled date therefor, (iii) any notice of any Potential Event of Termination or Event of Termination and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Purchase or other Investment Event.
          “Approved Electronic Platform” has the meaning specified in Section 8.7.
          “Approved Fund” means any fund that, in the ordinary course of its business, invests in bank loans and financial assets of a type similar to the Receivable Interests and that is advised or managed by (a) a Purchaser, (b) an Affiliate of a Purchaser or (c) a Person or an Affiliate of a Person that administers or manages a Purchaser.
          “Arranger” means J.P. Morgan Securities Inc.
          “Assignee” means in the case of any assignment of any rights and obligations pursuant to Section 9.1, any assignee of such rights and obligations.
          “Assignment and Acceptance” means an assignment and acceptance, in substantially the form of Exhibit A hereto, entered into by any Purchaser and an Assignee pursuant to Section 9.1.
          “Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
          “Bankruptcy Code” means title 11, United States Code.
          “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by JPMCB as its “prime rate” and (c) the LIBO Rate for a one month interest period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. The “prime rate” is a rate set by JPMCB based upon various factors including JPMCB’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by JPMCB shall take effect at the opening of business on the day specified in the public announcement of such change.
          “Base Rate Capital Investment” means a Capital Investment bearing Yield at the Applicable Base Rate.
          “Billed Receivables Percentage” means, at any time, the number (expressed as a percentage) equal to (a) 1.0 minus (b) the Unbilled Receivables Percentage at such time.
          “Blended Reserve Percentage” means, at any time, the sum of (a) 0.15 multiplied by the Billed Receivables Percentage at such time plus (b) 0.25 multiplied by the Unbilled Receivables Percentage at such time.
          “Business Day” means any day which is not a Saturday, Sunday or legal holiday in the State of New York on which banks are open for business in New York City, provided, however, that when used in connection with the LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in United States dollars in the London interbank market.
          “Capital” means, at any time, the sum of all Capital Investments outstanding of all Purchasers at such time.
          “Capital Investment” means, with respect to any Purchaser, and in respect of any Receivable Interest, the original amount paid to the Seller for such Receivable Interest at the time of its acquisition by such Purchaser pursuant to Section 2.1 or 2.2, reduced from time to time by such Purchaser’s Ratable Portion of Collections or Repurchase Amounts received and distributed on account of such Capital pursuant to Section 2.3, 2.6, 2.7 or 2.8; provided, however, that if such Capital Investment in respect of such Receivable Interest shall have been reduced by any distribution of any portion of Collections or Repurchase Amounts and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Capital Investment in respect of such Receivable Interest shall be increased by the amount of such distribution, all as though such distribution had not been made.
          “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee.
          “Cash Assets Account” means the Deposit Account of the Seller identified on Schedule I hereto (or such other account as the Seller and the Agent may agree) and subject to a Full Control Deposit Account Agreement.
          “Cash Assets” means any cash on deposit in, and Liquid Investments held in, the Cash Assets Account.
          “Cash Equivalents” means any of the following types of Investments, to the extent owned by FNIS or any of its Restricted Subsidiaries:
     (a) operating deposit accounts maintained by the Restricted Companies;

     (b) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Agent;
     (c) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof or other durations approved by the Agent and, at the time of acquisition, having a rating of at least “A-2” or “P-2” (or long-term ratings of at least “A3” or “A-”) from either S&P or Moody’s, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody’s (or the equivalent thereof);
     (d) commercial paper issued by any Purchaser that is a commercial bank or any bank holding company owning any Purchaser;
     (e) commercial paper maturing not more than 12 months after the date of creation thereof or other durations approved by the Agent and, at the time of acquisition, having a rating of at least A-1 or P-1 from either S&P or Moody’s and commercial paper maturing not more than 90 days after the creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s;
     (f) domestic and eurodollar certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof or other durations approved by the Agent which are either issued by any Purchaser or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the dollar equivalent thereof) or are insured by the Federal Deposit Insurance Corporation for the full amount thereof;
     (g) repurchase agreements with a term of not more than 30 days for, and secured by, underlying securities of the type without regard to maturity described in clauses (b), (c) and (f) above entered into with any bank meeting the qualifications specified in clause (f) above or securities dealers of recognized national standing;
     (h) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types with regard to maturity of securities described in clauses (b) through (g) above;
     (i) asset-backed securities and corporate securities that are eligible for inclusion in money market funds;
     (j) fixed maturity securities which are rated BBB- and above by S&P or Baa3 and above by Moody’s; provided that the aggregate amount of Investments by any Person in fixed maturity securities which are rated BBB+, BBB or BBB- by S&P or Baa1, Baa2 or Baa3 by Moody’s shall not exceed 10% of the aggregate amount of Investments in fixed maturity securities by such Person; and
     (k) solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within 12 months of the date of acquisition or other durations approved by the Agent and (ii) (A) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank or (B) other temporary investments (with maturities less than 12 months or other durations approved by the Agent) of a non-speculative nature which are made with preservation of principal as the primary objective and in each case in accordance with normal investment practices for cash management of such Foreign Subsidiaries.
          “Cash Management Obligation” means any direct or indirect liability, contingent or otherwise, of the Seller in respect of cash management services (including treasury, depository, overdraft, electronic funds transfer and other cash management arrangements) provided after the date hereof by the Agent or any of its Affiliates in connection with this Agreement or any other Transaction Document, including obligations for the payment of fees, interest, charges, expenses, reasonable attorneys’ fees and disbursements in connection therewith.
          “Change of Control” means the earliest to occur of the following:
     (a) (i) a “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the 1934 Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the 1934 Act), directly or indirectly, of more than 35% of the then outstanding voting stock of FNIS, and (ii) during any period of twelve consecutive months, the board of directors of FNIS shall cease to consist of a majority of the Continuing Directors;
     (b) any “Change of Control” (or any comparable term) in any document pertaining to any Permitted Subordinated Indebtedness with an aggregate outstanding principal amount in excess of the Threshold Amount; and
     (c) FNIS shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the Equity Interests in (x) the Seller or (y) any Originator, unless such Originator ceases to be an Originator in accordance with Section 7.03 of the Receivables Sale Agreement.
          “Closing Date” means the date on which the conditions precedent set forth in Section 3.1 shall have been satisfied, which date is October 1, 2009.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral” means, collectively, the Pool Receivables, Related Security and Collections in respect thereof, the Restricted Accounts and all proceeds thereof, any Cash Assets and any cash collateral hereunder and all other Securitization Assets of the Seller.
          “Collections” means, with respect to any Pool Receivable, all cash collections and other cash proceeds of such Pool Receivable, including (i) all cash proceeds of the Related Security with respect to such Pool Receivable and (ii) any amounts in respect of such Pool Receivable deemed to have been received, and actually paid, pursuant to Section 2.9(b) or Section 2.9(c).
          “Commitment” means (i) in respect of each Initial Purchaser, the commitment of such Purchaser to make Purchases and acquire other Capital Investments in the aggregate amount set forth as the “Commitment” next to the name of such Initial Purchaser on Schedule V hereto and (ii) in respect of each other Purchaser that became a Purchaser by entering into an Assignment and Acceptance, the amount set forth as the “Commitment” for such Purchaser in the Register maintained by the Agent pursuant to Section 9.2, in each case, as such amount may be reduced from time to time as the result of any assignment of any Commitment or any portion thereof pursuant to Section 9.1 or as such amount may be reduced from time to time pursuant to Section 2.4(a).
          “Commitment Termination Date” means November 1, 2013.
          “Compliance Certificate” means a certificate substantially in the form of Exhibit J.
          “Concentration Account” means the Deposit Account of the Seller identified on Schedule I hereto (or such other account as the Seller and the Agent may agree) and subject to a Full Control Deposit Account Agreement.
          “Consolidated Companies” means FNIS and its Consolidated Subsidiaries.
          “Consolidated EBITDA” has the meaning specified in Annex A to the Guaranty.
          “Consolidated Subsidiaries” means, with respect to any Person at any time, all Subsidiaries of such Person that would be consolidated in the financial statements of such Person on such date prepared in accordance with GAAP, but excluding any such consolidated Subsidiary of such Person (other than the Seller) that would not be so consolidated but for the effect of FIN 46.
          “Continuation” means a continuation of a Capital Investment bearing Yield at the Applicable LIBO Rate for an additional Yield Period as permitted under Section 2.16.
          “Continuing Director” means the directors of FNIS on the Closing Date, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of FNIS is recommended by a majority of the then Continuing Directors.
          “Contract” means a written agreement between any Originator and an Obligor, or, in the case of any open account agreement, as evidenced by an invoice (x) setting forth the amount payable, the payment due date and other relevant terms of payment and a description, in reasonable detail, of the goods or services covered thereby or (y) otherwise approved by the Agent in its Permitted Discretion from time to time (which approval shall not be unreasonably withheld), in each case pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other understanding to which such Person is a party or by which it or any of its property is bound.
          “Control Agreements” means the Shifting Control Deposit Account Agreements and the Full Control Deposit Account Agreements.
          “Conversion” means (i) any conversion of Capital Investments bearing Yield at the Applicable LIBO Rate to Capital Investments bearing Yield at the Applicable Base Rate and (ii) any conversion of Capital Investments bearing Yield at the Applicable Base Rate to Capital Investments bearing Yield at the Applicable LIBO Rate.
          “Credit and Collection Policy” means those credit and collection policies and practices in effect on the date hereof relating to Contracts and Pool Receivables and described in Schedule II hereto, as modified from time to time in compliance with Section 5.3(f) and Section 5.6(a).

          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Defaulting Purchaser” means any Purchaser that (a) has failed to fund any portion of its Capital Investment required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Agent or any other Purchaser any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
          “Deposit Account” has the meaning set forth in Article 9 of the UCC.
          “Dilution Factors” means, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs (which shall include, without limitation, all accounts receivable which remain unpaid for more than 270 days after the original due date) and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Originators or the Seller.
          “Dilution Ratio” means, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the most recent 12 fiscal-month period for which such data is available divided by (b) total gross sales of all Originators for such period.
          “Dilution Reserve” means, at any date, the applicable Dilution Ratio multiplied by the Outstanding Balance of Eligible Receivables on such date.
          “Disposition” has the meaning specified in the Guaranty.
          “Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Termination Date.
          “Dissenting Purchaser” has the meaning specified in Section 11.1.
          “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
          “Eligible Receivable” means each Pool Receivable arising out of the performance of services or the sale, license or lease of software in the ordinary course of business by an Originator to a Person that is not an Affiliate of any Originator; provided, however, that a Pool Receivable shall not be an “Eligible Receivable” if any of the following shall be true:
     (a) any warranty contained in Section 4.1(h) of this Agreement with respect to such specific Receivable is not true and correct with respect to such Receivable; or

     (b) the Obligor on such Receivable has disputed liability or made any claim with respect to such Receivable or any other Receivable due from such Obligor to the Seller or any Originator but only to the extent of such dispute or claim; or
     (c) the transaction represented by such Receivable is to an Obligor which, if a natural person, is not a resident of the United States or Canada or, if not a natural person, is organized under the laws of a jurisdiction outside the United States or Canada or has its chief executive office outside the United States or Canada (it being understood for purposes of this clause (c) that a territory of the United States that has enacted Revised Article 9 of the Uniform Commercial Code and Puerto Rico are considered to be part of the United States); provided, however, that, any Obligor that is a United States branch of any foreign financial institution that has been licensed by a United States federal or state Governmental Authority will be deemed to be a resident of the United States for purposes of this clause (c); or
     (d) the performance of services or the sale, license or lease of software to such Obligor represented by such Receivable represents a progress billing or is otherwise not a final sale (e.g., such sale is on a guaranteed sale, sale and return or sale on approval basis or, until billed, a consignment basis); provided, however, that to the extent that the Servicer is able to identify the Receivables of a particular Obligor that are ineligible as a result of this clause (d) with the Receivables of such Obligor, if the amount of the Receivables of such Obligor that are ineligible as a result of this clause (d) exceeds the amount of its otherwise Eligible Receivables, the Net Receivables Pool Balance shall not be reduced by such excess; or
     (e) such Receivable is subject to any Lien other than a Permitted Lien described in clause (i) or (ii) of the definition thereof; or
     (f) the Originator or one of its Affiliates has established or has outstanding a contra account or account payable in favor of the related Obligor, or such Receivable is otherwise subject to any counterclaim, deduction, defense, offset, setoff or dispute of the related Obligor against an Originator or the Seller, but only to the extent of the amount of such contra account or account payable or such counterclaim, deduction, defense, offset, setoff or dispute or other condition being asserted by such Obligor; or
     (g) the Obligor on such Receivable is a Governmental Authority, unless the applicable Originator and the Seller have each assigned its rights to payment of such Receivable to the Agent pursuant to, and in compliance with, (i) the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and (ii) applicable law, if any, in the case of any other Governmental Authority; or
     (h) 50% or more of the Outstanding Balance of the Receivables of the Obligor are not Eligible Receivables by reason of clause (b) or (f) above or clause (m) below; provided that Receivables that are determined not to be Eligible Receivables, solely as a result of the provisions of clause (l) below, shall be excluded in calculating such percentage; or
     (i) the payment obligation represented by such Receivable is denominated in a currency other than U.S. Dollars; or
     (j) such Receivable is not evidenced by an invoice that would be a Contract (or by other supporting material acceptable to the Agent, in its Permitted Discretion); provided, however, that this clause (j) shall not render ineligible Unbilled Receivables that would otherwise constitute Eligible Receivables under other clauses of this definition; or

     (k) any Originator, the Seller or any other Person, in order to be entitled to collect such Receivable, is required to perform any additional service for, deliver any additional goods or merchandise to, or perform or incur any additional obligation to, the Person to whom or to which it was made; or
     (l) the total Receivables of such Obligor and its Affiliates to the Originators (taken as a whole) represent more than 10% (or 20% if the Obligor maintains at least two of the following three ratings: (i) a corporate credit rating of BBB- or higher from S&P, (ii) a corporate family rating of Baa3 or higher from Moody’s and (iii) an issuer default rating of BBB- or higher from Fitch Ratings) of the Outstanding Balance of the Eligible Receivables of the Originators (taken as a whole) at such time, but only to the extent of such excess; or
     (m) such Receivable (or any portion thereof) remains unpaid for more than 90 days from the original invoice date thereof; provided, however, that Receivables which remain outstanding for more than 90 days, but less than 120 days, from the original invoice date thereof shall be Eligible Receivables under this clause (m) to the extent that the Outstanding Balance of all such Receivables does not exceed 7.5% of the Outstanding Balance of the Eligible Receivables of the Originators (taken as a whole) at such time; provided that in determining the aggregate amount of Receivables that will be excluded pursuant to this clause (m), the amount of any net credit balances relating to Receivables due from any Obligor which are unpaid more than 90 days from the original invoice date thereof shall be reflected in such determination; or
     (n) the Obligor on such Receivable (i) has pending or is subject to (A) by or against such Obligor, a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, (B) an assignment for the benefit of creditors, or (C) the appointment of a receiver or a trustee for all or a substantial part of its assets or affairs or (ii) has, while such Receivable remains outstanding, failed, suspended business operations or become insolvent (provided, however, that this clause (n) shall not render ineligible any Receivable from an Obligor that is a financial institution which has been taken over by the Federal Deposit Insurance Corporation or other applicable regulatory body so long as the administrator appointed to oversee such financial institution has not notified the relevant Originator that the Receivable will not be paid); or
     (o) consistent with the Credit and Collection Policy, such Receivable is or should be written off the Seller’s or any Originator’s books as uncollectible; or
     (p) such Receivable is not payable into a Lock-Box Account, or that Lock-Box Account is not the subject of a Control Agreement; provided that this clause (p) shall not render ineligible Receivables that are payable in checks or money orders addressed to a Lock Box specified by the applicable Originator and listed on Schedule I hereto so long as such checks are deposited into a Lock Bock Account for transfer into the Concentration Account (or directly deposited into the Concentration Account) within two Business Days after the end of the week in which they are received in accordance with Section 2.17(a); or
     (q) such Receivable does not arise under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable in all material respects against such Obligor in accordance with its terms; or
     (r) such Receivable, together with the Contract related thereto, contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation,

laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) or with respect to which the applicable Originator is in violation of any such law, rule or regulation in any material respect; or
     (s) such Receivable does not satisfy the requirements of the Credit and Collection Policy in all material respects; or
     (t) such Receivable does not constitute an “account” within the meaning of Section 9-102(a)(2) of the UCC of the jurisdiction the law of which governs the perfection of the interest created by a Receivable Interest; or
     (u) such Receivable (i) is subject to an unsecured claim in favor of a surety or (ii) arises under a Contract that is not governed by the laws of the United States or a State thereof; or
     (v) such Receivable is an Unbilled Receivable; provided, however, that Unbilled Receivables in respect of services that have been performed or software that has been sold, licensed or leased shall be Eligible Receivables under this clause (v) to the extent that the Outstanding Reserved Balance of all Eligible Receivables that are not Unbilled Receivables exceeds 50% of the Total Commitments; provided, further, however, that any Unbilled Receivable as to which an invoice has not been issued to the relevant Obligor on or prior to the last day of the month immediately following the month of the provision of services or the sale, license or lease of software by the relevant Originator giving rise to such Receivable shall not be an Eligible Receivable; or
     (w) such Receivable is billed in advance of the relevant performance of services or shipment or transmission of software; or
     (x) such Receivable does not comply with such other commercially reasonable objective criteria as may be established by the Agent from time to time (but solely to address any material adverse impact on the collectability of such Receivable or on the rights of the Seller or the Purchasers or the Agent with respect to such Receivable or the proceeds thereof); provided, however, that (A) the Agent has notified the Seller and the Servicer of such other criteria at least 10 Business Days prior to establishing such other criteria and (B) any such other criteria as may be established by the Agent pursuant to this clause (x) may be subsequently revoked by the Agent without further approval by the Purchasers.
          “Equity Interest” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with FNIS within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

          “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by FNIS or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by FNIS or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums not yet due or premiums due but not yet delinquent under Section 4007 of ERISA, upon FNIS or any ERISA Affiliate.
          “Events of Termination” has the meaning specified in Section 7.1.
          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to JPMCB on such day on such transactions as determined by the Agent.
          “Fee Letter” means the letter agreement dated October 1, 2009 between JPMCB and FNIS.
          “Fiscal Year” means each twelve-month period ending on December 31.
          “Fitch Ratings” means Fitch Ratings Ltd. and any successor thereto.
          “FNIS” means Fidelity National Information Services, Inc., a Georgia corporation.
          “FNIS Credit Agreement” means the Credit Agreement dated as of January 18, 2007, among FNIS, the Designated Borrowers (as defined therein) from time to time party thereto, each lender party thereto, JPMCB, as administrative agent, swing line lender and L/C issuer, and Bank of America, N.A., as swing line lender, as the same may be amended from time to time.
          “FNIS Merger Sub” means Cars Holdings, LLC, a Delaware limited liability company.
          “Foreign Purchaser” means any Purchaser that is organized under the laws of a jurisdiction other than that in which the Seller is a resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Subsidiary” means any direct or indirect Subsidiary of FNIS which is not a Domestic Subsidiary.
          “FRB” means the Board of Governors of the Federal Reserve System of the United States.

          “Full Control Deposit Account Agreement” shall mean an agreement in writing, substantially in the form of Exhibit D hereto (with any changes that the Agent shall have approved), by and among the Seller, the Agent and any bank at which the relevant Deposit Account of the Seller is at any time maintained.
          “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Granting Purchaser” has the meaning specified in Section 9.1(e).
          “Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
          “Guarantors” means, collectively, FNIS and each of its Subsidiaries party to the Guaranty as of the date hereof and each Additional Guarantor that shall, after the date hereof, become a Guarantor in accordance with Section 9 thereof or Section 12 of Annex C thereto, subject to the removal of any Guarantor as permitted by the Transaction Documents.
          “Guaranty” means the Guaranty Agreement dated as of the Closing Date, in substantially the form of Exhibit I hereto, by FNIS, and the other Guarantors from time to time party thereto in favor of the Agent for the benefit of the Purchasers, together with any guaranty or guaranty supplement delivered pursuant to Section 9 thereof or Section 12 of Annex C thereto.
          “Guaranty Protection Repurchase Obligation” has the meaning specified in Section 2.3(b).
          “Guaranty Protection Termination” has the meaning specified in Section 7.03(d) of the Receivables Sale Agreement.
          “Guaranty Protection Termination Date” has the meaning specified in Section 7.03(d) of the Receivables Sale Agreement.
          “Immaterial Subsidiaries” means, as of any date of determination, those Restricted Subsidiaries that, individually or collectively, for the four fiscal quarter period ended most recently prior to such date of determination did not generate more than 10% of the Consolidated EBITDA of the Restricted Companies. Neither Metavante Holdings nor Metavante Corporation shall be deemed to be an Immaterial Subsidiary.
          “Increasing Purchaser” has the meaning specified in Section 2.20.
          “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or agreements;
     (b) the maximum available amount of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
     (c) net obligations of such Person under Swap Contracts (with the amount of such net obligations being deemed to be the aggregate Swap Termination Value thereof as of such date);
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person, and (iii) any earn-out obligation that appears in the liabilities section of the balance sheet of such Person, to the extent (A) such Person is indemnified for the payment thereof by a solvent Person reasonably acceptable to the Agent or (B) amounts to be applied to the payment therefore are in escrow);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) all Attributable Indebtedness;

     (g) all obligations of such Person in respect of Disqualified Equity Interests;
     (h) indebtedness or similar financing obligations of such Person under any Securitization Financing; and
     (i) all Guarantees of such Person in respect of any of the foregoing paragraphs.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is non-recourse to such Person. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.
          “Indemnified Amounts” has the meaning specified in Section 10.1.
          “Indemnified Party” means the Agent, each Purchaser and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing.
          “Initial Purchasers” has the meaning specified in the preamble hereto.
          “Initial Receivables Administrators” has the meaning specified in the preamble hereto.
          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the type referred to in clause (h) of the definition of “Indebtedness” set forth in Section 1.1 in respect of such Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For all purposes of this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
          “Investment Event” means any Purchase, Conversion and any Continuation.
          “JPMCB” means JPMorgan Chase Bank, N.A., a national bank association, and its successors.
          “Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “LIBO Rate” means, for any Yield Period for any Capital Investment as to which Yield is based on the Applicable LIBO Rate:

     (a) the rate per annum equal to the rate determined by the Agent to be the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Agent from time to time), for deposits in U.S. Dollars (for delivery on the first day of such Yield Period) with a term equivalent to such Yield Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Yield Period, or
     (b) if the rate referenced in the preceding clause (a) is not available, the rate per annum determined by the Agent as the rate of interest at which deposits in U.S. Dollars (for delivery on the first day of such Yield Period) in immediately available funds in the approximate amount of the Capital Investment then outstanding, continued or converted by JPMCB and with a term equivalent to such Yield Period would be offered by JPMCB’s London Branch to major banks in the London or other offshore interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Yield Period.
          “LIBO Rate Capital Investment” means any Capital Investment that bears Yield at the Applicable LIBO Rate.
          “Lien” means any mortgage, pledge, hypothecation, assignment for security, deposit arrangement for security, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing but excluding operating leases).
          “Liquid Investments” has the meaning set forth in Section 2.19(c).
          “Liquidation Cost” has the meaning set forth in Section 2.12(d).
          “Liquidation Day” means, for any Receivable Interest, each Business Day that occurs on or after the Termination Date.
          “Liquidity Threshold Event” means, at any time, if (a) the sum of (i) the then remaining unused commitments under the FNIS Credit Agreement (or any refinancing thereof), plus (ii) all cash and Cash Equivalents of FNIS and its Restricted Subsidiaries at such time, plus (iii) the amount (if positive) by which the then Maximum Capital exceeds the then outstanding Capital under this Agreement, fails to exceed (b) $150,000,000 at such time.
          “Lock-Box” has the meaning set forth in Section 2.19(a).
          “Lock Box Account” means a Deposit Account maintained at a Lock-Box Bank for the purpose of receiving Collections subject to a valid Shifting Control Deposit Account Agreement.
          “Lock-Box Bank” means any of the banks specified on Schedule I hereof and any other bank specified as a “Lock-Box Bank” in accordance with this Agreement, in each case holding one or more Lock-Box Accounts.
          “Material Adverse Effect” means (a) a material adverse effect on the business, assets, liabilities, results of operations, or financial position of FNIS and its Subsidiaries, taken as a whole, (b) a material and adverse effect on the ability of any Transaction Party to perform its obligations under the Transaction Documents, (c) material impairment of the collectability of the Pool Receivables generally or of any material portion of the Pool Receivables or the ability of the Servicer (if the Servicer is an Originator or an Affiliate of an Originator) to collect Pool Receivables or (d) a material and adverse effect on the rights and remedies of the Agent or the Purchasers under the Transaction Documents.
          “Material Companies” means FNIS and all Restricted Subsidiaries (other than Immaterial Subsidiaries). Notwithstanding the foregoing, the Seller shall at all times be considered a “Material Company” for purposes of any Transaction Document.
          “Maximum Capital” means, at any time, the lesser of (a) the Total Commitments and (b)(i) the Net Receivables Pool Balance minus (ii) the Applicable Reserve in effect at such time.
          “Metavante Credit Agreement” means the Credit Agreement dated as of November 1, 2007 by and among Metavante Holdings, Metavante Corporation, the lenders from time to time party thereto, Lehman Commercial Paper Inc. and Baird Financial Corporation, as documentation agents, Morgan Stanley Senior Funding Inc., as syndication agent and JPMCB, as administrative agent, as amended by Amendment No. 1 dated as of April 30, 2009 (the “Metavante Facility Amendment”) and as further amended from time to time.
          “Metavante Facility Amendment” has the meaning specified in the definition of “Metavante Credit Agreement”, above.
          “Metavante Holdings” means (a) prior to the effectiveness of the Acquisition, Metavante Technologies, Inc. and (b) from and after the effectiveness of the Acquisition, FNIS Merger Sub.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Transaction Party, any Subsidiary or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
          “Net Receivables Pool Balance” means, at any time, the Outstanding Balance of the Eligible Receivables in the Receivables Pool as at such time reduced by (a) Unapplied Cash and Credits (to the extent not already deducted in determining the Outstanding Balance), (b) the Yield and Fee Reserve at such time and (c) to the extent not already deducted in determining Eligible Receivables, amounts accrued or recorded by the Originators as a reserve in respect of volume rebates or other offsetting deductions, or in respect of credits past due.
          “New Purchaser” has the meaning specified in Section 2.20.
          “Notice of Conversion or Continuation” has the meaning specified in Section 2.16(a).
          “Notice of Purchase” has the meaning specified in Section 2.2(a).
          “Obligations” means, with respect to any Transaction Party, the obligations of such Transaction Party under the Transaction Documents (as the same may hereafter be amended, restated, extended, supplemented or otherwise modified from time to time) with respect to the due and punctual payment, whether at maturity, by acceleration or otherwise, of all monetary obligations of such Transaction Party, whether for fees, costs, indemnification or otherwise, including, with respect to the Seller, Yield, amounts payable with respect to its Termination Repurchase Obligation and Guaranty

Protection Repurchase Obligation pursuant to Section 2.3, amounts payable as deemed Collections pursuant to Section 2.9(b) or 2.9(c), the Agent’s Fee, the Unused Commitment Fee, the Servicer Fee, Cash Management Obligations and amounts payable by the Seller pursuant to Sections 2.12, 2.13, 2.14, 10.1 and 11.5.
          “Obligor” means a Person obligated to make payments pursuant to a Contract.
          “Organization Documents” means: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Originator” means FNIS, and any other wholly-owned, direct or indirect, Subsidiary of FNIS from time to time party to the Receivables Sale Agreement as an “Originator” thereunder; provided that neither Metavante Holdings, LLC nor any of its direct or indirect Subsidiaries shall be an Originator at any time prior to payment in full of all amounts owing under the Metavante Credit Agreement (or any refinancing thereof) and termination thereof.
          “Other Taxes” has the meaning specified in Section 2.14(c).
          “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
          “Outstanding Reserved Balance” of any Receivable at any time means the then Outstanding Balance of such Receivable multiplied by the Reserve Percentage applicable to such Receivable.
          “Participant Register” shall have the meaning specified in Section 9.3.
          “Payment Date” means (a) in respect of Yield, the Yield Payment Date, (b) in respect of the Unused Commitment Fee and the Servicer Fee, (i) the last Business Day of each March, June, September and December, commencing on the first such day following the Closing Date until the later of the Termination Date or the date on which Capital is reduced to zero and (ii) if not previously paid in full, the Termination Date, and (c) with respect to all other Obligations of the Seller hereunder, the date such Obligation is due or otherwise on demand by the Agent from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).
          “PBGC” means the Pension Benefit Guaranty Corporation.
          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by FNIS or any ERISA Affiliate or to which FNIS or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

          “Permitted Account Update” has the meaning specified in Section 2.19(a)(ii).
          “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset based lender) business judgment.
          “Permitted Lien” means (i) an inchoate tax, PBGC Lien or other Lien arising solely by operation of law, (ii) a Lien created by the Transaction Documents, (iii) a Lien in favor of a depositary bank in respect of a Restricted Account subject to a Control Agreement or (iv) a Lien in favor of a securities intermediary in respect of any securities account, or any securities entitlement therein, under the “control” (within the meaning of Section 9-104 of the UCC) of the Agent.
          “Permitted Subordinated Indebtedness” has the meaning specified in the FNIS Credit Agreement.
          “Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(2) of ERISA) maintained or sponsored by FNIS or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
          “Pool Receivable” means a Receivable in the Receivables Pool.
          “Potential Event of Termination” means any event that, with the giving of notice or the passage of time or both, would constitute an Event of Termination.
          “Purchase” means a purchase by the Purchasers of a Receivable Interest from the Seller pursuant to Article II.
          “Purchasers” means the Initial Purchasers and each Assignee that shall become a party hereto pursuant to Section 9.1.
          “Ratable Portion” or “ratably” means, with respect to any Purchaser, the percentage obtained by dividing (a) the Commitment of such Purchaser by (b) the Total Commitments (or, at any time after the Termination Date, the percentage obtained by dividing the aggregate Capital Investments then owing to such Purchaser by the Capital then owing).
          “Receivable” means the indebtedness (whether constituting accounts or general intangibles or chattel paper or otherwise) of any Obligor under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.
          “Receivable Interest” means, at any time, an undivided percentage ownership interest at such time in (a) all then outstanding Pool Receivables arising prior to the time of the most recent computation or recomputation of such undivided percentage interest pursuant to Section 2.5, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables. Such undivided percentage interest for such Receivable Interest shall be computed as:

          where:
C =	the outstanding Capital Investments made by the Purchasers in connection with such Receivable Interest at such time;

AR =	the Purchasers’ Ratable Portion of the aggregate Applicable Reserve at such time; and

NRPB =	the Net Receivables Pool Balance at such time;
provided, however, that on the Termination Date and each day thereafter (until the date on which Capital is reduced to zero), the Receivable Interests then outstanding under this Agreement, if more than one Receivable Interest, shall be combined into one Receivable Interest hereunder (such one Receivable Interest, whether the one Receivable Interest then outstanding or the one Receivable Interest resulting from such combination of Receivable Interests, being the “Special Receivable Interest”) and such Special Receivable Interest shall be senior and prior to any undivided percentage ownership interest held by the Seller in (and, for the avoidance of doubt, while the Special Receivable Interest is greater than zero, the Seller shall not be entitled to assert or enforce any claim in respect of such retained undivided percentage ownership interest in) (i) all then outstanding Pool Receivables, (ii) all Related Security with respect to such Pool Receivables and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables. Each Receivable Interest shall be determined from time to time pursuant to the provisions of Section 2.5.
          “Receivables Activity Report” has the meaning specified in the Receivables Sale Agreement.
          “Receivables Administrators” shall mean the Initial Receivables Administrators and such other wholly-owned, direct or indirect Subsidiaries of FNIS as the Servicer may appoint to serve in such capacity from time to time by at least five Business Days’ notice given to the Agent; provided, however, that (i) the Servicer shall also have the right to terminate the status of any Receivables Administrator as such on five Business Days’ notice to the Agent and (ii) without the further consent of the Agent, not to be unreasonably withheld, there shall be no more than six Receivables Administrators serving in such capacity at any time.
          “Receivables Pool” means at any time the aggregation of all then outstanding Receivables sold or otherwise transferred by the Originators to the Seller.
          “Receivables Sale Agreement” means the Receivables Sale Agreement, dated as of the Closing Date, in substantially the form of Exhibit E hereto, among each Originator, as seller, the Seller, as buyer, and FNIS, as buyer’s servicer.
          “Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software and related property and rights) relating to such Receivable and the related Obligor.
          “Register” has the meaning specified in Section 9.2.
          “Regulation U” means Regulation U of the FRB, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

          “Regulation X” means Regulation X of the FRB, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
          “Related Security” means with respect to any Receivable:
          (i) all right, title and interest of the Seller in, under and to all security agreements and other Contracts that evidence or secure (or provide other credit support for) the repayment of such Receivable;
          (ii) all of the Seller’s interest in the goods (including returned goods), if any, relating to the sale which gave rise to such Receivable;
          (iii) all supporting obligations including all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract relating to such Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Receivable;
          (iv) all letter of credit rights, guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract relating to such Receivable or otherwise;
          (v) all Records relating to such Receivable (subject, in the case of Records consisting of computer programs, data processing software and other intellectual property under license from third parties, to restrictions imposed by such license on the sublicensing or transfer thereof);
          (vi) all of the Seller’s right, title and interest in and to the following, to the extent applicable to such Receivable: (x) the Receivables Sale Agreement, including, without limitation, (A) all rights to receive moneys due and to become due under or pursuant to the Receivables Sale Agreement, (B) all rights to receive proceeds of any indemnity, warranty or guaranty with respect to the Receivables Sale Agreement, (C) claims for damages arising out of or for breach of or default under the Receivables Sale Agreement, and (D) the right to perform under the Receivables Sale Agreement and to compel performance and otherwise exercise all remedies thereunder; and (y) all Lock Boxes to which Collections are sent or deposited and all Restricted Accounts, and all funds and investments therein; and
          (vii) all proceeds of any and all of the foregoing.
          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
          “Repurchase Amount” means, with respect to a Guaranty Protection Termination of any Originator, an amount equal to the product of (a) a fraction (expressed as a percentage), the numerator of which is the Outstanding Balance of all Eligible Receivables generated by such Originator as of the applicable Guaranty Protection Termination Date and the denominator of which is the Outstanding Balance of all Eligible Receivables as of such Guaranty Protection Termination Date, multiplied by (b) the then outstanding Capital as of such Guaranty Protection Termination Date, in each case of clauses (a) and (b), prior to giving effect to the repurchase of Receivable Interests by the Seller contemplated by Section 2.3(b) hereof.

          “Required Net Receivables Pool Balance” means, at any time, the sum of (i) the Capital at such time plus (ii) the aggregate Applicable Reserve at such time.
          “Required Purchasers” means, at any time, Purchasers holding more than 50% of the aggregate Total Commitments or, after the Termination Date, more than 50% of the aggregate Capital at such time.
          “Reserve Percentage” means (i) with respect to any Unbilled Receivable, 25% and (ii) with respect to any Receivable that is not an Unbilled Receivable, 15%.
          “Reserves” means, collectively, the following:
          (i) reserves for Cash Management Obligations then provided or outstanding;
          (ii) reserves for deferred maintenance liability balances as set forth in the most recent balance sheet prepared in accordance with GAAP (provided, however, that to the extent that the Servicer is able to identify the deferred maintenance liabilities related to a particular Obligor with the Receivables of such Obligor, if the total amount of deferred maintenance liabilities of such Obligor exceeds the amount of its otherwise Eligible Receivables, the reserve with respect to such Obligor shall be limited to the amount of its otherwise Eligible Receivables);
          (iii) reserves for deferred deposit balances calculated in the manner set forth in the most recent field examination of the Originators conducted by JPMCB’s internal auditors (provided, however, that to the extent that the Servicer is able to identify the deferred deposit balances of a particular Obligor with the Receivables of such Obligor, if the deferred deposit balance of such Obligor exceeds the amount of its otherwise Eligible Receivables, the reserve with respect to such Obligor shall be limited to the amount of its otherwise Eligible Receivables);
          (iv) reserves for check guarantees paid by an Originator, the cost of which is to be passed along to the applicable Obligor at a later date (provided, however, that (A) such reserves shall not exceed 25% of the aggregate amount of check guarantees outstanding for all Originators at such time and (B) to the extent that the Servicer is able to identify the check guarantees related to a particular Obligor and the Receivables of such Obligor, if the reserve allocable to such Obligor would exceed the amount of its otherwise Eligible Receivables, the reserve with respect to such Obligor shall be limited to the amount of its otherwise Eligible Receivables); and
          (v) such other reserves as may be established by the Agent from time to time based upon commercially reasonable objective criteria (but solely to address any material adverse impact on the collectability of the Eligible Receivables or on the rights of the Seller or the Purchasers or the Agent with respect to such Eligible Receivables or the proceeds thereof);
Any implementation of a new reserve pursuant to clause (v) above or any modification of an existing reserve shall be based on the reasonably expected impact on the collectability of the Eligible Receivables or on the rights of the Seller or the Purchasers or the Agent with respect to such Eligible Receivables or the proceeds thereof and implemented only after the Agent has provided to Seller written notice of the proposed implementation or modification followed by at least 10 Business Days to review such proposed implementation or modification so that the Seller may provide input prior to the Agent’s final implementation or modification, as the case may be, of the terms of the applicable reserve.
          “Responsible Officer” means the chief executive officer, president, any vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Transaction Party (or any other person duly authorized by a Transaction Party to act with respect to the Transaction Documents on behalf of such Transaction Party) and, as to any document delivered on the Closing Date, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Transaction Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Transaction Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Transaction Party.
          “Restricted Accounts” means the Seller’s Account, the Lock-Box Accounts, the Concentration Account and the Cash Assets Account.
          “Restricted Companies” means FNIS and its Restricted Subsidiaries, and “Restricted Company” means any of the foregoing.
          “Restricted Subsidiary” means any Subsidiary of FNIS other than an Unrestricted Subsidiary (including in any event Metavante Holdings and Metavante Corporation).
          “S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto.
          “Securitization Assets” has the meaning, with respect to the Seller or any Originator (as applicable), referred to in Annex A to the Guaranty.
          “Securitization Financing” has the meaning referred to in Section 3(v) of Annex D to the Guaranty.
          “Seller” has the meaning specified in the preamble to this Agreement.
          “Seller Party” means the Seller, the Servicer or any Receivables Administrator.
          “Seller Report” has the meaning specified in Section 5.5(j).
          “Seller’s Account” means the Deposit Account of the Seller identified on Schedule I hereto (or such other account as the Seller and the Agent may agree) and subject to a Shifting Control Deposit Account Agreement.
          “Seller’s Account Bank” has the meaning specified in Section 2.19(d).
          “Servicer” has the meaning specified in Section 6.1.
          “Servicer Fee” has the meaning specified in Section 2.11.
          “Shifting Control Deposit Account Agreement” shall mean an agreement in writing, substantially in the form of Exhibit C hereto (with any changes that the Agent shall have approved), by and among the Seller, the Servicer or any Receivables Administrator, as the case may be, the Agent and any bank at which the relevant Deposit Account of the Seller, the Servicer or any Receivables Administrator is at any time maintained.
          “Shortfall Condition” exists on any day if the aggregate Receivable Interests on such day would exceed 100% (after giving effect to any calculated reduction of Capital by an amount equal to the amount on deposit in the Cash Assets Account as of the close of business on such day pursuant to Section 2.6(a)(ii) or Section 2.7(a)(ii), as applicable).

          “Solvent” and “Solvency” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “Special Receivable Interest” has the meaning specified in the definition of “Receivable Interest” contained in this Section 1.1.
          “Specified Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, treasurer, comptroller or general counsel of the Seller or Servicer, as the context requires.
          “Subordinated Note” has the meaning specified in the Receivables Sale Agreement.
          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified or the context requires otherwise, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of FNIS. For purposes of this Agreement, references to Subsidiaries of FNIS under this Agreement shall be deemed to include Metavante Holdings and its Subsidiaries after giving effect to the Acquisition.
          “Super-Majority Purchasers” means at any time Purchasers holding more than 75% of the aggregate Total Commitments or, after the Termination Date, more than 75% of the aggregate Capital outstanding at such time.
          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, futures contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement or related schedules, including any such obligations or liabilities arising therefrom.

          “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Purchaser or any Affiliate of a Purchaser).
          “Taxes” has the meaning specified in Section 2.14(a).
          “Termination Date” means the earlier of (i) the Commitment Termination Date, and (ii) the date of termination in whole of the aggregate Commitments pursuant to Section 2.4 or 7.1.
          “Termination Repurchase Obligations” has the meaning specified in Section 2.3(a).
          “Threshold Amount” means $150,000,000.
          “Total Commitments” means the aggregate of all Commitments of all Purchasers, as such amount may be reduced from time to time pursuant to Section 2.4 or increased from time to time pursuant to Section 2.20. On the Closing Date, the Total Commitments aggregate $145,000,000.
          “Total Consolidated Assets” means, at any time, the total assets appearing on the most recently prepared consolidated balance sheet of FNIS and its Consolidated Subsidiaries as of the end of the most recent fiscal quarter of the Company and its Consolidated Subsidiaries for which such balance sheet is available, prepared in accordance with GAAP.
          “Transaction Documents” means this Agreement, the Receivables Sale Agreement, each Subordinated Note, the Guaranty, the Control Agreements and each additional security or control documentation delivered or required to be delivered pursuant to any of the foregoing to evidence the interests of the Seller, the Servicer, any Originator, any Receivables Administrator, the Agent and the Purchasers, as applicable, in and to the Restricted Accounts, Receivables, Related Security, Collections and proceeds thereof.
          “Transaction Parties” means the Seller, each Guarantor, each Originator, the Servicer and each Receivables Administrator; provided that any successor Servicer that is not an Originator or an Affiliate of an Originator shall not be considered a Transaction Party for purposes hereof.
          “Triggering Event” means any of the following events: (i) the Termination Date, (ii) the occurrence of an Event of Termination and (iii) the occurrence of a Liquidity Threshold Event.
provided that if, following a Triggering Event described in either clause (ii) or (iii), the related Event of Termination or Liquidity Threshold Event, as applicable, ceases to exist, such Triggering Event shall cease to exist. For the avoidance of doubt, the cessation of an existing Triggering Event does not preclude the occurrence of a subsequent Triggering Event.
          “UCC” means, at any time, the Uniform Commercial Code as from time to time in effect in the State of New York at such time; provided, however, that in the event that, by reason of mandatory provisions of law, the perfection, effect of perfection or non-perfection or priority of the interests of the Agent or the Purchasers in the Pool Receivables, Related Security and Collections created by the Transaction Documents is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
          “Unapplied Cash and Credits” means, at any time, the aggregate amount of Collections or other cash or credits then held by or for the account of the Servicer, any Receivables Administrator, any Originator or the Seller in respect of the payment of Pool Receivables, but not yet applied or reinvested pursuant to Section 2.6 or Section 2.7 or applied pursuant to Section 2.8.
          “Unbilled Receivable” means a Receivable for which, at the time of determination, an invoice or other evidence of an Obligor’s payment obligation for the purchase of goods or services from the Originator has not been rendered.
          “Unbilled Receivables Percentage” means, at any time, the number (expressed as a percentage) equal to (a) the aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool that are Unbilled Receivables at such time divided by (b) the aggregate Outstanding Balance of all Eligible Receivables in the Receivables Pool at such time.
          “United States” and “U.S.” each means United States of America.
          “Unrestricted Subsidiary” means (a) each Subsidiary of FNIS listed on Schedule VII and (b) any Subsidiary of FNIS designated by the board of directors of FNIS as an Unrestricted Subsidiary pursuant to Section 11 of Annex C to the Guaranty subsequent to the Closing Date (and continuing until such time that such designation may be thereafter revoked by FNIS).
          “Unused Commitment Fee” has the meaning specified in Section 2.11.
          “U.S. Dollars”, “Dollars” and “$” each means the lawful currency of the United States.
          “U.S. Purchaser” has the meaning specified in Section 11.7(b).
          “Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA.
          “Yield” means (a) for each Capital Investment made at the Applicable LIBO Rate, for any Yield Period:
          where:
AR =	the Applicable LIBO Rate for such Capital Investment for such Yield Period;

C =	the amount of such Capital Investment;

ED =	the actual number of days elapsed during such Yield Period; and

LC =	all Liquidation Costs, if any, for such Receivable Interest for such Yield Period; and

          (b) for each Capital Investment made at the Applicable Base Rate for any period of time:
          or
          where:
AR =	the Applicable Base Rate from time to time;

C =	the amount of such Capital Investment; and

ED =	the actual number of days elapsed;
provided, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; provided, further, that Yield for any Capital Investment shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.
          “Yield and Fee Reserve” means, as of any date of determination an amount in U.S. Dollars equal to the sum of (A) the Servicer Fee accrued and unpaid through such date, (B) the aggregate Yield, Unused Commitment Fee and Agent’s Fee accrued and unpaid through such date and (C) the aggregate of any other Obligations then accrued and owing hereunder by the Seller to the Purchasers or the Agent.
          “Yield Payment Date” means, (a) as to any Capital Investment other than a Capital Investment made at the Base Rate, the last day of each Yield Period applicable to such Capital Investment and the Termination Date; provided that if any Yield Period for a Capital Investment made at the LIBO Rate exceeds three months, the respective dates that fall every three months after the beginning of such Yield Period shall also be Yield Payment Dates; and (b) as to any Capital Investment made at the Base Rate, the last Business Day of each March, June, September and December and the Termination Date. Upon the occurrence and during the continuance of a Triggering Event or an Event of Termination, accrued and unpaid Yield shall be due and payable on the last Business Day of each month.
          “Yield Period” means, in the case of any Capital Investment made at the LIBO Rate, (a) initially, the period commencing on the date such Capital Investment is made or on the date of conversion of a Capital Investment made at the Base Rate to a Capital Investment made at the LIBO Rate and ending one, two, three or six months thereafter, or to the extent available (as determined by each relevant Purchaser) to all relevant Purchasers, nine or twelve months thereafter, as selected by the Seller in its Notice of Purchase and (b) thereafter, if such Capital Investment is continued, in whole or in part, as a Capital Investment made at the LIBO Rate, a period commencing on the last day of the immediately preceding Yield Period therefor and ending one, two, three or six months thereafter, or to the extent available (as determined by each relevant Purchaser) to all relevant Purchasers, nine or twelve months thereafter, as selected by the Seller in its Notice of Conversion or Continuation given to the Agent; provided, however, that all of the foregoing provisions relating to Yield Periods in respect of Capital Investment made at the LIBO Rates are subject to the following:
     (a) if any Yield Period would otherwise end on a day that is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Yield Period into another calendar month, in which event such Yield Period shall end on the immediately preceding Business Day;

     (b) any Yield Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Yield Period) shall end on the last Business Day of a calendar month;
     (c) the Seller may not select any Yield Period that ends after the Commitment Termination Date; and
     (d) there shall be outstanding at any one time no more than five Yield Periods in the aggregate.
          Section 1.2 Other Terms.
          (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.
          (b) Except where the context requires otherwise, the definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise stated, references to Sections, Articles, Schedules and Exhibits made herein are to Sections, Articles, Schedules or Exhibits, as the case may be, of this Agreement. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person.
          (c) All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein are used herein as defined in such Article 9.
          Section 1.3 Computation of Time Periods.
          Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding” and the word “through” means “through and including”.
ARTICLE II
Amounts and Terms of the Purchases
          Section 2.1 Commitment.
          On the terms and conditions herein set forth, each Purchaser severally agrees to make Purchases (i) on the Closing Date and from time to time thereafter on any Business Day during the period from the Closing Date to the Termination Date and (ii) in an aggregate amount for such Purchaser not to exceed at any time outstanding such Purchaser’s Commitment; provided, however, that no Purchaser shall be obligated to make any Purchase to the extent that, after giving effect to such Purchase, (x) the Capital then outstanding would exceed the Maximum Capital or (y) such Purchaser’s Capital Investment would exceed such Purchaser’s Commitment. Purchases shall be made by the Purchasers simultaneously and ratably in accordance with their respective Commitments.
          Section 2.2 Making Purchases.
          (a) Each Purchase of a Receivable Interest by the Purchasers shall be made on notice from the Seller to the Agent, given not later than (i) 1:00 P.M. (New York time) on the third Business Day before the date of such Purchase in the case of the Purchase of any Receivable Interest initially bearing Yield at the Applicable LIBO Rate and (ii) 12:00 P.M. (New York time) on the Business Day of such Purchase in the case of the Purchase of any Receivable Interest initially bearing Yield at the Applicable Base Rate. Each such notice of a proposed Purchase of a Receivable Interest (a “Notice of Purchase”) shall be by telephone (confirmed promptly thereafter in writing), facsimile or by electronic mail (or similar means), in substantially the form of Exhibit F hereto, and shall specify the requested aggregate amount of such Purchase to be paid to the Seller and the requested Business Day of such Purchase. Each Purchase of any Receivable Interest under this Section 2.2 shall be in an aggregate amount which is an integral multiple of $1,000,000 and which is not less than the lesser of $5,000,000 and the remaining available balance of the Commitments.
          (b) The Agent shall give each Purchaser prompt notice of such Notice of Purchase, the date of such Purchase, and the amount of such Purchaser’s Capital Investment in connection with such Purchase, by telephone or telefax. On the date of such Purchase, each Purchaser shall, upon satisfaction of the applicable conditions set forth in Section 3.2, make available to the Agent its Ratable Portion of the aggregate amount of such Purchase by deposit of such Ratable Portion in same day funds to the Agent’s Office not later than 1:00 P.M. (New York time) on the Business Day specified in the applicable Notice of Purchase, and, after receipt by the Agent of such funds, the Agent shall cause such funds to be made immediately available to the Seller at the Seller’s Account.
          (c) Each Notice of Purchase delivered pursuant to Section 2.2(a) shall be irrevocable and binding on the Seller.
          (d) Unless the Agent shall have received notice from a Purchaser prior to the date of any Purchase that such Purchaser will not make available to the Agent such Purchaser’s Ratable Portion of such Purchase, the Agent may assume that such Purchaser has made such Ratable Portion available to the Agent on the date of such Purchase in accordance with Section 2.2(b), and the Agent may, in reliance upon such assumption, make available to the Seller on such date a corresponding amount. However, if the Agent has received such notice from such Purchaser, the Agent may not make such assumption and may not make available to the Seller on such date such corresponding amount. If and to the extent that such Purchaser (other than a Purchaser that has delivered to the Agent a notice of the type described in the two immediately preceding sentences) shall not have made such Ratable Portion available to the Agent and the Agent has made such Ratable Portion available to the Seller, such Purchaser and the Seller severally agree to pay (to the extent not repaid by the Seller or such Purchaser, respectively) to the Agent promptly on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Seller until the date such amount is repaid to the Agent, at (i) in the case of the Seller, the Yield applicable to such amount and (ii) in the case of such Purchaser, the Federal Funds Rate. If such Purchaser shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Purchaser’s Ratable Portion of such Purchase for purposes of this Agreement.
          (e) The failure of any Purchaser to make available such Purchaser’s Ratable Portion of any Purchase shall not relieve any other Purchaser of its obligation, if any, hereunder to make available such other Purchaser’s Ratable Portion of such Purchase on the date of such Purchase, but no Purchaser shall be responsible for the failure of any other Purchaser to make available such other Purchaser’s Ratable Portion of such Purchase on the date of any Purchase. Nothing herein shall prejudice any rights that the Seller may have against any Purchaser as a result of any default by such Purchaser hereunder.
          Section 2.3 Repurchase of Receivables.
          (a) On the Termination Date, the Seller irrevocably and unconditionally agrees that it shall automatically, without demand or notice or any other action by any Person, repurchase all Receivables from the Purchasers (its “Termination Repurchase Obligation”) for a purchase price equal to the aggregate outstanding Capital at such time (regardless of the Outstanding Balance thereof at such time) plus all accrued Yield then due and payable.
          (b) In the event that the Seller gives notice to the Agent that it intends to effectuate a Guaranty Protection Termination pursuant to Section 7.03(d) of the Receivables Sale Agreement with respect to an Originator, the Agent shall give notice to that effect to the Purchasers specifying the Guaranty Protection Termination Date, which shall be a date not earlier than three Business Days after the date on which the Seller’s notice is received by the Agent. On the Guaranty Protection Termination Date, the Seller shall repurchase from the Purchasers (its “Guaranty Protection Repurchase Obligation”), and the Purchasers shall sell to the Seller, all Receivable Interests of the Purchasers in the Pool Receivables generated by such Originator with respect to which Collections shall not yet have been received in any Restricted Account (other than any Lock-Box Account) prior to the Guaranty Protection Termination Date for a purchase price equal to the Repurchase Amount. The Repurchase Amount shall be subject to Section 2.12(d) and accompanied by accrued and unpaid Yield on such Repurchase Amount to but excluding the Guaranty Protection Termination Date. Upon the repurchase of such Receivable Interests by the Seller pursuant to this Section 2.3(b), all Receivables generated by the applicable Originator shall cease to be Pool Receivables. Should the Purchasers receive any Collections on any such repurchased Receivable Interests, the Purchasers shall promptly remit such Collections to the Seller.
          (c) Each Purchaser acknowledges and agrees to the provisions set forth in this Section 2.3.
          Section 2.4 Termination or Reduction of the Commitments; Voluntary Reductions of Capital.
          (a) The Seller may, upon at least three Business Days’ notice to the Agent, and so long as, after giving effect to a proposed reduction, no Event of Termination or Potential Event of Termination, would exist, terminate in whole or reduce in part, the unused portions of the Commitments of the Purchasers; provided, however, that for purposes of this Section 2.4, the unused portions of the Commitments of the Purchasers shall be computed as (a) the Total Commitments immediately prior to giving effect to such termination or reduction less (b) the outstanding Capital at the time of such computation; provided, further, that each such partial reduction of the unused portions of the Commitments (x) shall be in an amount equal to at least $5,000,000 and shall be an integral multiple of $1,000,000 in excess thereof, (y) shall be made ratably among the Purchasers’ Commitments according to each Purchaser’s Ratable Portion and (z) shall reduce the Total Commitments in an amount equal to each such reduction.
          (b) The Seller may, upon at least three Business Days’ notice to the Agent or upon one Business Day’s notice to the Agent in the case of reductions in outstanding Capital bearing Yield solely at the Applicable Base Rate, reduce the outstanding Capital in whole or in part; provided that each such partial reduction of Capital shall be in a minimum amount of $5,000,000 and an integral multiple of $1,000,000.

          Section 2.5 Receivable Interest.
          (a) On the date of Purchase of any Receivable Interest and on any Guaranty Protection Termination Date, such Receivable Interest shall be initially computed, after giving effect to such Purchase or repurchase pursuant to any Guaranty Protection Repurchase Obligation, as applicable, as of the close of business of the Servicer on such date. Thereafter until the later of the Termination Date or the date on which Capital is reduced to zero, such Receivable Interest shall be automatically recomputed as of the close of business of the Servicer on each day.
          (b) Such Receivable Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.
          (c) Such Receivable Interest shall become zero at such time as the Purchasers of such Receivable Interest shall have received the accrued Yield for such Receivable Interest, shall have recovered the Capital Investment of such Receivable Interest, and shall have received payment of all other amounts then payable by the Seller to such Purchasers, and the Servicer shall have received the accrued the Servicer Fee for such Receivable Interest.
          Section 2.6 Ordinary Settlement Procedures.
          (a) On the second Business Day of each week (other than a Liquidation Day or a day on which a Triggering Event exists), or more frequently if desired by the Servicer or required by the Seller, the Servicer shall, out of Collections of Pool Receivables received by the last Business Day of the week immediately preceding such day (or as of a more current date if desired by the Servicer or required by the Seller):
     (i) first, to the extent then due and payable, pay to the Servicer (if the Servicer is not an Originator or an Affiliate of an Originator) or the Agent and the Purchasers, as applicable, an amount in U.S. Dollars equal to the Servicer Fee, the Yield, the Unused Commitment Fee, the Agent’s Fee and any other Obligations of the Seller;
     (ii) second, if (A) such day is the second Business Day of the week following the week in which a Seller Report is or is required to be delivered, (B) a Shortfall Condition exists as of the last day of the period covered by such Seller Report, and (C) the Agent does not receive an updated Seller Report demonstrating that a Shortfall Condition does not exist on such second Business Day, distribute to the Agent for the account of the Purchasers an amount in U.S. Dollars equal to that amount, if any, which would be required to reduce Capital so that the aggregate Receivable Interests would not, after giving effect to such application and the Collections of Pool Receivables and the addition of new Pool Receivables on such day and the resulting automatic recomputation of such Receivable Interests pursuant to Section 2.5 as of the end of such day, exceed 100%; provided that (x) the Agent shall apply such amount, first, to reduce all Capital Investments as to which Yield is determined on the basis of the Base Rate and (y) second, to reduce all Capital Investments as to which Yield is determined on the basis of the LIBO Rate; provided that in lieu of immediately reducing the Capital Investments as to which Yield is determined on the basis of the LIBO Rate, the Agent, at the direction of the Seller, may transfer such amount to the Cash Assets Account and such amount shall be deemed to reduce Capital by the amount so held pending application thereof to reduce Capital Investments as to which Yield is calculated on the basis of the LIBO Rate on the last day of each Yield Period applicable thereto (occurring in chronological order);

provided, further, however, that if the Agent subsequently receives a request from the Servicer or the Seller for a withdrawal of all or a portion of such amounts that are then held in the Cash Assets Account and a Seller Report demonstrating that a Shortfall Condition, after giving effect to such requested withdrawal, does not exist, then the Agent shall release such amounts to the Servicer for further application under this Section 2.6(a);
     (iii) third, distribute to the Agent for the account of the Purchasers of each Receivable Interest an amount in U.S. Dollars equal to that amount, if any, then required to be applied to reduce the Capital Investment of such Receivable Interest pursuant to the notice of the Seller delivered under Section 2.4(b);
     (iv) fourth, distribute to the Agent for deposit into the Cash Assets Account such amount as the Seller, at its option, has specified to the Agent, which amount shall be deemed to reduce Capital by a corresponding amount; provided, however, that if the Agent subsequently receives a request from the Servicer for a withdrawal of all or a portion of such amounts that are then held in the Cash Assets Account and a Seller Report demonstrating that a Shortfall Condition, after giving effect to such requested withdrawal, does not exist, then the Agent shall release such amounts to the Servicer for further application under this Section 2.6(a).
     (v) fifth, to the extent then due and payable, distribute to the Servicer (if the Servicer is an Originator or an Affiliate of an Originator) the accrued Servicer Fee; and
     (vi) sixth, reinvest the remainder of such Collections, for the benefit of the Purchasers, which reinvestment shall result in (x) an automatic recomputation of the undivided percentage interest represented by such Receivable Interest pursuant to Section 2.5 as of the end of such day and (y) the payment of such remainder to the Seller; provided, however, that to the extent the Agent or any Purchaser shall be required for any reason to pay over any amount representing Collections which have been previously reinvested for the benefit of such Purchaser pursuant hereto, such amount shall be deemed not to have been so reinvested but rather to have been retained by the Seller and paid over for the account of such Purchaser and, notwithstanding any provision herein to the contrary, such Purchaser shall have a claim for such amount;
provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any amounts described in any of clauses first, second, third, fourth and fifth above, the available funds being applied with respect to any such amounts (unless otherwise specified in such clause) shall be allocated to the payment of the amounts referred to in such clause ratably, based on the proportion of the Servicer’s, the Agent’s or the Purchasers’ interest in the aggregate outstanding amounts described in such clause.
          (b) Notwithstanding anything to the contrary in any Transaction Document (but subject to Section 2.7 and Section 2.8), all amounts in the Concentration Account shall be automatically transferred to the Seller’s Account, and payments and distributions by the Servicer pursuant to Section 2.6(a) shall be made from funds so transferred to the Seller’s Account.

          Section 2.7 Triggering Event Settlement Procedures.
          (a) On each Business Day (other than a Liquidation Day) on which a Triggering Event exists, the Agent (and not the Servicer) shall, out of Collections of Pool Receivables received on such Business Day:
     (i) first, to the extent then due and payable, pay to the Servicer (if the Servicer is not an Originator or an Affiliate of an Originator), the Agent and the Purchasers, as applicable, an amount in U.S. Dollars equal to the Servicer Fee, the Yield, the Unused Commitment Fee, the Agent’s Fee and any other Obligations of the Seller;
     (ii) second, if (A) such day is the second Business Day following the date on which a Seller Report is or is required to be delivered, (B) a Shortfall Condition exists as of the last day of the period covered by such Seller Report, and (C) the Agent does not receive an updated Seller Report demonstrating that a Shortfall Condition does not exist on such second Business Day, distribute to the Agent for the account of the Purchasers an amount in U.S. Dollars equal to that amount, if any, which would be required to reduce Capital so that the aggregate Receivable Interests would not, after giving effect to such application and the Collections of Pool Receivables and the addition of new Pool Receivables on such day and the resulting automatic recomputation of such Receivable Interests pursuant to Section 2.5 as of the end of such day, exceed 100%; provided that (x) the Agent shall apply such amount, first, to reduce all Capital Investments as to which Yield is determined on the basis of the Base Rate and (y) second, to reduce all Capital Investments as to which Yield is determined on the basis of the LIBO Rate; provided that in lieu of immediately reducing the Capital Investments as to which Yield is determined on the basis of the LIBO Rate, the Agent, at the direction of the Seller, may transfer such amount to the Cash Assets Account and such amount shall be deemed to reduce Capital by the amount so held pending application thereof to reduce Capital Investments as to which Yield is calculated on the basis of the LIBO Rate on the last day of each Yield Period applicable thereto (occurring in chronological order); provided, further, however, that if the Agent subsequently receives a request from the Servicer or the Seller for a withdrawal of all or a portion of such amounts that are then held in the Cash Assets Account and a Seller Report demonstrating that a Shortfall Condition does not exist and certifying that either (x) the conditions to an Investment Event would be satisfied or (y) a Triggering Event ceases to exist, in each case after giving effect to such requested withdrawal, then the Agent shall release such amounts for further application under this Section 2.7(a);
     (iii) third, distribute to the Purchasers of each Receivable Interest an amount in U.S. Dollars equal to that amount, if any, then required to be applied to reduce the Capital Investment of such Receivable Interest pursuant to the notice of the Seller delivered under Section 2.4(b);
     (iv) fourth, deposit into the Cash Assets Account such amount as the Seller, at its option, has specified to the Agent, which amount shall be deemed to reduce Capital by a corresponding amount; provided, however, that if the Agent subsequently receives a request from the Servicer or the Seller for a withdrawal of all or a portion of such amounts that are then held in the Cash Assets Account and a Seller Report demonstrating that a Shortfall Condition does not exist and certifying that either (x) the conditions to an Investment Event would be satisfied or (y) a Triggering Event ceases to exist, in each case after giving effect to such requested withdrawal, then the Agent shall release such amounts for further application under this Section 2.7(a);
     (v) fifth, to the extent then due and payable, distribute to the Servicer (if the Servicer is an Originator or an Affiliate of an Originator) the accrued Servicer Fee; and
     (vi) sixth, reinvest the remainder of such Collections, for the benefit of the Purchasers, which reinvestment shall result in (x) the automatic recomputation of the undivided percentage interest represented by such Receivable Interest pursuant to Section 2.5 as of the end of such day and (y) the payment of such remainder to the Seller; provided, however, that (A) to the extent the Agent or any Purchaser shall be required for any reason to pay over any amount representing Collections which have been previously reinvested for the benefit of such Purchaser pursuant hereto, such amount shall be deemed not to have been so reinvested but rather to have been retained by the Seller and paid over for the account of such Purchaser and, notwithstanding any provision herein to the contrary, such Purchaser shall have a claim for such amount and (B) either (I) if a Liquidity Threshold Event has occurred and is continuing on any such day or (II) if the conditions to an Investment Event would not be satisfied on such day, such reinvestment and payment shall not be made and instead such remainder shall be applied to reduce all Capital Investments as follows: (1) first, to reduce all Capital Investments as to which Yield is determined on the basis of the Base Rate and (2) second, to reduce all Capital Investments as to which Yield is determined on the basis of the LIBO Rate; provided that in lieu of immediately reducing the Capital Investments as to which Yield is determined on the basis of the LIBO Rate, the Agent, at the direction of the Seller, may transfer such amount to the Cash Assets Account and such amount shall be deemed to reduce Capital by the amount so held pending application thereof to reduce Capital Investments as to which Yield is calculated on the basis of the LIBO Rate on the last day of each Yield Period applicable thereto (occurring in chronological order); provided, further, however, that if the Agent subsequently receives a request from the Servicer or the Seller for a withdrawal of all or a portion of such amounts that are then held in the Cash Assets Account and either (I) the Agent receives a Seller Report demonstrating that a Shortfall Condition does not exist and certifying that either the conditions to an Investment Event would be satisfied or a Triggering Event does not exist, in each case after giving effect to such requested withdrawal, or (II) the aggregate Capital is zero, then the Agent shall release such amounts for reinvestment and payment to the Seller;
provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any amounts described in any of clauses first, second, third, fourth and fifth above, the available funds being applied with respect to any such amounts (unless otherwise specified in such clause) shall be allocated to the payment of the amounts referred to in such clause ratably, based on the proportion of the Servicer’s, the Agent’s or the Purchasers’ interest in the aggregate outstanding amounts described in such clause.
          (b) On each Business Day during which a Triggering Event exists (other than on a Liquidation Day), all amounts in the Concentration Account shall be automatically transferred to the Agent’s Account, and payments and distributions by the Agent pursuant to Section 2.7(a) shall be made from funds in the Agent’s Account.

          Section 2.8 Liquidation Settlement Procedures.
          On each Liquidation Day, the Agent shall transfer to the Agent’s Account the Collections of Pool Receivables received on such day, and the Agent shall apply such Collections, and all amounts held in the Cash Assets Account, as follows:
     (i) first, to pay Obligations of the Seller to the Agent under any Transaction Document in respect of any expense reimbursements, Cash Management Obligations or indemnities then due to the Agent;
     (ii) second, to pay Obligations of the Seller to the Purchasers under any Transaction Document in respect of any expense reimbursements or indemnities then due to such Persons;
     (iii) third, to the extent then due and payable, to the Servicer (if the Servicer is not an Originator or an Affiliate of an Originator) in payment of the accrued Servicer Fee then due and payable, and to the Purchasers in payment of the accrued Unused Commitment Fees;
     (iv) fourth, to the Purchasers in payment of the accrued Yield then due and payable;
     (v) fifth, to the Purchasers (A) in satisfaction of the Termination Repurchase Obligations and (B) in reduction (to zero) of the Capital Investments in respect of each Receivable Interest;
     (vi) sixth, to the Purchasers or the Agent in ratable payment of any other Obligations owed by the Seller hereunder or under any other Transaction Document (except for the Servicer Fee);
     (vii) seventh, to the extent then due and payable, to the Servicer (if the Servicer is an Originator or an Affiliate of an Originator) in payment of the accrued Servicer Fee; and
     (viii) to the extent of any remainder, to the Seller;
provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any amounts described in any of clauses first, second, third, fourth, fifth, sixth and seventh above, the available funds being applied with respect to any such amounts (unless otherwise specified in such clause) shall be allocated to the payment of the amounts referred to in such clause ratably, based on the proportion of the Servicer’s, the Agent’s or the Purchasers’ interest in the aggregate outstanding amounts described in such clause.
          Section 2.9 General Settlement Procedures.
          (a) Except as set forth in clauses (b) and (c) below or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Pool Receivable shall be applied to Pool Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest such Pool Receivable, except if payment is designated by such Obligor for application to specific Pool Receivables.

          (b) If, on any day, the Outstanding Balance of a Pool Receivable is either (x) reduced as a result of any defective, rejected or returned goods or services, any discount, or any adjustment by the Seller or any Originator, or (y) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or any Originator (whether such claim arises out of the same or a related transaction or an unrelated transaction), and if after giving effect to such reduction or cancellation a Shortfall Condition exists, the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 5.1(i).
          (c) If on any day (x) any of the representations or warranties in Section 4.1(h) is no longer true with respect to any Pool Receivable or (y) it is discovered that any Receivable that was included in the Net Receivables Pool Balance as an Eligible Receivable was not an Eligible Receivable at the time of such inclusion, and if after giving effect to such breach or discovery a Shortfall Condition exists, the Seller shall be deemed to have received on such day a Collection in full of such Pool Receivable and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 5.1(i).
          Section 2.10 Payments and Computations, Etc.
          (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder (including any Repurchase Amount) shall be paid or deposited in accordance with the terms hereof no later than 1:00 P.M. (New York time) on the day when due in U.S. Dollars in same day funds to the Agent’s Office. The Servicer or the Agent, as applicable, shall promptly thereafter (but in any event, no later than 4:00 P.M. (New York time) on such day) cause to be distributed (i) like funds relating to the payment out of Collections in respect of Capital, Yield, the Servicer Fee or other Obligations payable out of Collections, to the Purchasers (according to each Purchaser’s Ratable Portion) and the Servicer in accordance with the provisions of Section 2.6, 2.7, or 2.8, as applicable and (ii) like funds relating to the payment by the Seller of other Obligations payable by the Seller hereunder, to the parties hereto for whose benefit such funds were paid (and if such funds are insufficient, such distribution shall be made, subject to Section 2.6, 2.7 or 2.8, as applicable, ratably in accordance with the respective amounts thereof), it being understood and agreed that (subject to Section 2.7 and Section 2.8) all like funds remaining thereafter (if any) shall be deposited in the Seller’s Account as payment to the Seller in accordance with Section 2.6(a)(vi)(y). Upon the Agent’s acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.2, from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
          (b) The Seller shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due hereunder (except for those amounts with respect to which Yield accrues) at 2.00% per annum above the Base Rate in effect from time to time, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and distributed by the Agent to, the applicable Purchasers ratably in accordance with their respective interests in such overdue amount.
          (c) All computations of interest and all computations of Yield based on the Applicable LIBO Rate, all Unused Commitment Fee and all other per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. All computations of Yield based on the Applicable Base Rate shall be made on the basis of a year of 365 or 366 days, as applicable, for the actual number of days (including the first but excluding the last day) elapsed.
          (d) Unless the Agent shall have received notice from the Servicer or the Seller prior to the date on which any payment is due to the Purchasers hereunder that the Servicer or the Seller, as the case may be, will not make such payment in full, the Agent may assume that the Servicer or the Seller, as the case may be, has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Purchaser on such due date an amount equal to the amount then due such Purchaser. If and to the extent the Servicer or the Seller, as the case may be, shall not have so made such payment in full to the Agent, each Purchaser shall repay to the Agent promptly on demand such amount distributed to such Purchaser together with interest thereon, for each day from the date such amount is distributed to such Purchaser until the date such Purchaser repays such amount to the Agent, at the Federal Funds Rate.
          Section 2.11 Yield and Fees.
          (a) All Capital Investments and the outstanding amount of all other Obligations hereunder shall bear a Yield, in the case of Capital Investments, on the amount thereof from the date such Capital Investments are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, at the Applicable Yield. Accrued Yield shall be payable on each Yield Payment Date.
          (b) The Seller shall pay to the Agent such fees as are set forth in the Fee Letter.
          (c) The Seller shall pay to the Agent for remittance to the Servicer a fee (the “Servicer Fee”) of 0.50% per annum on the average daily balance of Collections of the Pool Receivables for the most recently completed quarter, from the date of the initial Purchase hereunder until the later of the Termination Date or the date on which Capital is reduced to zero, payable in arrears on the applicable Payment Date; provided, however, that, if at any time, the Servicer is not an Originator or an Affiliate of an Originator, the Servicer shall be paid, as such fee, the greater of (i) such amount and (ii) 120% of its reasonable out-of-pocket costs and expenses incurred by it in servicing, administering and collecting the Pool Receivables; and, provided further, that such fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.6, 2.7 and 2.8.
          (d) The Seller agrees to pay to each Purchaser an unused commitment fee on the actual daily amount by which the Commitment of such Purchaser exceeds such Purchaser’s Capital Investments (the “Unused Commitment Fee”) from the date hereof through the Termination Date at the rate of 1.00% per annum, payable in arrears on the applicable Payment Date.
          Section 2.12 Special Provisions Governing Capital Investments at the Applicable LIBO Rate.
          (a) Increased Costs and Reduced Returns. If any Purchaser determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Purchaser’s compliance therewith, there shall be any increase in the cost to such Purchaser of agreeing to make or making, funding or maintaining LIBO Rate Capital Investments, or a reduction in the amount received or receivable by such Purchaser in connection with any of the foregoing (excluding for purposes of this Section 2.12 any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 2.14 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Purchaser is organized, is doing business or maintains a lending office and (iii) reserve requirements contemplated by Section 2.12(e), then from time to time within 30 days following written demand of such Purchaser setting forth in reasonable detail such increased costs (with a copy of such demand to the Agent given in accordance with Section 2.17), the Seller shall pay to such Purchaser such additional amounts as will compensate such Purchaser for such increased cost or reduction).
          (b) Inability to Determine Rates. If the Required Purchasers determine that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Yield Period with respect to a proposed LIBO Rate Capital Investment, or that the LIBO Rate for any requested Yield Period with respect to a proposed LIBO Rate Capital Investment does not adequately and fairly reflect the cost to such Purchasers of funding such Capital Investment, or that deposits are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Yield Period of such LIBO Rate Capital Investment, the Agent will promptly so notify the Seller and each Purchaser. Thereafter, the obligation of the Purchasers to make or maintain LIBO Rate Capital Investments shall be suspended until the Agent (upon the instruction of the Required Purchasers) revokes such notice. Upon receipt of such notice, the Seller may revoke any pending request for a Capital Investment or conversion to or continuation of LIBO Rate Capital Investments or, failing that, will be deemed to have converted such request into a request for a Base Rate Capital Investment in the amount specified therein.
          (c) Illegality. If any Purchaser determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Purchaser to make, maintain or fund LIBO Rate Capital Investments, or to determine or charge interest rates based upon the Applicable LIBO Rate, then, on notice thereof by such Purchaser to the Seller through the Agent, any obligation of such Purchaser to make or continue LIBO Rate Capital Investments or to convert Base Rate Capital Investments to LIBO Rate Capital Investments, shall be suspended until such Purchaser notifies the Agent and the Seller that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Seller shall, upon demand from such Purchaser (with a copy to the Agent), prepay or convert all LIBO Rate Capital Investments of such Purchaser to Base Rate Capital Investments, either on the last day of the Yield Period therefor, if such Purchaser may lawfully continue to maintain such LIBO Rate Capital Investments to such day, or immediately, if such Purchaser may not lawfully continue to maintain such LIBO Rate Capital Investments. Upon any such prepayment or conversion, the Seller shall also pay accrued Yield on the amount so prepaid or converted.
          (d) Funding Losses. Upon demand of any Purchaser (with a copy to the Agent), the Seller shall promptly compensate such Purchaser for and hold such Purchaser harmless from any loss, cost or expense incurred as follows (collectively, “Liquidation Cost”):
     (i) if a proposed Capital Investment, conversion into Capital Investments at the Applicable LIBO Rate or Continuation does not occur on a date specified therefor in a Notice of Purchase given by the Seller or in a telephonic request by it for Purchase or a successive Yield Period does not commence after notice therefor is given hereunder;
     (ii) if for any reason any Capital Investment at the Applicable LIBO Rate is reduced (including mandatorily pursuant to Section 2.3(b), 2.7 or 2.8) on a date that is not the last day of the applicable Yield Period;
     (iii) as a consequence of a required conversion of a Capital Investment at the Applicable LIBO Rate to Capital Investment at the Applicable Base Rate as a result of any of the events indicated in Section 2.12(c) above; or

     (iv) as a consequence of any failure by the Seller to reduce Capital Investment at the Applicable LIBO Rate when required by the terms hereof;
including any loss or expense arising from the liquidation or reemployment of funds obtained by such Purchaser to make such Capital Investment, any foreign exchange losses or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract.
For purposes of calculating amounts payable by the Seller to any Purchaser under this Section 2.12(d), such Purchaser shall be deemed to have funded each LIBO Rate Capital Investment made by it at the Applicable LIBO Rate by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such LIBO Rate Capital Investment was in fact so funded.
          (e) Reserves on LIBO Rate Capital Investments.
     (i) If any Purchaser is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), the Seller shall pay to such Purchaser additional Yield on the outstanding amount of each LIBO Rate Capital Investment equal to the actual costs of such reserves allocated to such Capital Investment by such Purchaser (as determined by such Purchaser in good faith, which determination shall be conclusive in the absence of manifest error).
     (ii) If any Purchaser is required to comply with any reserve ratio requirement or analogous requirement of any other Governmental Authority imposed in respect of the maintenance of the Commitments or the funding of the LIBO Rate Capital Investments, the Seller shall pay such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Capital Investment by such Purchaser (as determined by such Purchaser in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which Yield is payable on such Capital Investment.
Any Purchaser requesting payment from the Seller under Section 2.12(e)(i) or (ii) shall give the Seller at least 15 days’ prior notice (with a copy to the Agent). If a Purchaser fails to give notice 15 days prior to the relevant Yield Payment Date, such additional Yield or cost shall be due and payable 15 days from receipt of such notice.
          Section 2.13 Capital Adequacy.
          If any Purchaser determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Purchaser therewith, has the effect of reducing the rate of return on the capital of such Purchaser or any Person controlling such Purchaser as a consequence of such Purchaser’s obligations hereunder (taking into consideration such Purchaser’s policies with respect to capital adequacy and desired return on capital), then from time to time within 30 days following written demand of such Purchaser setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Agent given in accordance with Section 2.17), the Seller shall pay to such Purchaser such additional amounts as will compensate such Purchaser for such reduction.

          Section 2.14 Taxes.
          (a) Except as provided in this Section 2.14, any and all payments by the Seller to or for the account of the Agent or any Purchaser under any Transaction Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of the Agent and each Purchaser, taxes imposed on or measured by its net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which the Agent or such Purchaser, as the case may be, is organized, is (or was, during the relevant period) doing business or maintains a lending office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). Notwithstanding anything to the contrary contained herein, any withholding tax imposed at any time on payments made by or on behalf of the Seller to any Purchaser hereunder or under any other Transaction Document shall be deemed to be Taxes hereunder so long as such Purchaser shall have complied with Section 11.7.
          (b) If the Seller shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Transaction Document to the Agent or any Purchaser, (i) except to the extent provided in Sections 2.14(e) and 2.14(f) below, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14), each of the Agent and such Purchaser receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller shall make such deductions, (iii) the Seller shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Seller shall furnish to the Agent or such Purchaser (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent.
          (c) The Seller also agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Transaction Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Transaction Document (hereinafter referred to as “Other Taxes”).
          (d) The Seller agrees to indemnify the Agent and each Purchaser for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.14) paid by the Agent and such Purchaser, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided the Agent or such Purchaser, as the case may be, provides the Seller with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 2.14(d) shall be made within 30 days after the date such Purchaser or the Agent makes a demand therefor.
          (e) The Seller shall not be required pursuant to this Section 2.14 to pay any additional amount to, or to indemnify, any Purchaser or the Agent, as the case may be, to the extent that such Purchaser or the Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Purchaser or the Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Purchaser or the Agent, except to the extent that any such change is requested or required in writing by the Seller (and provided that nothing in this clause (e) shall be construed as relieving the Seller from any obligation to make such payments or indemnification in the event of a change in place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).
          (f) If a Purchaser or the Agent is subject to United States withholding tax at a rate in excess of zero percent at the time such Purchaser or the Agent, as the case may be, first becomes a party to this Agreement, withholding tax at such rate shall be considered excluded from Taxes unless and until such Purchaser or the Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if at the date of the Assignment and Acceptance pursuant to which a Purchaser becomes a party to this Agreement, the Purchaser assignor was entitled to payments under clause (a) of this Section 2.14 in respect of United States withholding tax with respect to Yield paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Purchaser assignee on such date.
          (g) If any Purchaser or the Agent shall become aware that it is entitled to receive a refund in respect of amounts paid by the Seller pursuant to this Section 2.14, which refund in the good faith judgment of such Purchaser or the Agent is allocable to such payment, it shall promptly notify the Seller of the availability of such refund and shall, within 30 days after the receipt of a request from the Seller, apply for such refund; provided that in the sole reasonable judgment of the Purchaser or the Agent, applying for such refund would not be disadvantageous to it.
          (h) If any Purchaser or the Agent receives a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Seller pursuant to this Section 2.14, it shall promptly remit such refund (including any interest included in such refund) to the Seller (to the extent that it determines that it can do so without prejudice to the retention of the refund), net of all out-of-pocket expenses of the Purchaser or the Agent, as the case may be; provided that the Seller, upon the request of the Purchaser or the Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Purchaser or the Agent, as the case may be, shall, at the Seller’s request, provide the Seller with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority; provided that such Purchaser or the Agent may delete any information therein that such Purchaser or the Agent deems confidential.
          (i) Nothing in this Section 2.14 shall interfere with the right of a Purchaser or the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Purchaser or the Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Purchaser or the Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
          Section 2.15 Sharing of Payments, Etc.
          If any Purchaser shall obtain any payment (whether voluntarily, involuntarily, through the exercise of any right of set-off or otherwise) on account of the Purchases made by it (other than with respect to payments due to such Purchaser pursuant to Section 2.12, 2.13 or 2.14) in excess of its Ratable Portion of payments on account of the Purchases obtained by all the Purchasers, such Purchaser shall forthwith purchase from the other Purchasers such interests in the Receivable Interests purchased by them as shall be necessary to cause such Purchaser to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such

Purchaser, such purchase from each other Purchaser shall be rescinded and such other Purchaser shall repay to the Purchaser the purchase price to the extent of such recovery together with an amount equal to such other Purchaser’s Ratable Portion (according to the proportion of (a) the amount of such other Purchaser’s required repayment to (b) the total amount so recovered from the Purchaser) of any interest or other amount paid or payable by the Purchaser in respect of the total amount so recovered. The Seller agrees that any Purchaser so purchasing an interest in Receivable Interests from another Purchaser pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest in Receivable Interests as fully as if such Purchaser were the direct creditor of the Seller in the amount of such interest in Receivable Interests.
          Section 2.16 Conversion/Continuation Option.
          (a) The Seller may elect (i) at any time on any Business Day, to convert Capital Investments bearing Yield at the Applicable Base Rate or any portion thereof to Capital Investments bearing Yield at the Applicable LIBO Rate and (ii) at the end of any applicable Yield Period, to convert Capital Investments bearing Yield at the Applicable LIBO Rate or any portion thereof into Capital Investments bearing Yield at the Applicable Base Rate or to continue such Capital Investments bearing Yield at the Applicable LIBO Rate or any portion thereof for an additional Yield Period; provided, however, that the aggregate amount of the Capital Investments bearing Yield at the Applicable LIBO Rate for each Yield Period must be in an amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each Conversion or Continuation shall be allocated among the Capital Investments of each Purchaser in accordance with such Purchaser’s Receivable Interest. Each such election shall be in substantially the form of Exhibit G (a “Notice of Conversion or Continuation”) and shall be made by giving the Agent at least three Business Days’ prior written notice specifying (A) the amount and type of Capital Investment being converted or continued, (B) in the case of a conversion to Capital Investments bearing Yield at the Applicable LIBO Rate or a Continuation, the applicable Yield Period and (C) in the case of a Conversion, the date of such Conversion.
          (b) The Agent shall promptly notify each Purchaser of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Capital Investments bearing Yield at the Applicable Base Rate to Capital Investments bearing Yield at the Applicable LIBO Rate and no Continuation upon the expiration of any applicable Yield Period shall be permitted at any time at which (i) an Event of Termination shall have occurred and be continuing or (ii) the continuation of, or conversion into, a Capital Investment bearing Yield at the Applicable LIBO Rate would violate any provision of Section 2.12. If, within the time period required under the terms of this Section 2.16, the Agent does not receive a Notice of Conversion or Continuation from the Seller containing a permitted election to continue any Capital Investments bearing Yield at the Applicable LIBO Rate for an additional Yield Period or to convert any such Capital Investments, then, upon the expiration of the applicable Yield Period, such Capital Investments shall, subject to Section 3.2, be automatically continued as Capital Investments bearing Yield at the Applicable LIBO Rate with a Yield Period of one month. Each Notice of Conversion or Continuation shall be irrevocable.
          Section 2.17 Matters Applicable to All Requests for Compensation
          (a) The Agent or any Purchaser claiming compensation under Section 2.12, 2.13 or 2.14 shall deliver a certificate to the Seller contemporaneously with the demand for payment setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, the Agent or such Purchaser may use any reasonable averaging and attribution methods.

          (b) With respect to any Purchaser’s claim for compensation under any of Sections 2.12 through Section 2.14, the Seller shall not be required to compensate such Purchaser for any amount incurred more than 180 days prior to the date that such Purchaser notifies the Seller of the event that gives rise to such claim; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Purchaser requests compensation from the Seller under any of Sections 2.12(a), 2.12(e) or 2.13, the Seller may, by notice to such Purchaser (with a copy to the Agent), suspend the obligation of such Purchaser to make or continue from one Yield Period to another LIBO Rate Capital Investments, or to convert Base Rate Capital Investments into LIBO Rate Capital Investments, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 2.17(c) shall be applicable); provided that such suspension shall not affect the right of such Purchaser to receive the compensation so requested.
          (c) If the obligation of any Purchaser to make or continue from one Yield Period to another any LIBO Rate Capital Investment (or to convert Base Rate Capital Investments into LIBO Rate Capital Investments) shall be suspended pursuant to Section 2.17(b) hereof, such Purchaser’s LIBO Rate Capital Investments shall be automatically converted into Base Rate Capital Investments on the last day(s) of the then current Yield Period(s) for such LIBO Rate Capital Investments (or, in the case of an immediate conversion required by 2.12(c), on such earlier date as required by Law) and, unless and until such Purchaser gives notice as provided below that the circumstances specified in Sections 2.12 (other than clause (d) thereof) through Section 2.14 hereof that gave rise to such conversion no longer exist:
     (i) to the extent that such Purchaser’s LIBO Rate Capital Investments have been so converted, all payments and prepayments of Capital that would otherwise be applied to such Purchaser’s LIBO Rate Capital Investment shall be applied instead to its Base Rate Capital Investments; and
     (ii) all Capital Investments that would otherwise be made or continued from one Yield Period to another by such Purchaser as LIBO Rate Capital Investments shall be made or continued instead as Base Rate Capital Investments, and all Base Rate Capital Investments of such Purchaser that would otherwise be converted into LIBO Rate Capital Investments shall remain as Base Rate Capital Investments.
          (d) If any Purchaser gives notice to the Seller (with a copy to the Agent) that the circumstances specified in any of Sections 2.12 (other than clause (d) thereof) through Section 2.14 that gave rise to the conversion of such Purchaser’s LIBO Rate Capital Investments pursuant to this Section 2.17 no longer exist (which such Purchaser agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBO Rate Capital Investments made by other Purchasers are outstanding, such Purchaser’s Base Rate Capital Investments shall be automatically converted, on the first day(s) of the next succeeding Yield Period(s) for such outstanding LIBO Rate Capital Investments, to the extent necessary so that, after giving effect thereto, all Capital Investments held by the Purchasers holding LIBO Rate Capital Investments and by such Purchaser are held pro rata (as to Capital, Yield basis, and Yield Periods) in accordance with their respective Commitments.
          (e) Each Purchaser agrees that (i) upon the occurrence of any event giving rise to the operation of 2.14(b) or (d) with respect to such Purchaser it will, if requested by the Seller, use commercially reasonable efforts (subject to such Purchaser’s internal policies and any legal or regulatory restrictions) to avoid the consequences of such event.

          Section 2.18 Replacement of Purchasers Under Certain Circumstances. (a) If at any time:
     (i) the Seller becomes obligated to pay additional amounts or indemnity payments described in Section 2.12(a) or (e), Section 2.13 or Section 2.14, as a result of any condition described in such Sections or any Purchaser ceases to make LIBO Rate Capital Investments as a result of any condition described in Section 2.12(a), (c) or (e), Section 2.13 or Section 2.14, or
     (ii) any Purchaser becomes a Defaulting Purchaser,
          then the Seller may, on ten Business Days’ prior written notice to the Agent and such Purchaser, either:
     (1) replace such Purchaser by causing such Purchaser to (and such Purchaser shall be obligated to) assign 100% of its Commitments and Capital Investments plus any accrued and unpaid Yield and fees with respect thereto pursuant to Section 9.1(a) (with the assignment fee to be paid by the Seller unless waived by the Agent in such instance) all of its relevant rights and obligations under this Agreement to one or more Persons; provided that neither the Agent nor any Purchaser shall have any obligation to the Seller to find a replacement Purchaser or other such Person or
     (2) terminate the Commitment of such Purchaser and repay all obligations of the Seller owing to such Purchaser relating to the Capital Investments held by such Purchaser as of such termination date.
          (b) Any Purchaser being replaced pursuant to Section 2.18(a) above shall execute and deliver an Assignment and Acceptance with respect to such Purchaser’s Commitment and outstanding Capital Investments.
          (c) Pursuant to an Assignment and Acceptance arising by operation of Section 2.18(b), (i) the assignee Purchaser shall acquire all or a portion, as the case may be, of the assigning Purchaser’s Commitment and outstanding Capital Investments, (ii) all obligations of the Seller owing to the assigning Purchaser relating to the Capital Investments so assigned shall be paid in full by the assignee Purchaser to such assigning Purchaser concurrently with the execution of such Assignment and Acceptance and (iii) upon such payment, the assignee Purchaser shall become a Purchaser hereunder and the assigning Purchaser shall cease to be a Purchaser hereunder with respect to such assigned Capital Investments and Commitments, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Purchaser.
          (d) The Seller shall also be entitled to replace a Dissenting Purchaser in accordance with Section 11.1(b).
          Section 2.19 Restricted Accounts; Investment of Amounts in the Cash Assets Account.
          (a) The Lock Boxes and Lock-Box Accounts.
     (i) The Seller, the Servicer and/or the Receivables Administrators have established on or prior to the Closing Date with each Lock-Box Bank one or more Lock-Box Accounts. The Seller, the Servicer and the Receivables Administrators agree that the Agent shall have control of each Lock-Box Account and all monies, instruments and other property from time to time on deposit therein pursuant to a Shifting Control Deposit Account Agreement.

     (ii) On or prior to the Closing Date, the Seller, the Servicer and/or the Receivables Administrators shall have instructed all existing Obligors of Pool Receivables, and after the Closing Date shall instruct all future Obligors of such Pool Receivables, to make payments in respect thereof only (A) by check or money order mailed to one or more lock boxes (which may be at an address of the Seller, the Servicer and/or any Receivables Administrator) or post office boxes in the name of the Seller, the Servicer or any Receivables Administrator (each, a “Lock Box” and collectively the “Lock Boxes”) or (B) by wire transfer or moneygram directly to a Lock-Box Account. Schedule I lists all Lock Boxes and all Lock-Box Banks at which the Seller, the Servicer or any Receivables Administrator maintains a Lock Box Account (subject to any updates to such Schedule made after the Closing Date by the Seller or the Servicer that are delivered to the Agent and the Purchasers (each, a “Permitted Account Update”), and such schedule correctly identifies (1) with respect to each such Lock Box Bank, the name, address and telephone number thereof, (2) with respect to each Lock-Box Account, the name in which such account is held and the complete account number therefor and (3) with respect to each Lock Box, the lock box number and address thereof. The Seller, the Servicer or a Receivables Administrator shall (i) endorse, to the extent necessary, all checks or other instruments received in any Lock Box with respect to Collections of Pool Receivables and deposit, in the form so received (with all necessary endorsements), such checks or other instruments into the Concentration Account no later than the second Business Day of the week immediately following the week of receipt thereof (or more frequently if desired by the Servicer or requested by the Seller), and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Agent (and may be deposited in any Lock-Box Account pending transfer to the Concentration Account), and (ii) instruct each Lock-Box Bank to transfer, and the Seller, the Servicer and the Receivables Administrators hereby grant the Agent the authority to instruct each such Lock-Box Bank to transfer to the Concentration Account in same day funds, on the second Business Day of each week with respect to all funds on deposit in such Lock-Box Account as of the last Business Day of the immediately preceding week (or more frequently if desired by the Servicer or requested by the Seller), all funds contained in such Lock-Box Accounts with respect to Collections of Pool Receivables, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Agent. In addition, the Seller, the Servicer and/or the Receivables Administrators shall deposit or cause to be deposited into the Concentration Account (and may be deposited in any Lock-Box Account pending transfer to the Concentration Account) all cash, checks, money orders or other proceeds of Pool Receivables received by it other than in a Lock Box or a Lock-Box Account, in the form so received (with all necessary endorsements), not later than the close of business on the second Business Day of the week following the week of receipt thereof (or more frequently if desired by the Servicer or requested by the Seller), and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Agent.
     (iii) If, for any reason, a Control Agreement with respect to a Lock-Box Account terminates or any Lock-Box Bank fails to comply with its obligations under a Control Agreement to which it is a party, then the Seller, the Servicer and/or the Receivables Administrators shall promptly notify all Obligors of Pool Receivables who had previously been instructed to make wire payments to a Lock-Box Account maintained at such Lock-Box Bank to make all future payments directly to a new Lock-Box Account in accordance with this Section 2.19(a)(iii). Neither the Seller, the Servicer nor any Receivables Administrator shall close any such Lock-Box Account unless it shall have (A) received the prior written consent of the Agent (not to be unreasonably withheld), (B) established a new account with a new depositary institution satisfactory to the Agent in its reasonable discretion, (C) entered into a Shifting Control Deposit Account Agreement covering such new account with such new depositary institution in a form that is satisfactory in all respects to the Agent in its reasonable discretion (whereupon, for all purposes of this Agreement, such new account shall become a Lock-Box Account and any new depositary institution shall become a Lock-Box Bank) and (D) taken all such action as the Agent shall require to grant and perfect a first priority Lien (subject only to Permitted Liens) in such new Lock-Box Account in favor of the Agent. Except as permitted by this Section 2.19(a), neither the Seller, the Servicer nor any Receivables Administrator shall open any new Lock Box or Lock-Box Account without the prior written notice to the Agent (and compliance with all applicable account control requirements of the Transaction Documents, including, without limitation, Section 5.6(e) hereof).
     (iv) The Agent hereby agrees that until such time as it instructs a Lock-Box Bank otherwise, the Seller, the Servicer or the relevant Receivables Administrator shall have the right to give instructions for the withdrawal, transfer or payment of funds on deposit in the Lock-Box Accounts; provided, that no instructions shall be given with respect to Collections of Pool Receivables other than directing the deposit of such funds into the Concentration Account.
     (b) Concentration Account.
     (i) On or prior to the Closing Date, the Seller shall have established and shall maintain the Concentration Account with JPMCB. The Concentration Account shall be registered in the name of the Seller, and the Agent shall have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein pursuant to a Full Control Deposit Account Agreement. The Agent may deposit into the Concentration Account from time to time all monies, instruments and other property it receives as proceeds of the Pool Receivables.
     (ii) The Seller shall not close the Concentration Account unless (A) a new Deposit Account has been established with a new depositary institution, (B) the Agent and the Seller have entered into a Full Control Deposit Account Agreement covering such new account with such new depositary institution and (C) the Seller shall have taken all such action as is required to grant and perfect a first priority Lien (subject only to Permitted Liens) in such new Concentration Account to the Agent.
     (c) Cash Assets Account.
     (i) On or prior to the Closing Date, the Seller shall have established and shall maintain the Cash Assets Account with JPMCB. The Cash Assets Account shall be registered in the name of the Seller, and the Agent shall have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein pursuant to a Full Control Deposit Account Agreement.
     (ii) Funds held in the Cash Assets Account may, until withdrawn or otherwise applied pursuant hereto, be invested and reinvested in such Liquid Investments as the Seller may request from time to time; provided that, if an Event of Termination shall have occurred and be continuing, the Agent may select such Liquid Investments. “Liquid Investments” means (i) direct obligations of the United States or any agency thereof, (ii) obligations guaranteed by the United States or any agency thereof, (iii) time deposits and money market deposit accounts issued by or guaranteed by or placed with a financial institution reasonably acceptable to the Agent, and (iv) fully collateralized repurchase agreements for securities described in clause (i) or (ii) above entered into with a financial institution reasonably acceptable to the Agent, provided in each case that such Liquid Investment (x) matures within 30 days and (y) is in a form, and is issued and held in a manner, that in the reasonable judgment of the Agent permits appropriate measures to have been taken to perfect security interests therein.
     (iii) The Seller shall not close the Cash Assets Account unless (A) a new Deposit Account has been established with a new depositary institution, (B) the Agent and the Seller have entered into a new Full Control Deposit Account Agreement covering such new account with such new depositary institution and (C) the Seller shall have taken all such action as is required to grant and perfect a first priority Lien (subject only to Permitted Liens) in such new Concentration Account in favor of the Agent.
     (d) Seller’s Account.
     (i) On or prior to the Closing Date, the Seller shall have established and shall maintain the Seller’s Account with Bank of America, N.A., or such other financial institution as may be selected by the Seller and is reasonably acceptable to the Agent (the “Seller’s Account Bank”). The Seller’s Account shall be registered in the name of the Seller, and the Agent shall have control thereof and of all monies, instruments and other property from time to time on deposit therein pursuant to a Shifting Control Deposit Account Agreement.
     (ii) The Agent hereby agrees that until such time as it instructs the Seller’s Account Bank otherwise (solely as a result of an Event of Termination), the Seller shall have the right to give instructions for the withdrawal, transfer or payment of funds on deposit in the Seller’s Account.
          Section 2.20 Optional Increase in Commitments.
          (a) Upon notice to the Agent (which shall promptly notify the Purchasers), at any time after the Closing Date, the Seller may on up to three different occasions request additional Commitments; provided that (i) after giving effect to any such addition, the aggregate amount of all additional Commitments that have been added pursuant to this Section 2.20 shall not exceed $55,000,000 and (ii) any such addition shall be in an aggregate amount of $10,000,000 or any whole multiples of $1,000,000 in excess thereof.
          (b) Any such additional Commitments (the “Additional Commitments”) shall be made by increasing the Commitments with the same terms (including termination date, yield and fees) as the existing Commitments.
          (c) At the time of the sending of notice requesting Additional Commitments, the Seller (in consultation with the Agent) shall specify the time period within which each Purchaser is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Purchasers). Each Purchaser shall notify the Agent within such time period whether or not it agrees to provide an Additional Commitment and, if so, whether and by an amount equal to, greater than, or less than its pro rata share (based on the aggregate outstanding Capital Investments as of such date) of such requested increase. Any Purchaser not responding within such time period shall be deemed to have declined to provide an Additional Commitment. The Agent shall notify the Seller and each Purchaser of the Purchasers’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Seller may also invite additional financial institutions not theretofore Purchasers (each, a “New Purchaser”) to become Purchasers (such designation to be effective only with the prior written consent of the Agent, which consent will not be unreasonably withheld or delayed) pursuant to a joinder agreement in form and substance reasonably satisfactory to the Agent and its counsel.
          (d) If any Additional Commitments are added in accordance with this Section 2.20, the Agent and the Seller shall determine the effective date (the “Additional Commitments Effective Date”) and the final allocation of such addition. The Agent shall promptly notify the Seller and the Purchasers of the final allocation of such addition and the Additional Commitments Effective Date. As a condition precedent to such addition and the Additional Commitments Effective Date, the Seller and the Servicer shall deliver to the Agent a certificate dated as of the Additional Commitments Effective Date signed by a Responsible Officer of the Seller and a Responsible Officer of the Servicer certifying that, before and after giving effect to such increase, (i) the representations and warranties contained in Section Article IV of this Agreement, Article III of the Receivables Sale Agreement, Annex B to the Guaranty or any other Transaction Documents are true and correct in all material respects on and as of the Additional Commitments Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.20(d), the representations and warranties contained in clauses (ii) and (iii) of Section 4.2(e) of this Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 5.5 and (ii) no Potential Event of Termination exists before or after giving effect to such addition.
          (e) On each Additional Commitments Effective Date, (i) each New Purchaser which is providing an Additional Commitment shall become a “Purchaser” for all purposes of this Agreement and the other Transaction Documents, (ii) each New Purchaser shall pay to the Agent an amount equal to its pro rata share of the aggregate outstanding Capital Investments and (iii) any Purchaser (an “Increasing Purchaser”) whose Commitment has been increased shall pay to the Agent an amount equal to the increase in its pro rata share of the aggregate outstanding Capital Investments, in each case such payments shall be for the account of each other Purchaser. Upon receipt of such amount by the Agent, (1) each other Purchaser shall be deemed to have ratably assigned that portion of its outstanding Capital Investments that is being reduced to the New Purchasers and the Increasing Purchasers in accordance with such Purchaser’s new Commitment or the increased portion thereof, as applicable, and (2) the Agent shall promptly distribute to each other Purchaser its ratable share of the amounts received by the Agent pursuant to this paragraph.
ARTICLE III
Conditions of Purchases
          Section 3.1 Conditions Precedent to the Effectiveness of this Agreement.
          The effectiveness of this Agreement is subject to the satisfaction (or substantially simultaneous satisfaction) or waiver of the following conditions precedent:
          (a) The Agent shall have received all fees and expenses (including, but not limited to, reasonable fees and expenses of counsel to the Agent) required to be paid on the Closing Date, pursuant to the terms of this Agreement and the Fee Letter.

          (b) The Agent shall have received on or before the Closing Date, the following, each (unless otherwise indicated) dated as of the Closing Date (unless otherwise specified), in form and substance reasonably satisfactory to the Agent:
     (i) This Agreement, duly executed and delivered by the Seller, the Servicer, the Initial Receivables Administrators and the Purchasers;
     (ii) The Receivables Sale Agreement, duly executed by the Seller, each Originator and FNIS, as buyer’s servicer, together with:
     (A) Proper financing statements naming each Originator as debtor, the Seller as secured party and the Agent, as assignee, to be filed under the UCC of all jurisdictions that the Agent may deem necessary in order to perfect the Seller’s interests created or purported to be created by the Receivables Sale Agreement;
     (B) Proper financing statement terminations or releases, if any, necessary to release all security interests and other rights of any Person in the Receivables, Related Security, Collections or Contracts previously granted by any Originator; and
     (C) The Subordinated Notes, in substantially the form of Exhibit B to the Receivables Sale Agreement, payable to the order of each Originator, and duly executed by the Seller;
     (iii) The Guaranty, duly executed and delivered by each party thereto;
     (iv) A Seller Report covering the month most recently ended at least 40 days prior to the Closing Date, furnished by the Servicer to the Agent for the benefit of each Purchaser;
     (v) Opinions of (A) Nelson Mullins Riley & Scarborough, LLP, counsel to the Transaction Parties, in substantially the form of Exhibit H-1 hereto and (B) Richards Layton & Finger, P.A., special Delaware counsel for the Seller, in substantially the form of Exhibit H-2 hereto with respect to the bankruptcy remoteness of the Seller.
     (vi) Proper financing statements naming the Seller as debtor and the Agent as secured party to be filed under the UCC of all jurisdictions that the Agent may deem necessary in order to perfect the security interests created or purported to be created hereby.
     (viii) A certificate signed by a Responsible Officer of each of the Seller and the Servicer certifying as to the satisfaction of the conditions set forth in Section 3.2(i) and (ii) of this Agreement.
          (c) The Agent shall be satisfied with the results of a field examination of the Originators conducted by JPMCB’s internal auditors no more than four months prior to the Closing Date.
          (d) The Agent shall have received (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Transaction Party as the Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Transaction Documents to which such Transaction Party is a party and (ii) such documents and certifications as the Agent may reasonably require to evidence that each Transaction Party is validly existing and in good standing in its jurisdiction of organization.
          (e) The Agent shall have received (A) a Shifting Control Deposit Account Agreement (in form reasonably acceptable to Agent) with respect to each Lock-Box Account and the Seller’s Account, executed by each such Lock-Box Bank or the Seller’s Account Bank, as applicable, the Agent and the Seller, the Servicer or a Receivables Administrator, as applicable, and (B) a Full Control Deposit Account Agreement (in form reasonably acceptable to Agent), with respect to the Concentration Account and the Cash Assets Account, executed by the applicable depository bank, the Agent and the Seller.
          (f) The Agent shall have received a certificate from a Responsible Officer of the Seller certifying that before and after giving effect to (i) each Purchase to be made on the Closing Date, (ii) the disbursement of the proceeds of any Capital Investment to be made on the Closing Date, (iii) the consummation of each other transaction contemplated by the other Transaction Documents to occur on the Closing Date and (iv) the payment and accrual of all transaction costs in connection with the foregoing, the Seller is Solvent.
          (g) The Agent shall have received a certificate attesting to the Solvency of FNIS and the Restricted Subsidiaries (taken as a whole) after giving effect to the Acquisition, the Metavante Facility Amendment, the Transaction Documents and each of the other transactions contemplated to occur on the Closing Date from the chief financial officer, treasurer or assistant treasurer of FNIS.
          (h) There shall not have occurred between December 31, 2008 and the Closing Date any event, occurrence, change, state of circumstances or condition which, individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect.
          (i) The Amendment No. 1 Effective Date (as defined in the Metavante Facility Amendment) shall have occurred.
          (j) The Purchasers shall have received (i) audited consolidated financial statements of FNIS for the fiscal year ended December 31, 2008 and (ii) such financial information for periods ending after December 31, 2008 as shall be publicly available prior to the Closing Date (or as may be otherwise delivered to FNIS pursuant to the Acquisition Agreement). The Purchasers shall have received pro forma consolidated financial statements as to FNIS and its Subsidiaries (after giving effect to the Acquisition) for (x) the 12-month period ending on the last day of the fiscal quarter most recently ended at least forty-five days prior to the Closing Date and (y) the fiscal year ended December 31, 2008 and any subsequent interim period, and forecasts of balance sheets, income statements and cash flow statements on a quarterly basis for each fiscal quarter of 2009 and 2010 ended after the Closing Date and on an annual basis for each fiscal year commencing with the fiscal year ending on December 31, 2009 through the fiscal year ending on December 31, 2013.
          (k) The Revolving Commitments (as defined in the Metavante Credit Agreement) shall have been terminated in their entirety.
          The Agent shall promptly notify the Seller, the Servicer and the Purchasers of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

          Section 3.2 Conditions Precedent to All Investment Events.
          Each Investment Event (including the initial Purchase by each Purchaser) shall be subject to the further conditions precedent that on the date of such Investment Event the following statements shall be true (and the acceptance by the Seller of the proceeds of the Purchase or reinvestment, as applicable, being made on the date of such Investment Event shall constitute a representation and warranty by the Servicer, or the Seller, as the case may be, that on the date of such Investment Event, such statements are true):
     (i) the representations and warranties applicable to each Transaction Party contained in Article IV of this Agreement, Article III of the Receivables Sale Agreement, Annex B to the Guaranty or any other Transaction Documents are correct in all material respects on and as of the date of such Investment Event, before and after giving effect to such Investment Event and to the application of the proceeds from the Purchase or reinvestment, as applicable, being made on the date thereof, as though made on and as of such date, except (1) in the case of a Investment Event consisting solely of any Conversion or any Continuation and (2) to the extent such representations and warranties expressly relate to an earlier date, which representations and warranties shall be true and correct in all material respects on and as of such earlier date;
     (ii) at the time of the Investment Event (except in the case of an Investment Event consisting solely of a conversion of a Capital Investment bearing Yield at the Applicable LIBO Rate to a Capital Investment bearing Yield at the Applicable Base Rate), no event has occurred and is continuing, or would result from such Investment Event or from the application of the proceeds from the Purchase or reinvestment, as applicable, being made on the date of such Investment Event, which constitutes an Event of Termination or (except in the case of a Continuation or a Conversion) a Potential Event of Termination; and
     (iii) the Purchase or reinvestment, as applicable, being made on the same date as such Investment Event shall not violate any Law and shall not be enjoined, temporarily, preliminarily or permanently.
ARTICLE IV
Representations and Warranties
          Section 4.1 Representations and Warranties of the Seller.
          The Seller represents and warrants as follows:
          (a) The Seller (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority under its Organization Documents and applicable law to own its property and assets and to carry on its business as now conducted and proposed to be conducted after the Closing Date and (iii) is duly qualified to do business, and is in good standing, in every jurisdiction where such qualification or authorization is required, except, with respect to clauses (ii) and (iii), to the extent that any failure could not reasonably be expected to have a Material Adverse Effect.
          (b) The Seller has no Subsidiaries. All of the outstanding membership interests of the Seller are owned, directly or indirectly, by FNIS.

          (c) The execution, delivery and performance by the Seller of the Transaction Documents to which it is a party, and the transactions contemplated hereby and thereby, including the Seller’s use of the proceeds of Purchases and reinvestments, are within the Seller’s powers, have been duly authorized and delivered by all necessary action on its part, do not (i) violate (x) any provision of the Seller’s Organization Documents or any other agreement governing its organization and/or scope of power and authority or any applicable law, rule, regulation or order, writ, judgment, injunction, decree, determination or award of any Governmental Authority binding upon it, (ii) except to the extent the same could not reasonably be expected to have a Material Adverse Effect, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture or any agreement or other instrument to which it is a party, or by which it or any of its properties or assets are bound, or (iii) except for the Liens created by the Transaction Documents, result in or require the creation or imposition of any Lien upon any of its property or assets.
          (d) This Agreement is, and the other Transaction Documents to which the Seller is or will be a party when delivered will be, the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights of creditors generally and by general principles of equity, including implied obligations of good faith and fair dealing.
          (e) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is or will be required for the due execution, delivery and performance by the Seller of any Transaction Document to which it is a party or any transaction contemplated hereby or thereby, except for the filings of the financing statements referred to in Article III.
          (f) Since the date of the Seller’s formation, there has not occurred any development or event affecting, or any change in the assets, results of operations or financial condition of the Seller which has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (g) There is no action, suit, investigation, litigation or proceeding at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Specified Responsible Officer of the Seller, threatened against the Seller or its assets or rights as to which there is a reasonable likelihood of an adverse decision and which, if adversely determined, could, individually or, in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (h)
     (i) Immediately prior to the time of the initial creation of an interest hereunder in any Pool Receivable, the Seller is the legal and beneficial owner of such Pool Receivable and Related Security and Collections with respect thereto, in each case free and clear of any Lien (other than Permitted Liens).
     (ii) Upon each Purchase or reinvestment, the Seller shall transfer to the Purchaser making such Purchase or reinvestment (and such Purchaser shall acquire) a valid interest to the extent of the pertinent Receivable Interest in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Lien (other than Permitted Liens), which ownership interest or security interest shall be a perfected first priority ownership interest or security interest upon the filing of the financing statements referred to in Section 3.1(b)(ii) and (vi); provided, however, that, notwithstanding such transfer and notwithstanding anything to the contrary in any Transaction Document, the Seller shall at all times have the right to retain copies of all Contracts, Records and other items constituting the Related Security.
     (iii) With respect to each transfer to it of any Pool Receivables, the Seller has either (i) purchased such Pool Receivables from an Originator in exchange for payment (made by the Seller to an Originator in accordance with the provisions of the Receivables Sale Agreement) in an amount which constitutes fair consideration and approximates fair market value for such Pool Receivables and in a sale the terms and conditions of which (including, without limitation, the purchase price thereof) reasonably approximate an arm’s-length transaction between unaffiliated parties or (ii) acquired such Pool Receivables from FNIS as a capital contribution in accordance with the provisions of the Receivables Sale Agreement. No such sale, and no such contribution, has been made for or on account of an antecedent debt owed by any Originator to the Seller and no such sale or contribution is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
          (i) The jurisdiction of incorporation, organizational identification number (if any), and the address(es) of the principal place of business and chief executive office of the Seller and the office where the Seller keeps its Records concerning the Receivable Assets, are as set forth in Schedule III hereto (or, by notice to the Agent in accordance with Section 5.1(e), at such other locations in jurisdictions, within the United States, where all requested actions under Section 6.5(a) have been taken and completed).
          (j) Schedule I hereto (as supplemented by any Permitted Account Update) correctly sets forth (1) with respect to each such Lock Box Bank, the name, address and telephone number thereof, (2) with respect to each Lock-Box Account, the name in which such account is held and the complete account number therefor, (3) with respect to each Lock Box, the lock box number and address thereof and (4) with respect to each other Restricted Account, the name in which such account is held, the complete account number therefor and the name, address and telephone number of the depositary bank with which such Restricted Account is maintained. Except pursuant to the Control Agreements, neither the Seller, the Servicer nor any Receivables Administrator has granted any Person dominion or control over any Lock Box or Restricted Account, or the right to take dominion or control over any Lock Box or Restricted Account at a future time or upon the occurrence of a future event.
          (k) Since the date of its formation, the Seller has not engaged in any activity other than as contemplated or permitted by the Transaction Documents or entered into any commitment or incurred any Indebtedness other than pursuant to, or as permitted under, the Transaction Documents.
          (l) The Seller has not maintained, contributed to or incurred or assumed any obligation with respect to any Plan, Multiemployer Plan or Welfare Plan, except such obligation or contingent obligation that arises as a matter of law solely as a result of an ERISA Affiliate’s sponsorship of a Plan, Multiemployer Plan or Welfare Plan.
          (m) The Seller has complied with the Credit and Collection Policy in all material respects and since the date of this Agreement there has been no change in the Credit and Collection Policy except as permitted hereunder. The Seller has not extended or modified the terms of any Pool Receivable or the Contract under which any such Pool Receivable arose, except in accordance with the Credit and Collection Policy.
          (n) The Seller has filed all Federal and material state and other tax returns and reports required to be filed, and has paid all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those (i) which are not overdue by more than 30 days, (ii) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (iii) with respect to which the failure to make such filings or payment could not reasonably be expected to have a Material Adverse Effect.
          (o) The Seller is not an “investment company” as defined in the Investment Company Act of 1940, as amended.
          (p) Both before and after giving effect to (i) each Purchase to be made on the Closing Date or such other date as Purchases requested hereunder are made, (ii) the disbursement of the proceeds of any Capital Investment, (iii) the consummation of each other transaction contemplated by the other Transaction Documents and (iv) the payment and accrual of all transaction costs in connection with the foregoing, the Seller is Solvent.
          (q) No proceeds of any purchase hereunder will be used for a purpose that violates, or would be inconsistent with, Regulation U or X.
          (r) This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to the Agent for the benefit of the Purchasers (and the Agent for the benefit of the Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership interest or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Liens, except Permitted Liens.
          Section 4.2 Representations and Warranties of the Servicer.
          The Servicer represents and warrants as follows:
          (a) Existence, Qualification and Power; Compliance with Laws. The Servicer, each Receivables Administrator and each Restricted Subsidiary (a) is a Person, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws (including, without limitation, Environmental Laws), orders, writs and injunctions, and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to the Servicer), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          (b) Authorization; No Contravention. The execution, delivery and performance by each Transaction Party of each Transaction Document to which such Person is a party are (a) within such Transaction Party’s corporate or other powers, (b) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (c) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 1 of Annex D to the Guaranty), or require any payment to be made under, (A) any documentation governing any Permitted Subordinated Indebtedness, (B) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (C) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which such

Person or its property is subject, or (iii) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
          (c) Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required to be made or obtained by any Transaction Party in connection with the execution, delivery or performance by any Transaction Party of this Agreement or any other Transaction Document, except for (i) the UCC filings contemplated by the Transaction Documents, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force, and (iii) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
          (d) Binding Effect. This Agreement and each other Transaction Document has been duly executed and delivered by each Transaction Party that is party thereto. This Agreement and each other Transaction Document constitutes a legal, valid and binding obligation of each Transaction Party that is a party thereto, enforceable against such Transaction Party in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
          (e) Financial Statements; No Material Adverse Effect.
     (i) The pro forma consolidated financial statements of the Servicer and its Subsidiaries for (A) the twelve-month period ended March 31, 2009 and (B) for the fiscal year ended December 31, 2008, a copy of each of which has been furnished to the Agent for distribution to the Purchasers, have been prepared in good faith, based on assumptions believed by the Servicer to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of the Servicer and its Subsidiaries as of March 31, 2009 and their estimated results of operations for the period covered thereby, assuming that the Acquisition had actually occurred at such date or at the beginning of the period covered thereby.
     (ii) The (A) audited consolidated balance sheet of the Servicer and its Subsidiaries for the fiscal year ended December 31, 2008, and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal year of the Servicer and its Subsidiaries, including the notes thereto and (B) unaudited consolidated balance sheet of the Servicer and its Subsidiaries dated June 30, 2009, and the related consolidated statements of income, shareholders’ equity and cash flows for the two fiscal quarter period ended on such date fairly present in all material respects the financial condition of the Servicer and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (and, with respect to unaudited financial statements, the absence of footnotes and subject to such adjustments as would be made in connection with the audit of financial statements for the relevant period).
     (iii) Since December 31, 2008, there has been no change, effect, event or, occurrence that has had or could reasonably be expected to have a Material Adverse Effect.

     (iv) The forecasts prepared by management of the Servicer of consolidated balance sheets, income statements and cash flow statements for (A) each fiscal quarter of 2009 and 2010 ended after the Closing Date and (B) each fiscal year commencing with the fiscal year ending on December 31, 2009 through the fiscal year ending on December 31, 2013, copies of which have been furnished to the Agent and the Purchasers prior to the Closing Date, have been prepared in good faith based upon assumptions believed in good faith by the Servicer to be reasonable in light of conditions existing at the time of preparation, it being understood that (x) such forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (y) no representation is made with respect to information of a general economic or general industry nature. arya
          (f) Litigation. Except as disclosed in Schedule 4.2(f), there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Specified Responsible Officer of the Servicer, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Servicer or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (g) Ownership of Property; Liens. Each Transaction Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 1 of Annex D to the Guaranty and except where the failure to have such title or the existence of such Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (h) Taxes. The Servicer and its Subsidiaries have filed all Federal and material state and other tax returns and reports required to be filed, and have paid all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (i) which are not overdue by more than 30 days, (ii) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (iii) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.
          (i) ERISA Compliance.
     (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. In the preceding five years, each Transaction Party and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and in the preceding five years, no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent a failure to make such contributions or application, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

     (ii) There are no pending or, to the knowledge of any Specified Responsible Officer of the Servicer, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (iii) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (C) neither the Servicer nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums not yet due or premiums due and not yet delinquent under Section 4007 of ERISA); (D) neither the Servicer nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (E) neither the Servicer nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 4.2(i), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
          (j) Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to the Acquisition), Schedule VI (i) sets forth the name and jurisdiction of organization of each Subsidiary of FNIS (other than Subsidiaries that in the aggregate represent less than the greater of (x) 5% of the Total Consolidated Assets and (y) 5% of the Consolidated EBITDA of FNIS and its Consolidated Subsidiaries) and (ii) sets forth the ownership interest of FNIS and any other Subsidiary in each such Subsidiary, including the percentage of such ownership.
          (k) Margin Regulations; Investment Company Act. None of the proceeds of the sale of any Receivable Interests shall be used by FNIS or any of its Subsidiaries to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock in violation of Regulation U. Neither FNIS nor any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
          (l) Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Transaction Party to the Agent or any Purchaser in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Transaction Document (as modified or supplemented by other information so furnished) when taken as a whole (and considered together with all information publicly disclosed by the Consolidated Companies) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under and at the time which they were made, not materially misleading; provided that, with respect to financial estimates, projected or forecasted financial information and other forward-looking information, the Servicer represents and warrants only that such information was prepared in good faith based upon assumptions believed by the Servicer to be reasonable in light of conditions existing at the time of preparation; it being understood that (i) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.
          (m) Solvency. On the Closing Date, after giving effect to the Acquisition, the Transaction Parties, on a consolidated basis, are Solvent.
          (n) Lock-Box Banks. Schedule I hereto correctly sets forth (1) with respect to each such Lock Box Bank, the name, address and telephone number thereof, (2) with respect to each Lock-Box Account, the name in which such account is held and the complete account number therefor, (3) with respect to each Lock Box, the lock box number and address thereof and (4) with respect to each other Restricted Account, the name in which such account is held, the complete account number therefor and the name, address and telephone number of the depositary bank with which such Restricted Account is maintained. Except pursuant to the Control Agreements, neither the Seller, the Servicer nor the Receivables Administrator has granted any Person dominion or control of any Lock Box or Restricted Account, or the right to take dominion or control over any Lock Box or Restricted Account at a future time or upon the occurrence of a future event.
          (o) Credit and Collection Policy. The Servicer and the Receivables Administrators have complied with the Credit and Collection Policy in all material respects and since the date of this Agreement there has been no change in the Credit and Collection Policy except as permitted hereunder. The Servicer has not extended or modified the terms of any Pool Receivable or the Contract under which any such Pool Receivable arose, except in accordance with the Credit and Collection Policy and in accordance with Section 6.2(b).
          (p) Contracts, Pool Receivables, Related Security and Collections. No effective financing statement or other instrument similarly in effect covering any Contract or any Pool Receivable or Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the Agent relating to this Agreement or in favor of the Seller and the Agent relating to the Receivables Sale Agreement.
ARTICLE V
General Covenants of the Seller and the Servicer
          Section 5.1 Affirmative Covenants of the Seller.
          Until the later of (i) the Termination Date and (ii) the date upon which no Capital shall be outstanding and no Yield or other Obligations (other than contingent indemnification obligations) of the Seller remain unpaid under this Agreement, the Seller will:
          (a) Compliance with Laws, Etc. Except to the extent that any failure to do so could not reasonably be expected to result in a Material Adverse Effect, comply in all material respects with all applicable laws, rules and regulations, and all orders of any Governmental Authority applicable to it and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto.
          (b) Preservation of Existence. Preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such qualification could be reasonably expected to result in a Material Adverse Effect.

          (c) Payment of Taxes. Pay all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those (i) which are not overdue by more than 30 days, (ii) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (iii) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.
          (d) Compliance with Organization Documents. Comply with, and cause compliance with, in all material respects the provisions of the Organization Documents of the Seller delivered to the Agent pursuant to Section 4.1 as the same may, from time to time, be amended, supplemented or otherwise modified with the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed).
          (e) Offices, Records and Books of Accounts.
     (i) Keep its principal place of business and chief executive office and the offices where it keeps its Records concerning the Pool Receivables at the address of the Seller referred to in Section 4.1(i) or, upon at least five days’ prior written notice to the Agent, at any other location in a jurisdiction where all requested actions under Section 6.5(a) shall have been taken;
     (ii) Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate, in all material respects, records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information necessary for the collection of all Pool Receivables (including, without limitation, records adequate to permit the identification (on a weekly basis as of the second Business Day of each week with respect to all transactions occurring with respect to Pool Receivables through the last Business Day of the immediately preceding week) of each Pool Receivable, the Outstanding Balance of each Pool Receivable and the dates on which payments are due thereon and all Collections of and adjustments to each existing Pool Receivable).
     (iii) Keep, or cause to be kept, proper books of record and account, which shall be maintained or caused to be maintained by the Seller and shall be separate and apart from those of any Affiliate of the Seller, in which entries that are full and correct in all material respects shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP; and
     (iv) Maintain all Records in a commercially reasonable manner that provides effective access thereto by the Agent during normal business hours upon reasonable notice.
          (f) Examination of Records; Audits.
     (i) From time to time upon five Business Days’ (or, during the continuance of a Liquidity Threshold Event, two Business Days’) prior notice (except that during the continuance of a Potential Event of Termination or Event of Termination, no such notice shall be required) and during regular business hours as requested by the Agent and at the expense of the Seller (provided that Seller shall not be required to pay for more than two examinations and/or visits per year unless a Triggering Event shall have occurred and be continuing), permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller, or the agents of the Seller, relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Seller, or the agents of the Seller, for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Pool Receivables and the Related Security or the Seller’s performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters and designated by the Seller to discuss such matters with the Agent or its agents or representatives. Unless a Potential Event of Termination or Event of Termination is continuing, the Agent agrees to combine any request for any such examinations and visits with any request being made under Section 5.4(e).
     (ii) Subject to the last sentence of Section 5.5(j), the Seller shall furnish to the Agent any information that the Agent may reasonably request regarding the determination and calculation of the Net Receivables Pool Balance including copies of any invoices, underlying agreements, instruments or other documents and the identity of all Obligors in respect of Receivables referred to therein.
          (g) Performance and Compliance with Contracts and Credit and Collection Policy. At its expense, (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, in a timely manner all provisions, covenants and other promises (if any) required to be observed by it under the Contracts related to the Pool Receivables, and comply in all material respects and in a timely manner with the Credit and Collection Policy in regard to the Pool Receivables and the related Contracts and (ii) as beneficiary of any Related Security, enforce such Related Security as reasonably requested by the Agent.
          (h) Transaction Documents. At its expense, require each Originator and the Servicer to timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by them under each of the Transaction Documents, maintain each of the Transaction Documents to which it is a party in full force and effect with respect to Seller, take all such action to such end as may be from time to time reasonably requested by the Agent, and make to any party to each of such Transaction Documents such demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by the Agent.
          (i) Deposits to Lock-Box Accounts. Instruct, or cause the Servicer or the Receivables Administrators to instruct, all Obligors to make payments in respect of Pool Receivables to a Lock-Box Account or Lock Box and, if the Seller or any Originator shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by the Seller pursuant to Section 2.9), segregate and hold in trust such Collections and deposit such Collections, or cause such Collections to be deposited, to the Concentration Account within two Business Days after the end of the week of such receipt.
          (j) Maintenance of Separate Existence. Do all things necessary to maintain its existence separate and apart from each Originator and other Affiliates of the Seller, including, without limitation, (i) maintaining proper limited liability company records and books of account separate from those of such Affiliates; (ii) maintaining its assets, funds and transactions separate from those of such Affiliates, reflecting such assets, funds and transactions in financial statements separate and distinct from those of such Affiliates, and evidencing such assets, funds and transactions by appropriate entries in the records and books referred to in clause (i) above, and providing for its own operating expenses and liabilities from its own assets and funds (including a reasonable allocation for shared office space); (iii)

holding such appropriate meetings or obtaining such appropriate consents of its Board of Managers as are necessary to authorize all the Seller’s actions required by law to be authorized by its Board of Managers, keeping minutes of such meetings and of meetings of its members and observing all other necessary organizational formalities (and any successor Seller shall observe similar procedures in accordance with its governing documents and applicable law); (iv) at all times entering into its contracts and otherwise holding itself out to the public under the Seller’s own name as a legal entity separate and distinct from such Affiliates; (v) conducting all transactions and dealings between the Seller and such Affiliates on an arm’s-length basis; (vi) paying its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due; (vii) refraining from (A) guaranteeing, becoming obligated for or holding itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person, (B) acting with the intent to hinder, delay or defraud any of its creditors in violation of applicable law, (C) acquiring any securities or debt instruments of its Affiliates or any other Person, and (D) making loans or advances, or transferring its assets, to any Person, except to the extent permitted by the Transaction Documents; (viii) maintaining adequate capital in light of its contemplated business operations; and (ix) using separate stationary, invoices and checks.
          (k) Purchase of Pool Receivables from Originators. With respect to each Pool Receivable acquired from any Originator by the Seller other than as a capital contribution, pay to such Originator (in accordance with the Receivables Sale Agreement) an amount which constitutes fair consideration and approximates fair market value for such Pool Receivable and in a sale the terms and conditions of which (including, without limitation, the purchase price thereof) reasonably approximates an arm’s-length transaction between unaffiliated parties.
          Section 5.2 Reporting Requirements of the Seller.
          Until the later of (i) the Termination Date and (ii) the date upon which no Capital shall be outstanding and no Yield or other Obligations (other than contingent indemnification obligations) of the Seller remain unpaid under this Agreement, the Seller will furnish to the Agent for distribution to the Purchasers:
          (a) Annual Reports. Within 105 days after the end of each Fiscal Year, unaudited financial statements (which shall include a balance sheet and income statement, as well as statements of member’s equity and cash flow) showing the financial condition and results of operations of the Seller as of the end of and for such Fiscal Year, in each case certified by a Responsible Officer of the Seller as presenting fairly, in all material respects, the financial position and results of operation of the Seller and as having been prepared in accordance with GAAP, together with a certificate of such Responsible Officer of the Seller stating that such financial statements present fairly, in all material respects, the financial position of the Seller as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes that shall have been disclosed in the notes to the financial statements).
          (b) Notice of Event of Termination. Promptly and in any event within five Business Days after a Specified Responsible Officer of Seller first becomes aware of each Event of Termination or Potential Event of Termination continuing on the date of such statement, a statement of a Responsible Officer of the Seller setting forth details of such Event of Termination or Potential Event of Termination and the action which the Seller has taken and proposes to take with respect thereto.
          (c) Other. Subject to the last sentence of Section 5.5(j), promptly, from time to time, such other information, documents, records or reports respecting this Agreement or the other Transaction Documents, the Receivables, the Related Security, the Contracts, the Restricted Accounts or the condition or operations, financial or otherwise, of the Seller as the Agent may from time to time reasonably request.

          Section 5.3 Negative Covenants of the Seller.
          Until the later of (i) the Termination Date and (ii) the date upon which no Capital shall be outstanding and no Yield or other Obligations (other than contingent indemnification obligations) of the Seller remain unpaid under this Agreement, the Seller will not:
          (a) Indebtedness. Except as otherwise provided herein or in the Receivables Sale Agreement, create, incur, assume or suffer to exist any Indebtedness, other than (i) Indebtedness of the Seller representing fees, expenses and indemnities arising hereunder or under the Receivables Sale Agreement for the purchase price of the Receivables under the Receivables Sale Agreement and (ii) the Subordinated Notes; provided, that the Seller shall be permitted to incur minimal obligations (in no event to exceed $100,000 at any time outstanding) for the day to day operations of the Seller (such as expenses for stationary, audits and maintenance of legal status).
          (b) Sales, Liens, Etc. Except as otherwise provided herein, sell, lease, transfer, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien, other than Permitted Liens, upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, including, but not limited to, its undivided interest in any Pool Receivable or Related Security or Collections in respect thereof, or upon or with respect to any related Contract or any Deposit Account to which any Collections of any Pool Receivable are sent (including, without limitation, any Lock-Box Account), or assign any right to receive income in respect thereof.
          (c) Investments. Except as otherwise provided herein or in the Receivables Sale Agreement, directly or indirectly make or maintain any Investment.
          (d) Restricted Payments. Directly or indirectly, declare, order, pay, make or set apart any sum for any redemption, retirement or cancellation of the Seller’s Equity Interests or any Subordinated Note other than pursuant to or in accordance with the Transaction Documents.
          (e) Merger, Etc. Consolidate with or merge into any other Person, acquire all or substantially all of the Equity Interests of any Person, acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, enter into any joint venture or partnership with any Person or acquire or create any Subsidiary.
          (f) Change in Credit and Collection Policy. Make any changes in the Credit and Collection Policy that would be reasonably likely to materially impair the collectability of the Pool Receivables.
          (g) Organizational Documents; Change of Name, Etc.
     (i) Amend, supplement or otherwise modify any of its Organization Documents without the consent of the Agent, not to be unreasonably withheld.
     (ii) Change its name, identity, form of legal structure or jurisdiction of organization, unless, prior to the effective date of any such change, the Seller delivers to the Agent (x) UCC financing statements necessary to reflect such change and to continue the perfection of the ownership interests in the Receivable Interests contemplated by this Agreement and (y) if the identity or structure of the Seller has changed and such change adversely affects the rights of the Agent under then existing Control Agreements with the

Seller to take control of the Restricted Accounts pursuant to Section 6.3(a), new Control Agreements executed by the Seller and the relevant banks, to the extent necessary to reflect such changes and to continue to enable the Agent to exercise such rights.
          (h) Sale of Receivables. Treat (other than for accounting and tax purposes) the transactions contemplated by the Receivables Sale Agreement in any manner other than as sales of Receivables by any Originator to the Seller, or treat (other than for accounting and tax purposes) the transactions contemplated by this Agreement in any manner other than as sales of Receivable Interests by the Seller to the Agent for the account of the Purchasers.
          (i) Affiliate Transactions. Except as contemplated or permitted by the Transaction Documents, enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Seller.
          (j) ERISA. Adopt, maintain, contribute to or incur or assume any obligation with respect to any Plan, Multiemployer Plan or Welfare Plan, except such obligation or contingent obligation that arises as a matter of law solely as a result of an ERISA Affiliate’s sponsorship of a Plan, Multiemployer Plan or Welfare Plan.
          (k) Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee for the rental or lease of real or personal property, other than for the lease or rental of office space or office equipment for use by the Seller in the ordinary course of its business.
          (l) Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2, extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto.
          (m) Change in Payment Instructions to Obligors. Add or terminate any bank as a Lock-Box Bank or any Deposit Account as a Lock-Box Account from those listed in Schedule I, or make any change in the instructions to Obligors regarding payments to be made to any Lock Box or Lock-Box Account, unless the Agent shall have received at least 10 Business Days’ prior written notice of such addition, termination or change and shall have received, with respect to each new Lock-Box Account, a Shifting Control Deposit Account Agreement executed by the Lock-Box Bank that maintains such Lock-Box Account and the Seller, the Servicer or a Receivables Administrator, as applicable.
          (n) Deposits to Lock-Box Accounts. Deposit or otherwise credit, or cause or grant any permission to be so deposited or credited, to any Restricted Account (other than a Lock-Box Account) cash or cash proceeds in an amount exceeding $100,000 in the aggregate other than Collections of Pool Receivables (provided, however, that the Seller shall be deemed not to have violated this covenant if, within five Business Days after any Specified Responsible Officer of the Seller learns that cash or cash proceeds in an aggregate amount exceeding $100,000 have been incorrectly deposited or credited to any Restricted Account, the Seller removes such cash or cash proceeds from such Restricted Account (or, with respect to Restricted Accounts then under the exclusive control of Agent, notifies the Agent that such removal is required).
          (o) Receivables Sale Agreement. (i) Cancel or terminate the Receivables Sale Agreement or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any term or condition of the Receivables Sale Agreement or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of the Receivables Sale Agreement or (iv) take any other action under the Receivables Sale Agreement not required by the terms thereof that would materially impair the value of any Receivable Assets (as defined therein) or the rights or interests of the Seller thereunder or of the Agent or any Purchaser or Indemnified Party hereunder or thereunder.
          (p) In General. Notwithstanding anything to the contrary contained herein, (i) engage in any business or activity other than (A) maintaining its corporate existence, (B) participating in tax, accounting and other administrative activities and (C) the execution and delivery of the Transaction Documents to which it is a party and the performance of its obligations thereunder and matters incidental thereto or (ii) own any assets other than the Collateral.
          Section 5.4 Affirmative Covenants of the Servicer.
          Until the later of (i) the Termination Date and (ii) the date upon which no Capital shall be outstanding and no Yield or other Obligations (other than contingent indemnification obligations) of the Seller remain unpaid under this Agreement, the Servicer shall:
          (a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.
          (b) Compliance with Laws, Etc. Comply with all applicable laws, rules, and regulations and all orders of any Governmental Authority applicable to it and all Pool Receivables and related Contracts, Related Security and Collections with respect thereto to the extent noncompliance could reasonably be expected to result in a Material Adverse Effect.
          (c) Business and Properties. Except to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, at all times (a) do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; and (b) maintain, preserve and protect all property material to the conduct of such business.
          (d) Books of Accounts.
     (i) Maintain all Records in a commercially reasonable manner that provides effective access thereto by the Agent during normal business hours upon reasonable notice.
     (ii) Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate, in all material respects, records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary for the collection of all Pool Receivables (including, without limitation, records adequate to permit the identification, on a weekly basis as of the second Business Day of each week with respect to all transactions occurring with respect to Pool Receivables through the last Business Day of the immediately preceding week, of each Pool Receivable, the Outstanding Balance of each Pool Receivable and the dates on which payments are due thereon and all Collections of and adjustments to each existing Pool Receivable).

          (e) Examination of Records; Audits.
     (i) From time to time upon five Business Days’ (or, during the continuance of a Liquidity Threshold Event, two Business Days’) prior notice (except that during the continuance of a Potential Event of Termination or Event of Termination, no such notice shall be required) and during regular business hours as requested by the Agent and at the expense of the Seller (provided that Seller shall not be required to pay for more than two examinations and/or visits per year unless a Triggering Event exists), permit the Agent, or its agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of any Originator, the Servicer or their respective Affiliates or the agents of such Originator, the Servicer or their respective Affiliates, relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of any Originator, the Servicer, their respective Affiliates (other than the Seller) or the agents of such Originator, the Servicer or their respective Affiliates, for the purpose of examining such materials described in clause (a) above, and to discuss matters relating to Pool Receivables and the Related Security or the Servicer’s performance hereunder or under the Contracts with any of the officers or employees of the Servicer having knowledge of such matters and designated by the Servicer to discuss such matters with the Agent or its agents or representatives. Unless a Potential Event of Termination or Event of Termination is continuing, the Agent agrees to combine any request for any such examinations and visits with any request being made under Section 5.1(f).
     (ii) The Agent may (at its own election or at the request of the Required Purchasers), at the Seller’s sole cost and expense, make test verifications and other evaluations of the adequacy of the Receivables in any manner and through any medium that the Agent considers advisable, and the Servicer shall furnish all such assistance and information as the Agent may require in connection therewith; provided that, unless a Triggering Event has occurred and is continuing, the Agent shall conduct no more than two such evaluations pursuant to this Section during any calendar year. The Seller shall pay the documented fees and expenses of employees or other representatives of the Agent in connection with such evaluations. The Agent shall furnish to each Purchaser a copy of the final written report prepared in connection with any such evaluation and shall provide the Servicer and the Seller with a summary of the analysis of the Receivables contained in any such final written report not less than five Business Days prior to delivery thereof to the Purchasers.
     (iii) Subject to the last sentence of Section 5.5(j), the Servicer shall furnish to the Agent any information that the Agent may reasonably request regarding the determination and calculation of the Net Receivables Pool Balance including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Obligors in respect of Receivables referred to therein.
          (f) Performance and Compliance with Contracts and Credit and Collection Policy. At its own expense, timely and fully (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to the Pool Receivables and the related Contracts and (ii) as beneficiary of any Related Security, enforce and cause each other Originator to enforce such Related Security as reasonably requested by the Agent.
          (g) Transaction Documents. At its expense, maintain each of the Transaction Documents to which it is a party in full force and effect with respect to the Servicer, take all such action to such end as may be from time to time reasonably requested by the Agent, and make to any party to each of such Transaction Documents such demands and requests for information and reports or for action as it is entitled to make thereunder and as may be from time to time reasonably requested by the Agent.
          (h) Deposits to Lock-Box Accounts. Instruct all Obligors to make payments in respect of Pool Receivables to a Lock Box or a Lock-Box Account and, if the Servicer shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by the Seller pursuant to Section 2.9), segregate and hold in trust such Collections and deposit such Collections, or cause such Collections to be deposited, to the Concentration Account within two Business Days after the end of the week of such receipt.
          (i) Collections of Pool Receivables. The Servicer shall (or shall cause the Receivables Administrators to) transfer all cash, checks, money orders and proceeds contained in any Lock Box or Lock-Box Account attributable to Pool Receivables or Related Security to the Concentration Account within two Business Days after the end of the week in which such cash or proceeds are received therein.
          Section 5.5 Reporting Requirements of the Servicer.
          Until the later of (i) the Termination Date and (ii) the date upon which no Capital Investment shall be outstanding and no Yield or other Obligations (other than contingent indemnification obligations) of the Seller remain unpaid under this Agreement, the Servicer shall furnish to the Agent for distribution to the Purchasers:
          (a) Annual Reports. As soon as available, but in any event within 105 days after the end of each fiscal year of FNIS beginning with the fiscal year ending on December 31, 2009, a consolidated balance sheet of FNIS and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of KPMG LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that if the independent auditor provides an attestation and a report with respect to management’s report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board.
          (b) Quarterly Reports. As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of FNIS beginning with the fiscal quarter ending on September 30, 2009, a consolidated balance sheet of FNIS and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth, in each case, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of FNIS as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of FNIS and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

          (c) Annual Forecasts. As soon as available, but in any event no later than 105 days after the end of each fiscal year, forecasts prepared by management of FNIS, in form reasonably satisfactory to the Agent of consolidated balance sheets, income statements and cash flow statements of FNIS and its Subsidiaries for the fiscal year following such fiscal year then ended, which shall be prepared in good faith upon reasonable assumptions at the time of preparation and which shall state therein all the material assumptions on the basis of which such forecasts were prepared), it being understood that actual results may vary from such forecasts and that such variations may be material; provided that compliance with this Section 5.5(c) shall not be required so long as FNIS achieves and maintains at least two of the following three ratings: (i) a corporate credit rating of BBB- or higher from S&P, (ii) a corporate family rating of Baa3 or higher from Moody’s and (iii) an issuer default rating of BBB- or higher from Fitch Ratings.
          (d) Unrestricted Subsidiaries. If there are any Unrestricted Subsidiaries as of the last day of any fiscal quarter, simultaneously with the delivery of each set of consolidated financial statements referred to in (a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements.
          (e) Compliance Certification. No later than five Business Days after the delivery of each set of consolidated financial statements referred to in Section 5.5(a) and (b) and concurrently with the delivery of each Seller Report referred to in Section 5.5(j) below, a duly completed Compliance Certificate signed by a Responsible Officer of the Servicer.
          (f) Public Statements. Promptly after the same are publicly available, copies of each annual report, proxy or financial statement sent to the stockholders of FNIS, and copies of all annual, regular, periodic and special reports and registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) which FNIS files, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the 1934 Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto.
          (g) Defaults Under Other Agreements. Promptly after the furnishing thereof, copies of any notices of default or acceleration received by any Transaction Party or notices of default or acceleration furnished by any Transaction Party to any holder of debt securities of any of the Restricted Companies pursuant to the terms of any documentation governing any Permitted Subordinated Indebtedness in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Purchasers.
          (h) Material Investigations. Promptly after the receipt thereof by a Specified Responsible Officer of the Servicer, copies of each notice or other correspondence received from any Governmental Authority concerning any material investigation or other material inquiry regarding any material violation of applicable Law by any Restricted Company which could reasonably be expected to have a Material Adverse Effect.
          (i) Other Information. Promptly after any request therefor, such additional information regarding the business, legal, financial or corporate affairs of any Restricted Company, or compliance with the terms of the Transaction Documents, as the Agent or any Purchaser through the Agent may from time to time reasonably request.
          (j) Seller Report. On or prior to the fifteenth Business Day of each calendar month, a report reflecting information as of the close of business of the Servicer for the immediately preceding calendar month (each, a “Seller Report”), substantially in the form of Exhibit B hereto (with such modifications or additional information as reasonably requested by the Agent or by the Agent at the request of the Required Purchasers); provided that during the existence of a Triggering Event, on the second Business Day of each calendar week, the Servicer shall deliver a Seller Report relating to each Receivable Interest as of the close of business on the last day of the immediately preceding calendar week, except that, to the extent the information otherwise required to be set forth in a monthly Seller Report is not generally available to the Servicer on a weekly basis, the Seller Report shall be prepared on the basis of the aggregate amount of Collections from the Pool Receivables received by or on behalf of the Servicer as of the end of the immediately preceding calendar week and the aggregate of sales and billings of each Originator as of the end of the immediately preceding calendar week and otherwise on the basis of the applicable information contained in the most recent monthly Seller Report received by the Agent. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, so long as no Event of Termination has occurred and is continuing, the Seller, the Servicer, the Receivables Administrators and the Originators shall only be required to provide information (whether in the Seller Report, the Receivables Activity Report or otherwise) with respect to Pool Receivables on an aggregate basis for all Originators taken together (as opposed to on an individual basis for any Originator); provided, however, that in connection with any removal of an Originator by reason of a Guaranty Protection Termination pursuant to Section 2.3(a) of this Agreement and Section 7.03(d) of the Receivables Sale Agreement, the applicable Originator shall provide information reasonably acceptable to the Agent to identify the Pool Receivables of such Originator that are to be repurchased thereunder.
          (k) Net Receivables Pool Balance Report. As soon as possible and in any event within two Business Days after a Specified Responsible Officer of the Servicer first becomes aware that any of the following is true: (i) the Net Receivables Pool Balance is less than 75% of the Net Receivables Pool Balance reflected in the most recent Seller Report delivered pursuant to clause (i) above, or (ii) the outstanding Capital exceeds the Net Receivables Pool Balance as a result of a decrease therein, a statement of a Responsible Officer of the Servicer setting forth details of such event and, in the case of clause (ii) such notice shall also include the amount of such excess.
          (l) Litigation, etc. Promptly notify the Agent after a Specified Responsible Officer of the Servicer obtains knowledge of:
     (i) the occurrence of any Triggering Event, Potential Event of Termination or Event of Termination; and
     (ii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any matter arising out of or resulting from (A) breach or non-performance of, or any default under, a Contractual Obligation of any Transaction Party or any Subsidiary, (B) any dispute, litigation, investigation, proceeding or suspension between any Transaction Party or any Restricted Subsidiary and any Governmental Authority, (C) the commencement of, or any material adverse development in, any litigation, investigation or proceeding affecting any Transaction Party or any Subsidiary, or (D) the occurrence of any ERISA Event.
          Each notice pursuant to this Section 5.5(l) shall be accompanied by a written statement of a Responsible Officer of the Servicer (x) that such notice is being delivered pursuant to Section 5.5(l)(i) or (ii) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Servicer has taken and proposes to take with respect thereto. Each notice pursuant to Section 5.5(l)(i) shall describe with particularity to the extent known any and all provisions of this Agreement and any other Transaction Document in respect of which such Triggering Event, Potential Event of Termination or Event of Termination (as applicable) exists.

          (m) Information Regarding the Servicer and the Receivables Administrators. Give the Agent written notice no later than the 15th day following the end of the month in which any change occurs with respect to any change in the Servicer’s or any Receivables Administrator’s (i) name, (ii) form of organization, (iii) jurisdiction of organization, (iv) organizational number or (v) Federal Taxpayer Identification Number.
          (n) Other. Promptly, from time to time, such other information, documents, records or reports respecting this Agreement or the other Transaction Documents, the Receivables, the Related Security, the Contracts, the Restricted Accounts or the condition or operations, financial or otherwise, of any Transaction Party as the Agent may from time to time reasonably request.
          Documents required to be delivered pursuant to clauses (a), (b) and (f) of this Section 5.5 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (a) on which FNIS posts such documents, or provides a link thereto on FNIS’s website on the Internet at www.investor.fidelityinfoservices.com/sec.cfm; or (b) on which such documents are posted on FNIS’s behalf on IntraLinks or other relevant website, to which each Purchaser and the Agent are granted access (whether a commercial, third-party website or whether sponsored by the Agent); provided that FNIS shall notify (which may be by facsimile or electronic mail or by an automated electronic alert of a posting) the Agent of the posting of any such documents which notice may be included in the certificate delivered pursuant to Section 5.5(e). Except for such certificate, the Agent shall have no obligation to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by FNIS with any such request for delivery, and each Purchaser shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Servicer hereby acknowledges that the Agent and/or the Arranger will make available to the Purchasers materials and/or information provided by or on behalf of the Servicer hereunder by posting the FNIS Materials on IntraLinks or another similar electronic system.
          Section 5.6 Negative Covenants of the Servicer.
          Until the later of (i) the Termination Date and (ii) the date upon which no Capital shall be outstanding and no Yield or other Obligations (other than contingent indemnification obligations) of the Seller remain unpaid under this Agreement, the Servicer shall not:
          (a) Change in Business Lines or Credit and Collection Policy. Engage to any material extent in any business other than any of the businesses in which it is engaged on the Closing Date, and any business reasonably related, incidental, complementary or ancillary thereto or extensions, expansions or developments thereof, or make any change in the Credit and Collection Policy, in either case, that would be reasonably likely to materially impair the collectability of the Pool Receivables.
          (b) Organizational Documents; Change of Name, Etc.
     (i) Amend, supplement or otherwise modify the Organization Documents of the Seller without the consent of the Agent (not to be unreasonably withheld or delayed).
     (ii) Change, or cause any other Transaction Party to change, its name, form of organization or jurisdiction of organization, unless, prior to the effective date of any such change, if such change adversely affects the rights of the Agent under then existing Control Agreements with such Transaction Party to take control of the Restricted Accounts pursuant to Section 6.3(a), the Servicer delivers to the Agent new Control Agreements executed by such Transaction Party and the relevant banks, to the extent necessary to reflect such changes and to continue to enable the Agent to exercise such rights.
          (c) Accounting. Cause or permit the Seller to account for (including for accounting and tax purposes) or otherwise treat the transactions contemplated by the Receivables Sale Agreement in any manner other than as sales of Receivables by any Originator to the Seller, or to account for (other than for tax purposes) or otherwise treat the transactions contemplated by this Agreement in any manner other than as sales of Receivable Interests by the Seller to the Agent for the account of the Purchasers.
          (d) Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2, extend, amend or otherwise modify the terms or Outstanding Balance of any Pool Receivable, or extend, amend, modify or waive any term or condition of any Contract related thereto.
          (e) Change in Payment Instructions to Obligors. Add or terminate any bank as a Lock-Box Bank or any Deposit Account as a Lock-Box Account from those listed in Schedule I, or make any change in the instructions to Obligors regarding payments to be made to any Lock Box or Lock-Box Account, unless the Agent shall have received at least 10 Business Days’ prior written notice of such addition, termination or change and shall have received, with respect to each new Lock-Box Account, a Shifting Control Deposit Account Agreement executed by the Lock-Box Bank that maintains such Lock-Box Account and the Seller, the Servicer or the relevant Receivables Administrator, as applicable.
          (f) Deposits to Lock-Box Accounts. Deposit or otherwise credit, or cause or grant permission to be so deposited or credited, to any Restricted Account (other than a Lock-Box Account) cash or cash proceeds in an amount exceeding $100,000 in the aggregate other than Collections of Pool Receivables (provided, however, that the Servicer shall be deemed not to have violated this covenant if, within five Business Days after any Specified Responsible Officer of Servicer learns that cash or cash proceeds in an aggregate amount exceeding $100,000 have been incorrectly deposited or credited to any Restricted Account, the Servicer removes such cash or cash proceeds from such Restricted Account (or, with respect to Restricted Accounts then under the exclusive control of Agent, notifies the Agent that such removal is required).
          (g) Voluntary Petitions. Cause the Seller to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws so long as the Seller is not “insolvent” within the meaning of the Bankruptcy Code, and unless, and only unless, such filing has been authorized in accordance with the Seller’s Organization Documents.
          (h) Maintenance of Seller’s Separate Existence. Take any action, or omit to take any action, if the effect is to cause the Seller to fail to perform or observe in any material respect the covenants contained in Section 5.1(d) and Section 5.1(j) above or to otherwise cause the Seller not to be considered as legal entity separate and distinct from any Originator or any other Affiliates.
ARTICLE VI
Administration and Collection
          Section 6.1 Designation of the Servicer.
          (a) The Pool Receivables shall be serviced, administered and collected by the Person (the “Servicer”) designated to do so from time to time in accordance with this Section 6.1. Until the Agent designates a new Servicer in accordance with Section 6.1(c), FNIS is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof.

          (b) The Servicer may subcontract with each Originator to service, administer or collect the Pool Receivables that any Originator creates, and may, with the prior consent of the Agent (such consent not to be unreasonably withheld or delayed), subcontract with any other Person to service, administer or collect the Pool Receivables (it being understood and agreed that by its execution of this Agreement, the Agent hereby consents to the subcontract between the Servicer and each Receivables Administrator with respect to the service, administration and collection of the Pool Receivables); provided that such other Originator or other Person (including the Receivables Administrators) with whom the Servicer so subcontracts shall not become the Servicer hereunder and the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof.
          (c) The Agent may at any time following the occurrence of an Event of Termination designate as the Servicer any Person (including itself) to succeed the Servicer (and any subcontractor retained by such Servicer) or any successor Servicer, if such Person (other than itself) shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof.
          Section 6.2 Duties of the Servicer.
          (a) The Servicer shall take or cause to be taken all such commercially reasonable actions as may be necessary to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance in all material respects with the Credit and Collection Policy. Each of the Seller, the Purchasers and the Agent hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1, to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts.
          (b) Unless an Event of Termination shall have occurred and be continuing, the Servicer may, in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the Outstanding Balance of any Receivable as the Servicer may determine to be appropriate in the Servicer’s reasonable judgment to maximize Collections thereof, (ii) extend the term of any Contract and (iii) amend, modify or waive any other terms and conditions of any Contract.
          (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Sections 2.6, 2.7, 2.8 and 2.9. The Servicer shall as soon as practicable following receipt, turn over to the Seller any cash collections or other cash proceeds (or checks or other forms of payment) received with respect to Receivables not constituting Pool Receivables.
          (d) The Servicer shall hold in trust for the Seller and each Purchaser, in accordance with their respective interests, all Records that evidence or relate to the Pool Receivables. The Servicer shall, upon the occurrence and during the continuance of any Event of Termination, and at the request of the Agent, provide to the Agent the Records with respect to the Pool Receivables, provided that, in the case of Records consisting of computer programs, data processing software and any other intellectual property under license from third parties, the Servicer will make available such Records only to the extent that the license for such property so permits.
          Section 6.3 Rights of the Agent.
          (a) The Seller, the Servicer and the Receivables Administrator each hereby transfer to the Agent control of (x) the Lock-Box Accounts to which the Obligors of Pool Receivables shall make payments and (y) the other Restricted Accounts, and shall take any further action that the Agent may reasonably request to effect such transfer.

          (b) At any time during the continuance of an Event of Termination:
     (i) The Agent may notify, at the Seller’s expense, the Obligors of Pool Receivables, or any of them, of the ownership of Receivable Interests by the Purchasers.
     (ii) The Agent may direct the Obligors of Pool Receivables, or any of them, to make payment of all amounts due or to become due to the Seller under any Pool Receivable directly to the Agent or its designee.
     (iii) The Seller and the Servicer each shall, at the Agent’s request and at the Seller’s expense, give notice of such ownership to such Obligors and direct them to make such payments directly to the Agent or its designee.
     (iv) The Seller and the Servicer each shall, at the Agent’s request, (A) assemble, and make available to the Agent at a place reasonably selected by the Agent or its designee, all of the Records which evidence or relate to the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary to collect the Pool Receivables, provided that, in the case of Records consisting of computer programs, data processing software and any other intellectual property under license from third parties, the Servicer will make available such Records only to the extent that the license for such property so permits, and provided, further, that during the continuance of an Event of Termination, the Seller and the Servicer each shall, at the Agent’s request, commence the process of assembling such Records, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections or other proceeds of Pool Receivables in a manner reasonably acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.
     (v) The Agent may take any and all commercially reasonable steps in the Seller’s or the Servicer’s name and on behalf of the Seller and the Purchasers necessary, in the reasonable determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing the Seller’s, or the Servicer’s name on checks and other instruments representing Collections or other proceeds of Pool Receivables, enforcing such Pool Receivables and the related Contracts, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as the Seller or the Servicer might have done.
          (c) At any time during the continuance of a Triggering Event, the Agent may, upon the instructions of the Required Purchasers and at the Seller’s expense, request any of the Obligors of Pool Receivables to confirm the Outstanding Balance of such Obligor’s Pool Receivables.
          Section 6.4 Certain Responsibilities.
          Anything herein to the contrary notwithstanding:
          (a) The Seller, the Servicer and each Originator shall perform all of its obligations (if any) under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests had not been sold hereunder and the exercise by the Agent of its rights hereunder shall not release the Seller or the Servicer from such obligations or its obligations with respect to Pool Receivables or under the related Contracts; and

          (b) Neither the Agent nor the Purchasers shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Seller or any Originator thereunder.
          Section 6.5 Further Assurances.
          (a) Subject to the last sentence of Section 5.5(j), the Seller and the Servicer each agrees that from time to time, at the Seller’s expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect, protect or more fully evidence or maintain the validity and effectiveness of the Receivable Interests purchased by the Purchasers hereunder, to carry out more effectively the purposes of the Transaction Documents and to enable any of them or the Agent to exercise and enforce any of their respective rights and remedies under the Transaction Documents. Without limiting the generality of the foregoing, the Seller and the Servicer each will upon the request of the Agent, in order to perfect, protect or evidence such Receivable Interests: (i) file or cause to be filed such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary, or as the Agent may reasonably request; (ii) during the continuance of any Event of Termination, mark conspicuously each invoice evidencing each Pool Receivable with a legend stating that such Pool Receivable and related Contract has been sold, transferred and assigned to the Purchasers; and (iii) during the continuance of any Event of Termination, mark its master data processing records evidencing such Pool Receivables and related Contracts with such legend. The Servicer also agrees to provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Transaction Documents. Notwithstanding anything to the contrary in this Agreement or any Transaction Document, in no event will any Transaction Party be required (nor shall the Agent or any Purchaser be entitled) to notify any Obligor of the sale of its Receivables or any Related Security to the Seller (or the subsequent sale thereof by the Seller to the Purchasers) unless an Event of Termination then exists, it being understood and agreed that this sentence shall not in any way limit the ability of the Agent to file financing statements and other similar documents that are contemplated by Section 6.5(b).
          (b) The Seller hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relating to all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto, now existing or hereafter arising, without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering all or any of the Contracts, or Pool Receivables and the Related Security and Collections with respect thereto shall be sufficient as a financing statement where permitted by law.
          (c) If the Servicer or the Seller fails to perform any agreement contained herein, then after notice to the Servicer or the Seller, as applicable, the Agent may itself perform, or cause performance of, such agreement, and the reasonable costs and expenses of the Agent incurred in connection therewith shall be payable by the Seller under Section 10.1 or Section 11.5, as applicable.
ARTICLE VII
Events of Termination
          Section 7.1 Events of Termination.
          If any of the following events (“Events of Termination”) shall occur and be continuing:

     (a) Non-Payment. The Seller or the Servicer fails to make any payment or deposit when and as required to be made herein and, except for deposits in respect of Capital, such failure continues for at least five consecutive Business Days; or
     (b) Specific Covenants. (i) The Seller or the Servicer fails to perform or observe any term, covenant or agreement contained in Sections 5.1(b), 5.2(b), 5.3, 5.4(a) or 5.6 of this Agreement, (ii) any Originator fails to perform or observe any term, covenant or agreement contained in Sections 4.01(a) or 4.03 of the Receivables Sale Agreement or (iii) the Servicer or any Originator fails to perform or observe any term, covenant or agreement contained in Sections 3(a) or 5(a) of Annex C to the Guaranty, or Annex D to the Guaranty; or
     (c) Other Defaults. Any Transaction Party fails to perform or observe any other covenant or agreement (not specified in Section 7.1(a) or (b) above) contained in any Transaction Document on its part to be performed or observed and such failure continues for 30 days after notice thereof from the Agent to the Seller and the Servicer, or solely with respect to a failure (i) of the Servicer to comply with Section 5.5(j) of this Agreement, 10 Business Days, after notice thereof by the Agent to the Servicer; provided, however, that a default under Section 5.3(b) shall not constitute an Event of Termination under this Section 7.1(c) if such default relates to a specific Pool Receivable and either (x) after giving effect to such default, no Shortfall Condition exists or (y) such default gives rise to an obligation of the Seller to make a payment under Section 2.9(c) in respect of the affected Pool Receivable and the Seller has made such payment in accordance with Section 2.9(c) and, after giving effect to such payment and, if applicable, any calculated reduction in Capital by an amount on deposit in the Cash Assets Account that is available for application therefor pursuant to Section 2.6 or 2.7, as applicable, the aggregate Receivable Interests would not exceed 100%; or
     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Transaction Party herein, in any other Transaction Document, or in any document required to be delivered in connection herewith or therewith (or any certification by a Responsible Officer of any Transaction Party expressly contemplated by this Agreement) shall be incorrect or misleading in any material and adverse respect when made or deemed made; provided, however, that any such breach of a representation or warranty or any such inaccuracy that relates to a specific Pool Receivable shall not constitute an Event of Termination under this Section 7.1(d) if either (x) after giving effect to such breach or inaccuracy, no Shortfall Condition exists or (y) such breach or inaccuracy gives rise to an obligation of the Seller to make a payment under Section 2.9(c) in respect of the affected Pool Receivable and the Seller has made such payment in accordance with Section 2.9(c) and, after giving effect to such payment and, if applicable, any calculated reduction in Capital by an amount on deposit in the Cash Assets Account that is available for application therefor pursuant to Section 2.6 or 2.7, as applicable, the aggregate Receivable Interests would not exceed 100%; or
     (e) Cross-Default. Any Material Company (i) fails to make any payment after the applicable grace period with respect thereto, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness owed by one Restricted Company to another Restricted Company) having an aggregate outstanding principal amount of not less than the Threshold Amount; (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, (x) such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or (y) a mandatory offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; (iii) an “Event of Default” shall exist under (as defined in) the FNIS Credit Agreement (or any refinancing thereof); or (iv) an “Event of Default” shall exist under (as defined in) the Metavante Credit Agreement (or any refinancing thereof); or
     (f) Insolvency Proceedings, Etc. Any Material Company institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) Any Material Company becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Material Company in an amount exceeding the Threshold Amount, and is not paid, released, vacated or fully bonded within 60 days after its issue or levy; or
     (h) Judgments. There is entered against any Material Company a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and there is a period of 60 consecutive days during which such judgment has not been paid and during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of FNIS under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) FNIS or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or
     (j) Change of Control. There occurs any Change of Control; or
     (k) Invalidity of Transaction Documents. Any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of acts or omissions by the Agent or any Purchaser (including, if applicable, the failure of the Agent to file UCC financing statements or continuations thereof), ceases to be in full force and effect in any material respect; or any Transaction Party contests in writing the validity or enforceability of any provision of any Transaction Document (it being understood and agreed that any informational notice delivered to the Agent or any Purchaser shall not be deemed to be a contest covered by this clause (k)); or any Transaction Party denies in writing that it has any or further liability or obligation under any Transaction Document (other than as a result of repayment in full of the Capital or as a result of the release of any Originator or Guarantor in accordance with the Transaction Documents), or purports in writing to revoke or rescind any Transaction Document; or it becomes unlawful for any Transaction Party to perform its Obligations under the Transaction Documents in any material respect; or
     (l) Ownership Interests. Any Purchase shall for any reason (other than pursuant to the terms hereof) cease to create, or any Receivable Interest shall for any reason cease to be, a valid and perfected first priority (subject to Permitted Liens) undivided percentage ownership interest or security interest to the extent of the pertinent Receivable Interest in each applicable Pool Receivable and the Related Security and Collections with respect thereto, except by reason of action taken voluntarily by the Agent, or the failure by the Agent to take action required to be taken by it under the Transaction Documents; provided, however, that any such event that relates to a specific Pool Receivable shall not constitute an Event of Termination under this Section 7.1(l) if either (x) after giving effect to the occurrence of such event, no Shortfall Condition exists or (y) the occurrence of such event gives rise to an obligation of the Seller to make a payment under Section 2.9(c) in respect of the affected Pool Receivable and the Seller has made such payment in accordance with Section 2.9(c) and, after giving effect to such payment and, if applicable, any calculated reduction in Capital by an amount held in the Cash Assets Account that is available for application therefor pursuant to Section 2.6 or 2.7, as applicable, the aggregate Receivable Interests would not exceed 100%; or
     (m) Net Receivables Pool Balance. The Net Receivables Pool Balance shall be less than the Required Net Receivables Pool Balance (giving effect to any calculated reduction in Capital by an amount equal to the amount on deposit in the Cash Assets Account that is available for application therefor pursuant to Section 2.6 or 2.7, as applicable, as of the close of business on the relevant day of determination) for a period of two consecutive Business Days or more;
     then, and in any such event, the Agent shall, at the request, or may with the consent, of the Required Purchasers, by notice to the Seller and the Servicer take any of the following actions: (i) replace the Person then acting as the Servicer, (ii) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Transaction Party; provided, however, that upon the occurrence of a Termination Event described in subsection (f) of this Section 7.1 with respect to the Seller or the Servicer, or of an actual or deemed entry of an order for relief with respect to the Seller or the Servicer under the Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or notice of any kind, all of which are hereby expressly waived by the Seller and the Servicer and (iii) notify the Obligors of the Purchasers’ interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE VIII
The Agent
          Section 8.1 Authorization and Action.
          (a) Each Purchaser hereby appoints JPMCB as the Agent hereunder and each Purchaser authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Purchaser hereby authorizes the Agent to execute and deliver, and to perform its obligations under, each of the Transaction Documents to which the Agent is a party, to exercise all rights, powers and remedies that the Agent may have under such Transaction Documents.
          (b) As to any matters not expressly provided for by this Agreement and the other Transaction Documents (including enforcement or collection), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Purchasers, and such instructions shall be binding upon all Purchasers; provided, however, that the Agent shall not be required to take any action that (i) the Agent in good faith believes exposes it to personal liability unless the Agent receives an indemnification satisfactory to it from the Purchasers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Agent agrees to give to each Purchaser prompt notice of each notice given to it by the Seller, any Originator or the Servicer pursuant to the terms of this Agreement or the other Transaction Documents.
          (c) In performing its functions and duties hereunder and under the other Transaction Documents, the Agent is acting solely on behalf of the Purchasers and its duties are entirely administrative in nature. Notwitstanding any provision to the contrary contained elsewhere herein or in any other Transaction Document, the Agent shall have no duties or responsibilities, except those expressly set forth herein or therein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Purchaser or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent. The Agent may perform any of its duties under any Transaction Document by or through its agents or employees.
          Section 8.2 Agent’s Reliance, Etc.
          Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any other Transaction Document or any other instrument or document delivered pursuant hereto (including, without limitation, the Agent’s servicing, administering or collecting Pool Receivables as Servicer pursuant to Section 6.1), or in respect of the transactions thereunder, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, except as otherwise agreed by the Agent and any Purchaser, the Agent: (i) may consult with legal counsel (including counsel for the Seller, the Servicer or any Originator), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document or any other instrument or document delivered pursuant hereto; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document or any other instrument or document delivered pursuant hereto on the part of the Seller or any Originator or to inspect the property (including the books and records) of the Seller or any Originator; (iv) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created hereunder or under the Receivables Sale Agreement; and (v) shall incur no liability under or in respect of this Agreement or any other Transaction Document or any other instrument or document delivered pursuant hereto by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

          Section 8.3 JPMCB and Affiliates.
          With respect to any Capital or any Receivable Interest owned by it, JPMCB shall have the same rights and powers under this Agreement as any other Purchaser and may exercise the same as though it were not the Agent. JPMCB and its Affiliates may generally engage in any kind of business with the Seller or any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Originator or any Obligor or any of their respective Affiliates, all as if JPMCB were not the Agent and without any duty to account therefor to the Purchasers.
          Section 8.4 Purchase Decisions.
          Each Purchaser acknowledges that it has, independently and without reliance upon the Agent or any of its Affiliates or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and to purchase undivided ownership interests in Pool Receivables hereunder. Each Purchaser also acknowledges that it shall, independently and without reliance upon the Agent, any of its Affiliates or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.
          Section 8.5 Indemnification.
          The Purchasers agree to indemnify the Agent (to the extent not promptly reimbursed by the Seller or the Servicer), ratably according to their Ratable Portion from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or any action taken or omitted by the Agent under this Agreement or any other Transaction Document or any such instrument or document; provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, the Purchasers agree to reimburse the Agent, ratably according to their Ratable Portion, promptly upon demand for any reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) payable by the Seller to the Agent under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Seller.
          Section 8.6 Successor Agent
          The Agent may resign at any time by giving written notice thereof to the Purchasers and the Seller. Upon any such resignation, the Required Purchasers shall have the right to appoint a successor Agent, which successor agent shall be consented to by the Seller at all times other than during the existence of an Event of Termination under Section 7.1(f) (which consent of the Seller shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Purchasers, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Purchasers and after consulting with the Purchaser and the Seller, appoint a successor Agent, selected from among the Purchasers. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. Prior to any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Transaction Documents. After such resignation, the retiring Agent shall continue to have the benefit of this Article VIII and Sections 10.1 and 11.5 as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Transaction Documents.
          Section 8.7 Posting of Approved Electronic Communications.
          (a) Subject to certain limited exceptions in respect of which the Servicer or the Seller has delivered prior written notice to the Agent, each of the Purchasers, the Servicer and the Seller agree that the Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Purchasers by posting such Approved Electronic Communications on IntraLinks(tm) or a substantially similar electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).
          (b) Although the primary web portal is secured with a dual firewall and a user ID/password authorization system and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Purchasers, the Servicer and the Seller acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Purchasers, the Servicer and the Seller hereby approves, and the Servicer shall cause each Originator to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
          (c) The Approved Electronic Communications and the Approved Electronic Platform are provided “as is” and “as available”. None of the Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrants the accuracy, adequacy or completeness of the Approved Electronic Communications and the Approved Electronic Platform and each expressly disclaims liability for errors or omissions not committed by it or in the absence of its gross negligence or willful misconduct in the Approved Electronic Communications and the Approved Electronic Platform. No warranty of any kind, express, implied or statutory (including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects) is made by the Agent Affiliates in connection with the Approved Electronic Platform.
          (d) The Seller and the Servicer hereby acknowledge that certain of the Purchasers may be “public-side” Purchasers (i.e., Purchasers that do not wish to receive material non-public information with respect to FNIS or its securities) (each, a “Public Purchaser”). The Servicer and the Seller hereby agrees that (w) all Approved Electronic Communications that are to be made available to Public Purchasers shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Approved Electronic Communications “PUBLIC,” the Servicer or the Seller (as applicable) shall be deemed to have authorized the Agent, the Arranger and the Purchasers to treat such Approved Electronic Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to FNIS or its securities for purposes of United States Federal and state securities laws; (y) all Approved Electronic Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Agent and the Arranger shall treat any Approved Electronic Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

ARTICLE IX
Assignment of Receivable Interests
          Section 9.1 Purchaser’s Assignment of Rights and Obligations.
          (a) Each Purchaser may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Receivable Interests owned by it); provided, however, that (i) each such assignment shall be a constant, and not a varying, percentage of such Purchaser’s rights and obligations under this Agreement and the Receivable Interests owned by it, (ii) in the case of any assignment by any Purchaser that is not assigning pursuant thereto all of its right and obligations under this Agreement, (A) the amount of the Commitment (determined as of the date of the applicable Assignment and Acceptance) being assigned pursuant to each such assignment shall be at least $5,000,000, or (B) the aggregate amount of all Commitments (determined as of the date of the applicable Assignments and Acceptances) being assigned by such Purchaser on such date to two or more Assignees that are Approved Funds of such Purchaser or are Affiliates of each other shall be at least $5,000,000 (or, in the case of (A) or (B), any smaller amount agreed upon by the Agent and the Seller), (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with (except in the case of an assignment to another Purchaser or an Affiliate or an Approved Fund of such Purchaser) a processing and recording fee of $3,500 (provided that only one such fee shall be required in the case of multiple assignments by a Purchaser on a single day to funds that invest in bank loans and financial assets of a type similar to the Receivable Interests that are advised by the same investment adviser if such funds are not Approved Funds) and (iv) except in the case of an assignment by a Purchaser to an Affiliate of such Purchaser, to another Purchaser or to an Approved Fund of such Purchaser, the consent of the Agent and, unless an Event of Termination has occurred and is continuing, the Seller shall first have been obtained (which consent may not be unreasonably withheld); and provided, further, that any assignment to an Approved Fund of a Purchaser that is a collateralized debt obligation vehicle shall permit a pledge by such Assignee of the assigned rights and obligations in favor of an indenture trustee for the securities issued by such Assignee. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the later of (x) the date the Agent receives the executed Assignment and Acceptance and (y) the date of such Assignment and Acceptance, (1) the Assignee thereunder shall be a party hereto and shall have all the rights and obligations of a Purchaser hereunder and (2) the assigning Purchaser shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment and acceptance, relinquish its rights and be released from its obligations under this Agreement.
          (b) By executing and delivering an Assignment and Acceptance, the assigning Purchaser and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto, or the perfection, priority or value of any ownership interest or security interest created or purported to be created hereunder or under the Receivables Sale Agreement; (ii) the assigning Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, the Servicer or any Originator or the performance or observance by the Seller, the Servicer or any Originator of any of their respective obligations under this Agreement or any other Transaction Document or any other instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received copies of this

Agreement and the other Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, any of its Affiliates, the assigning Purchaser or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents and the other instruments and documents furnished pursuant hereto; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Transaction Documents and the other instruments and documents furnished pursuant hereto as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) such Assignee appoints as its agent the Servicer from time to time designated pursuant to Section 6.1 to enforce its respective rights and interests in and under the Pool Receivables and the Related Security and Collections with respect thereto and the related Contracts; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Purchaser.
          (c) Upon its receipt of an Assignment and Acceptance executed by any assigning Purchaser and an Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Seller and the Servicer.
          (d) Any Purchaser may, in connection with any assignment or proposed assignment pursuant to Section 9.1, disclose to the assignee or proposed assignee any information relating to any Transaction Party or any Subsidiary furnished to the Purchasers by or on behalf of such Transaction Party or such Subsidiary, as applicable; provided that, prior to any such disclosure, each such assignee or proposed assignee shall execute an agreement whereby such assignee or proposed assignee shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Transaction Parties and any Subsidiary received from the Agent or the Purchasers.
          (e) Notwithstanding anything to the contrary contained herein, any Purchaser (a “Granting Purchaser”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Purchaser, identified as such in writing from time to time by the Granting Purchaser to the Agent and the Seller, the option to provide to the Seller all or any part of any Purchase that such Granting Purchaser would otherwise be obligated to make to the Seller pursuant to Section 2.2, provided that (i) nothing herein shall constitute a commitment to make any Purchase by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Purchase, the Granting Purchaser shall be obligated to make such Purchase pursuant to the terms hereof. The making of a Purchase by an SPC hereunder shall be deemed to utilize the Commitments of all the Purchasers to the same extent, and as if, such Purchase were made by the Granting Purchaser. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Purchaser would otherwise be liable, for so long as, and to the extent, the related Granting Purchaser makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.1, any SPC may assign all or a portion of its interests in any Receivable Interests to its Granting Purchaser or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Purchases made by such SPC or to support the securities (if any) issued by such SPC to fund such Purchases; provided, however, that except in the case of an assignment to a Granting Purchaser or a financial institution that is either an affiliate of such SPC or another Purchaser, the Agent and, unless an Event of Termination has occurred and is continuing, the Seller must consent to such assignment in writing (which consent may not be unreasonably withheld). Each SPC shall execute an agreement whereby such SPC shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Transaction Parties and its Affiliates received from the Agent or Purchasers.
          Section 9.2 The Register.
          The Agent, acting solely for this purpose as an agent of the Seller, shall maintain at its office referred to in Section 11.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Purchasers and the Commitment of, and each Receivable Interest owned by, each Purchaser from time to time, which Register shall be available for inspection by the Seller or any Purchaser (but, in the case of any Purchaser, only with respect to the entries in the Register applicable to such Purchaser and the names of any other Purchasers) at any reasonable time upon reasonable prior notice. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register as a Purchaser hereunder for all purposes of this Agreement. No Assignment and Acceptance shall be effective until it is entered in the Register.
          Section 9.3 Participations.
          With the prior written consent of the Agent, each Purchaser may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Transaction Documents (including all its rights and obligations with respect to Receivable Interests). The terms of such participation shall not, in any event, require the participant’s consent to any amendments, waivers or other modifications of any provision of any Transaction Documents, the consent to any departure by any Transaction Party therefrom, or to the exercising or refraining from exercising any powers or rights such Purchaser may have under or in respect of the Transaction Documents (including the right to enforce the obligations of any Transaction Party), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of Capital, Yield or fees) payable to such participant under the Transaction Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by any Purchaser, (w) such Purchaser’s obligations under the Transaction Documents shall remain unchanged, (x) such Purchaser shall remain solely responsible to the other parties for the performance of such obligations, (y) such Purchaser shall remain the holder of such Capital for all purposes of this Agreement and (z) the Seller, the Agent and the other Purchasers shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.12(a), 2.13 and 2.14 as if it were a Purchaser; provided, however, that anything herein to the contrary notwithstanding, the Seller shall not, at any time, be obligated to make under Section 2.12(a), 2.13 or 2.14 to the participants in the rights and obligations of any Purchaser (together with such Purchaser) any payment in excess of the amount the Seller would have been obligated to pay to such Purchaser in respect of such interest had such participation not been sold. Any Purchaser may, in connection with any participation or proposed participation pursuant to Section 9.3, disclose to the participant or proposed participant any information relating to any Transaction Party or any Subsidiary furnished to the Purchasers by or on behalf of such Transaction Party or such Subsidiary, as applicable; provided that, prior to any such disclosure, each such participant or proposed participant shall execute an agreement whereby such participant or proposed participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information relating to the Transaction Parties and any Subsidiary received from the Agent or the Purchasers. Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Seller, maintain a register on which it enters the name and address of each participant and the amounts of each participant’s participation (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Purchaser shall treat each such Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
ARTICLE X
Indemnification
          Section 10.1 Indemnities.
          Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, and whether or not any of the transactions contemplated hereby are consummated, (A) the Seller hereby agrees, severally and not jointly, to indemnify each Indemnified Party from and against, and hold each thereof harmless from, any and all claims, losses, liabilities, costs and expenses of any kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses of one counsel to all Indemnified Parties, exclusive of one local counsel to all Indemnified Parties in each relevant jurisdiction, unless (x) the interests of the Agent and the Purchasers are sufficiently divergent, in which case one additional counsel may be appointed or (y) the interests of any Purchaser or group of Purchasers (other than all of the Purchasers) are distinctly or disproportionately affected, in which case one additional counsel for such Purchaser or group of Purchasers may be appointed) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of, or resulting from, in whole or in part, one or more of the following: (a) this Agreement or any other Transaction Document (other than the Guaranty or the Servicer’s activities as Servicer) to which it is a party; (b) the use of proceeds of any Purchase or reinvestment; (c) the interest of any Purchaser in any Receivable, any Contract or any Related Security; or (d) any transaction contemplated by this Agreement or any other Transaction Document (other than the Guaranty) to which it is a party; and (B) the Servicer hereby agrees, severally and not jointly, to indemnify each Indemnified Party for Indemnified Amounts arising out of or resulting from the Guaranty or the Servicer’s activities as Servicer hereunder or under the other Transaction Documents; excluding, however, in all of the foregoing instances under clauses (A) and (B) above, Indemnified Amounts (1) to the extent resulting from (x) the gross negligence or willful misconduct on the part of such Indemnified Party as determined by the final non-appealable judgment of a court of competent jurisdicition or, (y) the failure to collect amounts in respect of a Pool Receivable, to the extent such failure results from a discharge of the Obligor with respect thereto in a proceeding in respect of such Obligor under applicable bankruptcy laws or otherwise results from the Obligor’s financial inability to pay such amounts or (2) that are subject to the exclusions from reimbursement or payment therefor under Section 2.14. Neither any Indemnified Party nor any Transaction Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). Without limiting or being limited by the foregoing and whether or not any of the transactions contemplated hereby are consummated, the applicable Seller Party shall pay within ten Business Days after demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts which relate to or result from, or which would not have occurred but for, one or more of the following:
     (i) any Receivable becoming a Pool Receivable which is stated to be, but is not, an Eligible Receivable;
     (ii) any representation or warranty or statement made or deemed made by such Seller Party (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any Seller Report or other document delivered or to be delivered in connection herewith or with any other Transaction Document being incorrect in any material respect when made or deemed made or delivered;
     (iii) the failure by such Seller Party to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract or any Related Security with respect thereto; or the failure of any Pool Receivable or the related Contract or any Related Security with respect thereto to conform to any such applicable law, rule or regulation;
     (iv) the failure to vest in the Purchaser of a Receivable Interest a first priority (subject to Permitted Liens) perfected undivided percentage ownership interest, to the extent of such Receivable Interest, in each Receivable in, or purported to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Lien (except for Liens created pursuant to the Transaction Documents and Permitted Liens); or the failure of the Seller to have obtained a first priority perfected ownership interest in the Pool Receivables and the Related Security and Collections with respect thereto transferred or purported to be transferred to the Seller under the Receivables Sale Agreement, free and clear of any Lien (except for Liens created pursuant to the Transaction Documents and Permitted Liens);
     (v) the failure of such Seller Party to have filed, or any delay by such Seller Party in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable in, or purported to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any Purchase or reinvestment or at any subsequent time;
     (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor to the payment of any Receivable in, or purported to be in, the Receivables Pool (including, without limitation, any defense based on the fact or allegation that such Receivable or the related Contract is not a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services;
     (vii) any failure of such Seller Party to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or to perform its duties or obligations under any Contract;
     (viii) any product liability, personal injury, copyright infringement, theft of services, property damage, or other breach of contract, antitrust, unfair trade practices or tortious claim arising out of or in connection with the subject matter of any Contract or out of or in connection with any transaction contemplated by this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or such Contract;
     (ix) the commingling by such Seller Party of Collections of Pool Receivables at any time with other funds;

     (x) any action or omission by such Seller Party reducing or impairing the rights of any Purchaser of a Receivable Interest under this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto or with respect to any Pool Receivable;
     (xi) any cancellation or modification of a Pool Receivable, the related Contract or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise, unless such cancellation or modification was made in accordance with the Credit and Collection Policies or by or with the express consent of the Agent or a Servicer that is not an Originator or an Affiliate of an Originator; provided that in no event shall Indemnified Amounts include any unpaid portion of a Pool Receivable effected by any such cancellation or modification;
     (xii) any investigation, litigation or proceeding related to or arising from this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or any Contract or the use of proceeds from any Purchase or reinvestment pursuant to this Agreement, or the ownership of, or other interest in, any Receivable, the related Contract or Related Security;
     (xiii) the existence of any Lien (except for Liens created pursuant to the Transaction Documents and Permitted Liens) against or with respect to any Restricted Account or any Pool Receivable, the related Contract or the Related Security or Collections with respect thereto;
     (xiv) any failure by such Seller Party to pay when due any taxes, including without limitation sales, excise or personal property taxes, payable by such Seller Party in connection with any Receivable or the related Contract or any Related Security with respect thereto;
     (xv) any claim brought by any Person other than an Indemnified Party arising from any activity of such Seller Party in servicing, administering or collecting any Pool Receivable; or
     (xvi) any failure by any Lock-Box Bank or other depositary bank at which a Restricted Account is maintained to comply with the terms of the Transaction Document governing such Restricted Account to which it is a party.
ARTICLE XI
Miscellaneous
          Section 11.1 Amendments, Etc.
          (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Agent and the Required Purchasers and, in the case of any such amendment, the Seller and the Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:
     (i) without the prior written consent of each Purchaser,

     (A) amend the definitions of “Super-Majority Purchasers” or “Required Purchasers”; or
     (B) amend, modify or waive any provision of this Agreement in any way which would
     (1) reduce the amount of a Capital Investment or Yield that is payable on account of any Receivable Interest or delay any scheduled date for payment thereof or reduce the Applicable Margin or change the order of application of Collections to the payment thereof, or
     (2) reduce fees payable by the Seller to or for the account of such Purchaser hereunder or delay the dates on which such fees are payable, or
     (C) change the percentage of Commitments, or the number of Purchasers, which shall be required for the Purchasers or any of them to take any action hereunder, or
     (D) amend this Section 11.1, or
     (E) extend the Commitment Termination Date;
     (ii) without the consent of the applicable Purchaser, increase the Commitment of such Purchaser, subject such Purchaser to any additional obligations, or decrease the Receivable Interest of such Purchaser; and
     (iii) without the consent of the Super-Majority Purchasers,
     (A) reduce the Reserve Percentage, or
     (B) amend the definition of “Eligible Receivables” in any way which would add new categories thereof or otherwise increase the Net Receivables Pool Balance after giving effect to such amendment;
provided, however, that the Agent shall not, without the prior written consent of the Required Purchasers, either agree to any amendment or waiver of any other provision of the Guaranty or other Transaction Document or consent to any departure from the Guaranty or other Transaction Document by any party thereto, and provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Purchasers required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Transaction Documents.
          (b) Notwithstanding anything to the contrary contained in this Section 11.1, in the event that the Seller requests that this Agreement be modified or amended in a manner that would require the unanimous consent of all the Purchasers and such modification or amendment is agreed to by the Required Purchasers, then with the consent of the Seller and the Required Purchasers, the Seller and the Required Purchasers shall be permitted to amend this Agreement without the consent of the Purchaser or Purchasers that did not agree to the modification or amendment requested by the Seller (such Purchaser or Purchasers, collectively the “Dissenting Purchasers”) to provide for (i) the termination of the Commitment of each of the Dissenting Purchasers, (ii) the addition to this Agreement of one or more other financial institutions, or an increase in the Commitment of one or more of the Required Purchasers

(with the written consent thereof), so that the total Commitment after giving effect to such amendment shall be in the same amount as the total Commitment immediately before giving effect to such amendment, (iii) if any Capital Investments are outstanding at such time, the making of such additional Capital Investments by such new financial institutions or Required Purchaser or Purchasers, as the case may be, as may be necessary to repay in full, at par, the outstanding Capital Investments of the Dissenting Purchasers immediately before giving effect to such amendment and (iv) such other modifications to this Agreement as may be appropriate to effect the foregoing clauses (i), (ii) and (iii).
          (c) It is understood that the operation of Section 2.20 in accordance with its terms is not an amendment subject to this Section 11.1.
          (d) No failure on the part of any Purchaser or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
          Section 11.2 Right of Set-off.
          Each Purchaser is hereby authorized by the Seller upon the occurrence and during the continuance of an Event of Termination, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Purchaser to or for the credit or the account of the Seller against any and all of the obligations of the Seller now or hereafter existing under this Agreement to such Purchaser, irrespective of whether or not any formal demand shall have been made under this Agreement and although such obligations may be unmatured. Each Purchaser agrees promptly to notify the Seller after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Purchaser under this Section 11.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Purchaser may have.
          Section 11.3 Notices, Etc.
          All notices and other communications hereunder shall, unless otherwise stated herein, be given in writing or by any telecommunication device capable of creating a written record (including, with respect to Approved Electronic Communications and other notices and communications described below, electronic mail), (i) to each of the Seller, the Servicer, the Agent and the Initial Purchasers, at its address set forth under its name on the signature pages hereof, (ii) to each Purchaser other than the Initial Purchasers, at its address specified on the Assignment and Acceptance pursuant to which it became a Purchaser hereunder or (iii) to any party hereto at such other address as shall be designated by such party in a notice to the other parties hereto given as provided herein.
          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made on the date of receipt if delivered by hand or overnight courier service or sent by telecopy equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.3 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.3.
          Notices and other communications to the Purchasers hereunder not constituting Approved Electronic Communications may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II or III unless otherwise agreed by the Agent and the applicable Purchaser. Each of the Agent, the Seller and the Servicer may, in its discretion, agree to accept notices and other communications to it hereunder or under any other Transaction Document that do not constitute Approved Electronic Communications, by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          Section 11.4 Binding Effect; Assignability.
          This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns, except that neither the Seller, any Originator nor the Servicer shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of all Purchasers. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as no Capital or any other obligation (other than contingent indemnification obligations) of the Seller, any Originator or the Servicer under any Transaction Document shall be outstanding; provided, however, that rights and remedies with respect to the provisions of Sections 2.12, 2.13, 2.14, 10.1, 11.5, 11.6, and 11.9 shall be continuing and shall survive any termination of this Agreement.
          Section 11.5 Costs and Expenses.
          The Seller shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent, including the reasonable fees, charges and disbursements of a single firm of attorneys acting as counsel to the Agent and any local counsel retained by them, in connection with the syndication of the receivables facilities provided for herein, the preparation and administration of the Transaction Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable out-of-pocket expenses incurred by the Agent or any Purchaser, including the fees, charges and disbursements of any counsel for the Agent or any Purchasers, in connection with the enforcement or protection of its rights in connection with any Transaction Document, including its rights under this Section, or in connection with the Receivable Interests, including all such out-of-pocket expenses incurred during any workout or restructuring in respect of such Receivable Interests. It is understood that reimbursement of the Agent in respect of matters covered by Section 5.1(f) and Section 5.4(e) of this Agreement is subject to the applicable limitations specified herein.
          Section 11.6 Confidentiality.
          Each of the Agent, the Purchasers and the SPC’s (as defined in Section 9.1(e)) agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information, will have agreed or otherwise be obligated to keep such Information confidential, and the applicable Agent or Purchaser shall be responsible for compliance by such persons with such obligations), (b) to the extent required or requested by any regulatory authority having jurisdiction over the applicable Agent or Purchaser, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that the Agent or the Purchaser that discloses any Information pursuant to this clause (c) shall provide the Seller and the Servicer prompt notice of such disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Transaction Document or any suit, action or proceeding relating to any Transaction Document or the enforcement of rights thereunder, (f) subject to obtaining a written agreement containing provisions substantially the same as those of this Section from the intended recipient of such Information, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement (including any assignee or any prospective assignee of an SPC of the type described in the last sentence of Section 9.1(e)), (g) with the consent of the Seller or any other Transaction Party, (h) for purposes of Section 9.1(e) only, to any rating agency (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Transaction Parties and their Subsidiaries received by it from such Purchaser), (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent or any Purchaser on a nonconfidential basis from a source other than the Transaction Parties or their agents or (j) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to such contractual counterparty’s professional advisor) so long as the recipient of such Information agrees to be bound by the provisions of this Section. For the purposes of this Section, “Information” means all information received from the Transaction Parties relating to the Transaction Parties and their Affiliates or their respective businesses, other than any such information that is available to the Agent or any Purchaser on a nonconfidential basis prior to disclosure by any Transaction Party.
          Notwithstanding any other provision herein, each Purchaser and the Agent (and each employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Purchaser relating to such tax treatment and tax structure.
          Section 11.7 Tax Forms.
          (a)(i) Any Foreign Purchaser that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Seller is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Transaction Document shall deliver to the Seller (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by the Seller or the Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser, if requested by the Seller or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Seller or the Agent as will enable the Seller or the Agent to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements.
     (ii) Without limiting the generality of the foregoing, in the event that the Seller is resident for tax purposes in the United States, any Foreign Purchaser shall deliver to the Seller and the Agent, on or prior to the date which is ten Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Purchaser and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Purchaser by the Seller or any other Transaction Party pursuant to this Agreement or any other Transaction Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Purchaser by the Seller or any other Transaction Party pursuant to this Agreement or any other Transaction Document) or such other evidence reasonably satisfactory to the Seller and the Agent that such Foreign Purchaser is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Purchaser claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Seller and the Agent that such Foreign Purchaser is not (A) a “bank” as defined in Section 881(c)(3)(A) of the Code, (B) a 10-percent shareholder within the meaning of Section

871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to the Seller within the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Purchaser shall (1) promptly submit to the Seller and the Agent such additional duly and properly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Seller and the Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Purchaser by the Seller or other Transaction Party pursuant to this Agreement, or any other Transaction Document, in each case, (x) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Seller and the Agent and (z) from time to time thereafter if reasonably requested by the Seller or the Agent, and (1) promptly notify the Seller and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
     (iii) Each Foreign Purchaser, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Purchaser under any of the Transaction Documents (for example, in the case of a typical participation by such Foreign Purchaser), shall deliver to the Seller and the Agent on the date when such Foreign Purchaser ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Seller or the Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed, properly completed copies of the forms or statements required to be provided by such Foreign Purchaser as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Purchaser acts for its own account that is not subject to United States withholding tax, and (B) two duly signed, properly completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Purchaser chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Purchaser is not acting for its own account with respect to a portion of any such sums payable to such Foreign Purchaser.
     (iv) Without limiting the obligations of the Purchasers set forth above regarding delivery of certain forms and documents to establish each Purchaser’s status for U.S. withholding tax purposes, each Purchaser agrees promptly to deliver to the Agent or the Seller, as the Agent or the Seller shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Purchaser, as are required under such Laws to confirm such Purchaser’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Purchaser outside of the U.S. by the Seller pursuant to this Agreement or otherwise to establish such Purchaser’s status for withholding tax purposes in such other jurisdiction. Each Purchaser shall promptly (i) notify the Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Purchaser, and as may be reasonably necessary (including the re-designation of its lending office) to avoid any requirement of applicable Laws of any such jurisdiction that the Seller make any deduction or withholding for taxes from amounts payable to such Purchaser. Additionally, the Seller shall promptly deliver to the Agent or any Purchaser, as the Agent or such Purchaser shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the Seller, as are required to be furnished by such Purchaser or the Agent under such Laws in connection with any payment by the Agent or any Purchaser of Taxes or Other Taxes, or otherwise in connection with the Transactions Documents, with respect to such jurisdiction.
     (v) The Seller shall not be required to pay any additional amount or any indemnity payment under Section 2.14 to (A) any Foreign Purchaser with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Purchaser transmits pursuant to this Section 11.7(a), (B) any Foreign Purchaser if such Foreign Purchaser shall have failed to satisfy the foregoing provisions of this Section 11.7(a), or (C) any U.S. Purchaser if such U.S. Purchaser shall have failed to satisfy the provisions of Section 11.7(b); provided that if such Purchaser shall have satisfied the requirement of this Section 11.7(a) or Section 11.7(b), as applicable, on the date such Purchaser became a Purchaser or ceased to act for its own account with respect to any payment under any of the Transaction Documents, nothing in this Section 11.7(a) or Section 11.7(b) shall relieve the Seller of its obligation to pay any amounts pursuant to Section 2.14 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Purchaser is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Purchaser or other Person for the account of which such Purchaser receives any sums payable under any of the Transaction Documents is not subject to withholding or is subject to withholding at a reduced rate.
     (vi) The Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Transaction Documents.
          (b) Each Purchaser and the Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Purchaser”) shall deliver to the Agent and the Seller two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Purchaser is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Purchaser fails to deliver such forms, then the Agent may withhold from any payment to such U.S. Purchaser an amount equivalent to the applicable backup withholding tax imposed by the Code and the Seller shall not be liable for any additional amounts with respect to such withholding.
          Section 11.8 Governing Law.
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          Section 11.9 Jurisdiction, Etc.
          (a) Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan, the City of New York, or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) Each of the parties hereto hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Transaction Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such party, as the case may be, at its address specified in Section 11.3. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Nothing contained in this Section 11.9 shall affect the right of the parties hereto to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.
          Section 11.10 Execution in Counterparts.
          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by telecopier, pdf or other electronic means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
          Section 11.11 Intent of the Parties.
          It is the intention of the parties hereto that each Purchase and reinvestment shall convey to each Purchaser, to the extent of its Receivable Interests, an undivided ownership interest in the Pool Receivables, and the Related Security and Collections in respect thereof and that such transaction shall constitute a purchase and sale and not a secured loan for all purposes other than for accounting and federal income tax purposes. If, notwithstanding such intention, the conveyance of the Receivable Interests from the Seller to any Purchaser shall ever be recharacterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and the Seller hereby grants to the Agent for the benefit of itself and each such Purchaser a security interest in all of the Seller’s right, title and interest in, to and under the Collateral free and clear of Liens (except for Permitted Liens).
          Notwithstanding the preceeding paragraph, all parties hereto intend and agree to treat, for financial accounting and U.S. federal, state and local income and franchise tax (in the nature of income tax) purposes only, the Purchase and reinvestment as a loan to the Seller secured by the Pool Receivables, and the Related Security and Collections. The provisions of this Agreement and all Transaction Documents shall be construed to further these intentions of the parties.
          Section 11.12 Entire Agreement.
          This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof.
          Section 11.13 Severability of Provisions.
          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          Section 11.14 Waiver of Jury Trial.
          Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the other Transaction Documents, the Purchases or the actions of the Agent or any Indemnified Party in the negotiation, administration, performance or enforcement hereof or thereof.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date above written.

FIS RECEIVABLES SPV, LLC, as Seller

By:	/s/ Jason L. Couturier

Name: Jason L. Couturier
Title: Vice President and Assistant Treasurer

Address:	601 Riverside Avenue
Jacksonville, Florida 32204
Attention: Michael Sax, Treasurer
Tel: 904-854-3244
Fax: 904-357-1023

copy to:

601 Riverside Avenue
Jacksonville, Florida 32204
Attention: Ronald D. Cook, General Counsel
Tel: 904-854-3453
Fax: 904-357-1005
[Receivables Purchase Agreement]

FIDELITY NATIONAL INFORMATION SERVICES, INC., as Servicer

By:	/s/ Jason L. Couturier

Name: Jason L. Couturier
Title: Vice President and Assistant Treasurer

Address:	601 Riverside Avenue
Jacksonville, Florida 32204
Attention: Michael Sax, Treasurer
Tel: 904-854-3244
Fax: 904-357-1023

copy to:

601 Riverside Avenue
Jacksonville, Florida 32204
Attention: Ronald D. Cook, General Counsel
Tel: 904-854-3453
Fax: 904-357-1005
[Receivables Purchase Agreement]

FIDELITY INFORMATION SERVICES, INC. EFUNDS CORPORATION FIDELITY NATIONAL CARD SERVICES, INC. INTERCEPT, INC., as Receivables Administrators
By:	/s/ Jason L. Couturier
	Name:	Jason L. Couturier
	Title:	Vice President and Assistant Treasurer

[Receivables Purchase Agreement]

JPMORGAN CHASE BANK, N.A., as Agent

By:	/s/ Christine L. Ruyter

Name: Christine L. Ruyter
Title: Vice President

Address:	JPMorgan Chase Bank, N.A.
1111 Fannin Street, Floor 10
Houston, Texas 77002-6925
Attention: Loan Agency Services
Tel: 713-750-4799
Fax: 713-750-2358
Email: talitha.bernard@jpmchase.com

copy to

JPMorgan Chase Bank, N.A.
270 Park Avenue, 4th Floor
New York, New York 10017
Attention: Tina Ruyter
Tel: 212-270-4676
Fax: 212 -270-5120
Email: tina.ruyter@jpmorgan.com
[Receivables Purchase Agreement]

JPMORGAN CHASE BANK, N.A., as a Purchaser

By:	/s/ Christine L. Ruyter

Name: Christine L. Ruyter
Title: Vice President

Address:	JPMorgan Chase Bank, N.A. 270 Park Avenue, 4th Floor New York, New York 10017

Attention: Tina Ruyter Email: tina.ruyter@jpmorgan.com

Telephone No.: 212-270-4676
Telecopier No.: 212-270-5127
[Receivables Purchase Agreement]

[ADDITIONAL PURCHASER], as a Purchaser

By:

Name:
Title:

Address:

Attention:

Telephone No.:
Telecopier No.:
[Receivables Purchase Agreement]

Exhibit E
RECEIVABLES SALE AGREEMENT
Dated as of October 1, 2009
among
FIDELITY NATIONAL INFORMATION SERVICES, INC.,
and EACH OTHER SUBSIDIARY FROM TIME TO TIME PARTY HERETO,
as Originators

FIS RECEIVABLES SPV, LLC,
as SPV

FIDELITY NATIONAL INFORMATION SERVICES, INC.,
as SPV’s Servicer

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(continued)

EXHIBITS

EXHIBIT A	Form of Subordinated Note

EXHIBIT B	Form of Additional Originator Supplement

SCHEDULES

SCHEDULE I	Lock-Box Banks and Lock-Box Accounts

SCHEDULE II	Credit and Collection Policy

SCHEDULE III	Jurisdiction of Incorporation, Organizational Identification Number, and Location of Principal Place of Business, Chief Executive Office and Office Where Records are Kept

SCHEDULE IV	Financing Statements

SCHEDULE V	Litigation

SCHEDULE VI	Subsidiaries

ii

RECEIVABLES SALE AGREEMENT
          RECEIVABLES SALE AGREEMENT dated as of October 1, 2009 (this “Agreement”) among FIDELITY NATIONAL INFORMATION SERVICES, INC., a Georgia corporation (“FNIS”), each of the other wholly-owned subsidiaries of FNIS listed on the signature pages hereof under the caption “Originators” (collectively, subject to Section 7.03, the “Initial Originators”), such other wholly owned subsidiaries of FNIS added from time to time pursuant to Section 7.01, as Originators (together with FNIS and the Initial Originators and subject to Section 7.03, the “Originators”, and each an “Originator”), FIS RECEIVABLES SPV, LLC, a Delaware limited liability company (the “SPV”), and FNIS, as the SPV’s Servicer.
PRELIMINARY STATEMENTS:
          (1) Each Originator in the ordinary course of business generates, and will generate from time to time, Receivables (as defined in the Receivables Purchase Agreement, as defined below) from time to time owing to it.
          (2) Each Originator wishes to sell to the SPV from time to time hereunder all present and future Receivables (each such Receivable being an “Originator Receivable”), together with the Related Security and Collections (as hereinafter defined) with respect thereto.
          (3) The SPV wishes concurrently to sell interests, to the extent of the Receivable Interests (as defined in the Receivables Purchase Agreement referred to below) sold from time to time by it to the Purchasers (as defined in the Receivables Purchase Agreement referred to below), in each of the present and future Originator Receivables, together with the Related Security and Collections with respect thereto, pursuant to the Receivables Purchase Agreement dated as of October 1, 2009 (the “Receivables Purchase Agreement”) among the SPV, FNIS, as the Servicer, the Receivables Administrators party thereto, the Purchasers party thereto, and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent (the “Agent”).
          NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01. Certain Defined Terms.
          Terms defined in the Receivables Purchase Agreement and not otherwise defined herein are used in this Agreement as defined in the Receivables Purchase Agreement. In addition, as used in this Agreement and unless otherwise stated herein, the following terms shall have the following meanings:

          “Agent” has the meaning specified in Preliminary Statement (3).
          “Agreement” has the meaning specified in the preamble.
          “Collection Date” has the meaning specified in each Subordinated Note.
          “Collections” means, with respect to any Originator Receivable, all cash collections and other cash proceeds of such Originator Receivable, including (i) all cash proceeds of the Related Security with respect to such Originator Receivable and (ii) any amounts in respect of such Originator Receivable deemed to have been received, and actually paid, pursuant to Section 2.03(a).
          “Contract” means a written agreement between any Originator and an Obligor, or, in the case of any open account agreement, as evidenced by an invoice (x) setting forth the amount payable, the payment due date and other relevant terms of payment and a description, in reasonable detail, of the goods or services covered thereby or (y) otherwise approved by the Agent in its Permitted Discretion from time to time (which approval shall not be unreasonably withheld), in each case pursuant to or under which such Obligor shall be obligated to pay for goods or services from time to time.
          “Credit and Collection Policy” means those credit and collection policies and practices in effect on the date hereof relating to Contracts and Originator Receivables and attached as Schedule II hereto, as modified from time to time in compliance with Section 4.03(b).
          “Indemnified Amounts” has the meaning specified in Section 6.01.
          “Indemnified Party” means any or all of the SPV, the Agent, each Purchaser and each of their respective Affiliates, and each of the directors, officers, employees, agents, representatives, attorneys, consultants and advisors of or to any of the foregoing.
          “Initial Originator” has the meaning specified in the preamble.
          “Mandatory Originator Termination Date” has the meaning specified in Section 7.03(a).
          “Material Adverse Effect” means (a) a material adverse effect on the business, assets, liabilities, results of operations, or financial position of FNIS and its Subsidiaries, taken as a whole, (b) a material and adverse effect on the ability of any Transaction Party to perform its obligations under the Transaction Documents, (c) material impairment of the collectability of the Originator Receivables generally or of any material portion of the Originator Receivables or the ability of the SPV’s Servicer (if the SPV’s Servicer is FNIS or an Affiliate of FNIS) to collect Originator Receivables or (d ) a material and adverse effect on the rights and remedies of the Agent or the Purchasers under the Transaction Documents.
          “Originator” and “Originators” has the meaning specified in the preamble.

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          “Originator Receivable” has the meaning specified in Preliminary Statement.
          “Other Taxes” has the meaning specified in Section 8.04(b).
          “Permissive Originator Termination” has the meaning specified in Section 7.03(b).
          “Permissive Originator Termination Date” has the meaning specified in Section 7.03(b).
          “Purchase Price” has the meaning specified in Section 2.01(d).
          “Receivable Assets” means, at any time, all Originator Receivables sold or contributed to the SPV hereunder, the Related Security relating to such Originator Receivables, all Collections with respect to such Originator Receivables, and all proceeds of the foregoing.
          “Receivables Activity Report” means a report prepared by the Originator, in form and substance reasonably satisfactory to the SPV and the Agent, pursuant to Section 2.03(b).
          “Receivables Purchase Agreement” has the meaning specified in Preliminary Statement (3).
          “Related Security” means with respect to any Originator Receivable:
     (i) all of the applicable Originator’s right, title and interest in, under and to all security agreements and other Contracts that evidence or secure (or provide other credit support for) the repayment of such Originator Receivable;
     (ii) all of the applicable Originator’s interest in the goods (including returned goods), if any, relating to the sale which gave rise to such Originator Receivable;
     (iii) all supporting obligations including all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Originator Receivable, whether pursuant to the Contract relating to such Originator Receivable or otherwise, together with all financing statements authorized by an Obligor describing any collateral securing such Originator Receivable;
     (iv) all rights, if any, in respect of (A) lock-boxes to which Collections are sent or deposited, and (B) all Restricted Accounts, and, in each case, all funds and investments therein;

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     (v) all letter of credit rights, guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Originator Receivables whether pursuant to the Contract relating to such Originator Receivable or otherwise;
     (vi) all Records relating to such Originator Receivable (subject, in the case of Records consisting of computer programs, data processing software and other intellectual property under license from third parties, to restrictions imposed by such license on the sublicensing or transfer thereof); and
     (vii) all proceeds of any and all of the foregoing.
          “Required Discount” has the meaning specified in Section 2.01(d).
          “Restricted Subsidiary” has the meaning specified in the FNIS Credit Agreement.
          “Specified Responsible Officer” means the chief executive officer, president, chief operating officer, chief financial officer, treasurer, comptroller or general counsel of the applicable Originator.
          “SPV” has the meaning specified in the preamble.
          “SPV’s Servicer” has the meaning specified in Section 5.01.
          “SPV’s Servicer Fee” has the meaning specified in Section 2.05.
          “Subordinated Note” means a subordinated promissory note, in substantially the form of Exhibit A hereto, executed by the SPV to the order of any Originator.
          “Subsidiary Originators” has the meaning specified in the preamble.
          “Total Assets” means, at any time with respect to any Person, the total assets appearing on the most recently prepared consolidated balance sheet of such Person as of the end of the most recent fiscal quarter of such Person for which such balance sheet is available, prepared in accordance with GAAP.
          “Transaction Documents” means this Agreement, the Receivables Purchase Agreement, each Subordinated Note, the Guaranty, the Control Agreements, and each additional security or control documentation delivered or required to be delivered pursuant to any of the foregoing to evidence the interests of the SPV (and its assigns) in and to the Restricted Accounts, Originator Receivables, Related Security, Collections and proceeds thereof.

4

          “Transaction Party” means each Originator, each Guarantor, each Receivables Administrator, the SPV and the SPV’s Servicer (if an Originator or an Affiliate of an Originator is the SPV’s Servicer); provided that any successor Servicer that is not an Originator or an Affiliate of an Originator shall not be considered a Transaction Party for purposes hereof.
          “Yield Payment Date” means each Payment Date on which Yield is, or required to be, paid under the Receivables Purchase Agreement.
          SECTION 1.02. Other Terms.
          (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in accordance with, GAAP, except as otherwise specifically prescribed herein.
          (b) Except where the context requires otherwise, the definitions in Section 1.01 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise stated, references to Sections, Articles, Schedules and Exhibits made herein are to Sections, Articles, Schedules or Exhibits, as the case may be, of this Agreement. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words in a visible form. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person.
          (c) All terms used in Article 9 in the UCC in the State of New York and not specifically defined herein are used herein as defined in such Article 9.
          SECTION 1.03. Computation of Time Periods.
          Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” each of the words “to” and “until” means “to but excluding” and the word “through” means “through and including.”

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ARTICLE II
SALE AND PURCHASE OF RECEIVABLE ASSETS
          SECTION 2.01. Sale and Purchase of Originator Receivable Assets.
          (a) On the terms and conditions hereinafter set forth (including, with respect to Originators other than FNIS, the provisions of Section 2.02(f) below), the SPV agrees to purchase from each Originator, and each Originator agrees to sell to the SPV, all Originator Receivables of such Originator existing as of the opening of business on the Closing Date or, in the case of any Originator other than any Initial Originator, the initial purchase date for such Originator, as applicable, together with all Related Security relating to such Originator Receivables and all Collections with respect to, and other proceeds of, such Originator Receivables. Subject to the satisfaction of the conditions to purchase set forth and referred to in this Article II, on each Business Day after the Closing Date or such other initial purchase date, as applicable, until the later of the Termination Date or the date on which Capital is reduced to zero, the SPV agrees to purchase from each Originator, and each Originator agrees to sell to the SPV, all Originator Receivables existing as of the close of business on the immediately preceding Business Day which have not been previously purchased hereunder, together with all Related Security relating to such Originator Receivables and all Collections with respect to such Originator Receivables.
          (b) It is the intention of the parties hereto that each purchase by the SPV, and each sale by an Originator, of Receivable Assets to be made hereunder shall be absolute and irrevocable and will provide the SPV with the full risks and benefits of ownership of such Receivable Assets so purchased and shall constitute a “sale of accounts,” as such term is used in Article 9 of the UCC, and not a loan secured by such Receivable Assets. If, notwithstanding such intention, the conveyance of the Receivable Assets from an Originator to the SPV shall ever be recharacterized as a secured loan and not as a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that such Originator shall be deemed to have granted to the SPV, and hereby grants to the SPV, a duly perfected first priority security interest in all of such Originator’s right, title and interest in, to and under the Receivable Assets, free and clear of any Liens, to secure loans deemed to have been made by the SPV to such Originator. Each sale of Receivable Assets by an Originator to the SPV is made without recourse; provided, however, that (i) each Originator shall be liable to the SPV for all representations, warranties and covenants made by such Originator hereunder and (ii) such sale does not constitute and is not intended to result in an assumption by the SPV or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the Originator Receivables, the Related Security and the related Contracts, or any other obligations of such Originator. In view of the intention of the parties hereto that the purchases and transfers of Receivable Assets to be made hereunder shall constitute a sale of such Receivable Assets rather than a loan secured by such Receivable Assets, each Originator agrees to note on its financial statements that such Receivable Assets have been sold to the SPV.

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          (c) In connection with the foregoing sales, transfers and assignments, each Originator irrevocably authorizes the SPV to record and file, at such Originator’s expense, proper financing statements (and proper continuation statements with respect to such financing statements when applicable) with respect to the Receivable Assets now and hereafter from time to time acquired by the SPV under this Agreement, in such manner and in such jurisdictions as are necessary to perfect the sales, transfers and assignments of the Receivable Assets to the SPV (and then by the SPV to the Agent) on or prior to the initial Purchase under the Receivables Purchase Agreement. Such financing statements shall name such Originator as debtor/Originator, the SPV as secured party/buyer and the Agent as assignee.
          (d) The purchase price for each purchase of Receivable Assets by the SPV under this Agreement (the “Purchase Price”) shall be an amount equal to the product obtained by multiplying (a) one minus the Required Discount (defined below) as of the date of such purchase by (b) the Outstanding Balance of the Originator Receivables purchased. The “Required Discount” shall be such percentage as may be determined from time to time (but no less frequently then semiannually) by mutual agreement between an Originator and the SPV based on their respective assessments of the prevailing cost of funds, recent performance history of the Originator Receivables being sold hereunder (including write-offs and rate of collection) and other costs of ownership, all determined on an arm’s length basis as though such determinations were not made by Affiliates.
          SECTION 2.02. Payment for Purchases.
          (a) The Purchase Price for each purchase of Receivable Assets by the SPV shall be payable in full in cash (except as provided in Section 2.02(d) below), by the SPV to the applicable Originator, in each case on the date of each such purchase; except that the SPV may, with respect to any purchase, offset against such Purchase Price any amounts owed by such Originator to the SPV hereunder and which remain unpaid.
          (b) It shall be a condition precedent to the SPV’s obligation to make the initial purchase of Receivable Assets on the Closing Date that all conditions precedent set forth in Section 3.1 of the Receivables Purchase Agreement shall have been satisfied or waived. In addition, it shall be a condition precedent to the SPV’s obligation to make any purchase of Receivable Assets hereunder (including the initial purchase of Receivable Assets on the Closing Date) that (i) the representations and warranties of the applicable Originator contained in Section 3.01 are correct in all material respects as to it and as to the Receivable Assets purchased from it on and as of such day as though made on and as of such date and (ii) no event has occurred and is continuing, or would result from such purchase, which constitutes an Event of Termination or Potential Event of Termination. Each Originator, by accepting the proceeds of the Purchase Price for a purchase of Receivable Assets hereunder, shall be deemed to have certified to the SPV the satisfaction of the conditions precedent described in the immediately preceding sentence.

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          (c) Upon the payment of the Purchase Price for any purchase of Receivable Assets hereunder (whether in cash or by an increase in the principal balance under the applicable Subordinated Note pursuant to Section 2.02(d)) or, in the case of FNIS, the contribution of Receivable Assets to the SPV pursuant to Section 2.02(d), title to the Originator Receivables and other Receivable Assets included in such purchase shall vest in the SPV, whether or not the conditions precedent to such purchase described in Section 2.02(b) above were in fact satisfied; provided, however, that the SPV shall not be deemed to have waived any claim it may have under this Agreement for the failure by the applicable Originator in fact to satisfy any such condition precedent.
          (d) To the extent the SPV shall have insufficient available cash to pay the Purchase Price payable to an Originator on the date of each purchase of Receivable Assets from such Originator, the balance of the Purchase Price then owing shall be paid by an increase to the principal amount of the Subordinated Note issued by the SPV to such Originator; provided, however, that the SPV may not pay the Purchase Price by means of an increase to the principal amount of any Subordinated Note to the extent that, as a result thereof (and after giving effect thereto), the SPV’s net worth (calculated after giving effect to all such purchases and all increases to the principal amount of any Subordinated Note to be made on such date) would be less than 6.0% of the aggregate Outstanding Balance of all Originator Receivables purchased or purported to be purchased by the SPV hereunder. To the extent that the SPV shall at any time be unable to pay the Purchase Price in respect of a purchase of Receivable Assets from FNIS as set forth in the preceding sentence, then FNIS shall be automatically deemed to have made a capital contribution to the SPV of the Receivable Assets which are the subject of such purchase to the extent that the Purchase Price for such Receivable Assets is not paid for in cash or by means of an increase in the aggregate outstanding balance under the Subordinated Note issued to FNIS.
          (e) The indebtedness of the SPV under each Subordinated Note shall be subordinated to the prior right and payment in full of the aggregate outstanding Capital, any Termination Repurchase Obligation or Guaranty Protection Repurchase Obligation, payments of Yield and any other obligations of the SPV arising under the Receivables Purchase Agreement. As soon as practicable after the end of each calendar month (but no later than 15 Business Days after the end of such month), each Originator shall determine the net increase or the net reduction in the outstanding principal amount of the Subordinated Note issued to such Originator occurring during such calendar month and shall account for such net increase or net reduction in its books and records.
          (f) Notwithstanding anything to the contrary herein, to the extent that any Originator (other than FNIS) could not be compensated by the SPV for the transfer of such Receivable Assets in cash or advances under the Subordinated Note payable to such Originator pursuant to the provisions of Sections 2.02(a) and 2.02(d), then such Originator will distribute to FNIS all Receivable Assets that such Originator would otherwise sell to the SPV, and FNIS will sell or contribute, as applicable, those Receivable Assets to the SPV in accordance with the provisions hereof.

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          SECTION 2.03. General Settlement Procedures.
          (a) If, on any day, the Outstanding Balance of an Originator Receivable is either (i) reduced as a result of any defective, rejected or returned goods or services, any discount, or any adjustment by any Originator or (ii) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof against such Originator or any Affiliate or Subsidiary thereof other than the SPV (whether such claim arises out of the same or a related transaction or an unrelated transaction), such Originator shall be deemed to have received on such day a Collection of such Originator Receivable in the amount of such reduction or cancellation and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 4.01(j). If, on any day, (x) any of the representations or warranties in Section 3.01 is no longer true with respect to any Originator Receivable or (y) it is discovered that any Originator Receivable that was included in the Net Receivables Pool Balance as an Eligible Receivable was not an Eligible Receivable at the time of such inclusion, the Originator to which such Originator Receivable shall have been originally owed shall be deemed to have received on such day a Collection in full of such Originator Receivable and shall make the payment required to be made by it in connection with such Collection on the day required by, and otherwise pursuant to, Section 4.01(j). Except as stated in the preceding sentences of this Section 2.03 or as otherwise required by law or the underlying Contract, all Collections received from an Obligor of any Originator Receivable shall be applied to Originator Receivables then outstanding of such Obligor in the order of the age of such Originator Receivables, starting with the oldest such Originator Receivable, except if payment is designated by such Obligor for application to specific Originator Receivables.
          (b) If requested by the SPV or the Agent at least ten Business Days before the end of any calendar month, the SPV’s Servicer shall, within 15 Business Days after the end of such calendar month, prepare and forward to the SPV and the Agent a Receivables Activity Report of the SPV’s Servicer, as of the close of business of such calendar month, setting forth the calculation of the actual Purchase Price for each Receivable Asset sold, transferred and assigned during such calendar month, and the reconciliation of how the Purchase Price has been paid reflecting the cash advanced from the SPV to each Originator during such calendar month, the adjustments to and current balance, if any, due from the SPV to each Originator under its Subordinated Note and the amount of any capital contribution pursuant to Section 2.02(d), and the amount of additional cash, if any, paid by the SPV to each Originator during such calendar month. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, so long as no Event of Termination has occurred and is continuing, the SPV, the SPV’s Servicer, the Receivables Administrators and the Originators shall only be required to provide information (whether in the Seller Report, the Receivables Activity Report or otherwise) with respect to Originator Receivables on an aggregate basis for all Originators taken together (as opposed to on an individual basis for any Originator); provided, however, that in connection with any removal of an Originator by reason of a Guaranty Protection Termination pursuant to Section 2.3(a) of the Receivables Purchase Agreement and Section 7.03(d) of this Agreement, the applicable Originator shall provide

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information reasonably acceptable to the Agent to identify the Originator Receivables of such Originator that are to be repurchased thereunder.
          SECTION 2.04. Payments and Computations, Etc.
          (a) All amounts to be paid or deposited by each Originator or the SPV’s Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in U.S. Dollars in same day funds to the SPV as directed by the SPV to such Originator in writing. Each Originator shall, to the extent permitted by law, pay to the SPV interest on all amounts not paid or deposited by such Originator when due hereunder at 2.00% per annum above the Base Rate in effect from time to time, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.
          (b) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.
          (c) Each Originator hereby irrevocably and unconditionally waives and relinquishes to the fullest extent it may legally do so (i) any express or implied vendor’s lien, and any other Lien (which would otherwise be imposed on or affect any Originator Receivable or any other Receivable Asset), on account of any unpaid amount of such Originator’s Purchase Price therefor or on account of any other unpaid amounts otherwise payable by the SPV under or in connection with this Agreement or the Subordinated Note payable to the order of such Originator or otherwise and (ii) with respect to the obligations of such Originator to make payments or deposits under this Agreement (including, without limitation, payments under Sections 2.03 and 6.01), any setoff, counterclaim, recoupment, defense and other right or claim which such Originator may have against the SPV as a result of or arising out of the failure of the SPV to pay any amount on account of such Originator’s Purchase Price under Sections 2.01 and 2.02 or any other amount payable by the SPV to such Originator under this Agreement or the Subordinated Note payable to the order of such Originator or otherwise.
          SECTION 2.05. SPV’s Servicer Fee.
          The SPV shall pay to the SPV’s Servicer a fee (the “SPV’s Servicer Fee”) from the date hereof until the Termination Date, payable on each Yield Payment Date, in an amount equal to the amount payable to the Servicer under the Receivables Purchase Agreement or such other amount calculated on an arm’s-length basis for services performed as a subcontractor on terms common to collection agency arrangements in comparable asset sale transactions; provided, however, that the SPV shall be given a credit against the SPV’s Servicer Fee payable under this Agreement equal to the full amount of the Servicer Fee paid under the Receivables Purchase Agreement.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES
          SECTION 3.01. Representations and Warranties of Each Originator.
          Each Originator represents and warrants (for itself only), as of the date hereof and the date of each transfer of Receivable Assets hereunder, as follows (except that only FNIS will make the representation and warranty set forth in Section 3.01(e)):
          (a) Existence, Qualification and Power; Compliance with Laws. Such Originator (a) is a Person, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws (including, without limitation, Environmental Laws), orders, writs and injunctions, and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a) (other than with respect to FNIS), (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          (b) Authorization; No Contravention. The execution, delivery and performance by such Originator of each Transaction Document to which such Originator is a party are (a) within such Originator’s corporate or other powers, (b) have been duly authorized by all necessary corporate, shareholder or other organizational action, and (c) do not and will not (i) contravene the terms of any of such Originator’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 4.01 of the Guaranty), or require any payment to be made under, (A) any documentation governing any Permitted Subordinated Indebtedness, (B) any other Contractual Obligation to which such Originator is a party or affecting such Originator or the properties of such Originator or any of its Subsidiaries or (C) any order, injunction, writ or decree, of or with any Governmental Authority or any arbitral award to which such Originator or its property is subject, or (iii) violate, in any material respect, any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii) to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
          (c) Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required to be made or obtained by any Originator in connection with the execution, delivery or performance by such Originator of this Agreement or any other Transaction Document, except for (i) the UCC filings contemplated by the Transaction Documents, (ii) the

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approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force, and (iii) those approvals, consents, exemptions, authorizations, actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
          (d) Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator. This Agreement and each other Transaction Document to which such Originator is a party constitutes a legal, valid and binding obligation of such Originator, enforceable against such Originator in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity.
          (e) Financial Statements; No Material Adverse Effect.
     (i) The pro forma consolidated financial statements of FNIS and its Subsidiaries for (A) the twelve month period ended March 31, 2009 and (B) for the fiscal year ended December 31, 2008, a copy of each of which has been furnished to the Agent for distribution to the Purchasers, have been prepared in good faith, based on assumptions believed by FNIS to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial position of FNIS and its Subsidiaries as of March 31, 2009 and their estimated results of operations for the period covered thereby, assuming that the Acquisition had actually occurred at such date or at the beginning of the period covered thereby.
     (ii) The (A) audited consolidated balance sheet of FNIS and its Subsidiaries for the fiscal year ended December 31, 2008, and the related consolidated statements of income, shareholders’ equity and cash flows for such fiscal year of FNIS and its Subsidiaries, including the notes thereto and (B) unaudited consolidated balance sheet of FNIS and its Subsidiaries dated June 30, 2009, and the related consolidated statements of income, shareholders’ equity and cash flows for the two fiscal quarter period ended on such date fairly present in all material respects the financial condition of FNIS and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (and, with respect to unaudited financial statements, the absence of footnotes and subject to such adjustments as would be made in connection with the audit of financial statements for the relevant period).
     (iii) Since December 31, 2008, there has been no change, effect, event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect.

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     (iv) The forecasts prepared by management of FNIS of consolidated balance sheets, income statements and cash flow statements for (A) each fiscal quarter of 2009 and 2010 ended after the Closing Date and (B) each fiscal year commencing with the fiscal year ending on December 31, 2009 through the fiscal year ending on December 31, 2013, copies of which have been furnished to the Agent and the Purchasers prior to the Closing Date, have been prepared in good faith based upon assumptions believed in good faith by FNIS to be reasonable in light of conditions existing at the time of preparation, it being understood that (x) such forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (y) no representation is made with respect to information of a general economic or general industry nature.
          (f) Litigation. Except as disclosed in Schedule V, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Specified Responsible Officer of such Originator, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against such Originator or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (g) Ownership of Property; Liens. Such Originator and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 1 of Annex D to the Guaranty and except where the failure to have such title or the existence of such Lien could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (h) Transfer.
     (i) Immediately prior to each sale, transfer and/or assignment by such Originator of any Receivable Assets hereunder, such Originator is the legal and beneficial owner of such Receivable Assets, free and clear of any Lien (other than Permitted Liens).
     (ii) Upon each sale, transfer and/or assignment by such Originator of each Receivable Asset to the SPV hereunder, such Originator shall transfer to the SPV (and the SPV shall acquire), a valid interest in such Receivable Asset, free and clear of any Lien (other than Permitted Liens), which interest shall be a perfected first priority interest

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(subject to Permitted Liens) upon the filing of the financing statements referred to in Article III of the Receivables Purchase Agreement.
     (iii) The Purchase Price payable to such Originator on the date of each purchase of Receivable Assets hereunder constitutes fair consideration and approximates fair market value for such Receivable Asset, and the terms and conditions (including the Purchase Price therefor, and the terms of the applicable Subordinated Note, if applicable) of the sale, transfer and assignment of such Receivable Assets pursuant to Sections 2.01 and 2.02 (other than any capital contribution of any such Receivable Assets) reasonably approximate an arm’s-length transaction between unaffiliated parties. No such sale, transfer or assignment has been made for or on account of an antecedent debt owed by such Originator to the SPV and no such sale, transfer or assignment is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
          (i) Taxes. Such Originator and each of its Subsidiaries have filed all Federal and material state and other tax returns and reports required to be filed, and have paid all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (i) which are not overdue by more than thirty days, (ii) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (iii) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.
          (j) ERISA Compliance.
     (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the Code except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect. In the preceding five years, such Originator and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and in the preceding five years, no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent a failure to make such contributions or application, as the case may be, could not reasonably be expected to have a Material Adverse Effect.
     (ii) There are no pending or, to the knowledge of any Specified Responsible Officer of such Originator, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary

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responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (iii) (A) No ERISA Event has occurred or is reasonably expected to occur; (B) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (C) neither such Originator nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums not yet due or premiums due and not yet delinquent under Section 4007 of ERISA); (D) neither such Originator nor any of its Subsidiaries nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (E) neither such Originator nor any of its Subsidiaries nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 3.01(j), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
          (k) Subsidiaries; Equity Interests. As of the Closing Date (after giving effect to the Acquisition), Schedule VI (i) sets forth the name and jurisdiction of organization of each Subsidiary of such Originator (other than Subsidiaries of FNIS that in the aggregate represent less than the greater of (x) 5% of the Total Consolidated Assets (as defined in the FNIS Credit Agreement) and (y) 5% of the Consolidated EBITDA (as defined in the FNIS Credit Agreement) of FNIS and its Consolidated Subsidiaries) and (ii) sets forth the ownership interest of such Originator and any other Subsidiary of FNIS in each such Subsidiary, including the percentage of such ownership.
          (l) Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of such Originator to the Agent, any Purchaser or the SPV in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Transaction Document (as modified or supplemented by other information so furnished) when taken as a whole (and considered together with all information publicly disclosed by the Consolidated Companies) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under and at the time which they were made, not materially misleading; provided that, with respect to financial estimates, projected or forecasted financial information and other forward-looking information, such Originator represents and warrants only that such information was prepared in good faith based upon assumptions believed by such Originator to be reasonable in light of conditions existing at the time of preparation; it being understood that (i) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections or

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forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.
          (m) Solvency. On the Closing Date, after giving effect to the Acquisition and each of the transactions contemplated by this Agreement and the other transactions to occur on the Closing Date, such Originator is Solvent.
          (n) Credit and Collection Policy. Such Originator has complied with the Credit and Collection Policy in all material respects and since the date of this Agreement there has been no change in the Credit and Collection Policy except as permitted hereunder. Such Originator has not extended or modified the terms of any Originator Receivable or the Contract under which any such Originator Receivable arose, except in accordance with the Credit and Collection Policy and in accordance with Section 6.2(b) of the Receivables Purchase Agreement.
          (o) Receivables Assets. No effective financing statement or other instrument similarly in effect covering any Contract of such Originator or any Originator Receivable or Related Security or Collections with respect thereto is on file in any recording office, except those filed in favor of the SPV relating to this Agreement or in favor of the SPV and the Agent relating to the Receivables Purchase Agreement.
ARTICLE IV
GENERAL COVENANTS OF EACH ORIGINATOR
          SECTION 4.01. Affirmative Covenants of Each Originator.
          Until the later of (i) the Termination Date and (ii) the date upon which no Capital shall be outstanding and no Obligations (other than contingent indemnification obligations) remain unpaid under this Agreement and the Receivables Purchase Agreement, each Originator shall:
     (a) Preservation of Existence. Preserve and maintain its legal existence, rights, franchises and privileges under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 5 of Annex D to the Guaranty (and, in the case of any Originator, other than FNIS, to the extent the failure to do so, could not reasonably be expected to have a Material Adverse Effect) and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such qualification could reasonably be expected to have a Material Adverse Effect.
     (b) Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, ordinary wear and tear excepted and casualty and condemnation excepted, and (ii) make all necessary renewals, replacements,

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modifications, improvements, upgrades, extensions and additions to material properties and equipment in accordance with prudent industry practices.
     (c) Payment of Taxes. Pay all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those (i) which are not overdue by more than 30 days, (ii) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (iii) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.
     (d) Compliance with Laws. Except to the extent that any failure to do so could not reasonably be expected to result in a Material Adverse Effect, comply in all material respects with all applicable laws, rules and regulations, and all orders of any Governmental Authority applicable to it and all of its Originator Receivables and related Contracts, Related Security and Collections with respect thereto.
     (e) Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied, for all material financial transactions and material matters involving the assets and business of such Originator and its Restricted Subsidiaries.
     (f) Books of Accounts.
     (i) Maintain all Records in a commercially reasonable manner that provides effective access thereto by the Agent during normal business hours upon reasonable notice.
     (ii) Subject to the last sentence of Section 2.03(b), maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate, in all material respects, records evidencing Originator Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information necessary for the collection of all Originator Receivables (including, without limitation, records adequate to permit the identification, on a weekly basis as of the second Business Day of each week with respect to all transactions occurring with respect to Originator Receivables through the last Business Day of the immediately preceding week, of each Originator Receivable, the Outstanding Balance of each Originator Receivable and the dates on which payments are due thereon and all Collections of and adjustments to each existing Originator Receivable). Such books and records shall be marked in accordance with Section 5.04(a) to indicate the transfers of all Receivable Assets hereunder.
     (g) Performance and Compliance with Contracts and Credit and Collection Policy. At its expense, (i) perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all provisions, covenants and other promises required to be observed by it under the Contracts related to

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the Originator Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to the Originator Receivables and the related Contracts and (ii) as beneficiary of any Related Security, enforce such Related Security as reasonably requested by the Agent.
     (h) Examination of Records; Audits.
     (i) From time to time upon five Business Days’ (or, during the continuance of a Liquidity Threshold Event, two Business Days) prior notice (except that during the continuance of a Potential Event of Termination or Event of Termination, no such notice shall be required) and during regular business hours as requested by the SPV or the Agent and at the expense of such Originator (provided that such Originator shall not be required to pay for more than two examinations and/or visits per year unless a Triggering Event exists), permit the SPV or the Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator, its Affiliates or Subsidiaries or the agents of such Originator or its Affiliates or Subsidiaries, relating to Originator Receivables and the other Receivable Assets, including, without limitation, the related Contracts, and (B) to visit the offices and properties of such Originator, its Affiliates or Subsidiaries or the agents of such Originator or its Affiliates or Subsidiaries, for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Originator Receivables and the other Receivable Assets or such Originator’s performance hereunder or under the Contracts with any of the officers or employees of such Originator having knowledge of such matters and designated by such Originator to discuss such matters with the SPV or the Agent or their agents or representatives. Unless a Potential Event of Termination or Event of Termination is continuing, the SPV and the Agent agree to combine any request for any such examinations and visits with any request being made under Sections 5.1(f) and 5.4(e) of the Receivables Purchase Agreement
     (ii) The SPV (with the prior written consent of the Agent) or the Agent may (at its own election or at the request of the Required Purchasers), at such Originator’s sole cost and expense make test verifications and other evaluations of the Originator Receivables in any manner and through any medium that the SPV or the Agent considers advisable, and such Originator shall furnish all such assistance and information as the SPV (or the Agent) may require in connection therewith; provided that, unless a Triggering Event has occurred and is continuing, the SPV or the Agent shall conduct no more than two such evaluations pursuant to this subsection during any calendar year. Such Originator shall pay the documented fees and expenses of employees or other representatives of the SPV and the Agent in connection with such evaluations. The SPV or the Agent, as applicable, shall furnish to each Purchaser a copy of the final

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written report prepared in connection with any such evaluation and shall provide such Originator with a summary of the analysis of the Originator Receivables contained in any such final written report not less than five Business Days prior to delivery thereof to the Purchasers; provided that the obligations of the SPV and the Agent to so furnish such report or summary hereunder shall be satisfied by delivery of such report or summary under Section 5.4(f)(ii) of the Receivables Purchase Agreement.
     (iii) Subject to the last sentence of Section 2.03(b), such Originator shall furnish to the SPV and the Agent any information that the SPV and the Agent may reasonably request regarding the determination and calculation of the Net Receivables Pool Balance including correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all Obligors in respect of Originator Receivables referred to therein.
     (i) Transaction Documents. At its expense, maintain each of the Transaction Documents to which it is a party in full force and effect, take all such action to such end as may be from time to time reasonably requested by the SPV or the Agent with respect to such Originator, and make to any party to each of such Transaction Documents such demands and requests for information and reports or for action as it is entitled to make thereunder and as may be from time to time reasonably requested by the SPV or the Agent.
     (j) Deposits to Lock-Box Accounts. Instruct all Obligors to make payments in respect of Originator Receivables to a Lock-Box or a Lock-Box Account and, if such Originator shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by such Originator pursuant to Section 2.03(a)), segregate and hold in trust such Collections and deposit such Collections, or cause such Collections to be deposited, into the Concentration Account within two Business Days after the end of the week of such receipt.
     (k) Subsidiaries. In the case of FNIS, maintain the status of the SPV as a wholly- owned, direct or indirect, subsidiary of FNIS.
          SECTION 4.02. Reporting Requirements of Each Originator.
          Until the later of (i) the Termination Date and (ii) the date upon which no Capital Investment shall be outstanding and no Obligations (other than contingent indemnification obligations) remain unpaid under this Agreement and the Receivables Purchase Agreement, FNIS and, with respect to Sections 4.02(d), (f) and (g), each Originator shall furnish to the SPV and the Agent for distribution to the Purchasers (unless such information has been delivered pursuant to the Receivables Purchase Agreement):

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          (a) Annual Reports. As soon as available, but in any event within 105 days after the end of each fiscal year of FNIS beginning with the fiscal year ending on December 31, 2009, a consolidated balance sheet of FNIS and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of KPMG LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that if the independent auditor provides an attestation and a report with respect to management’s report on internal control over financial reporting and its own evaluation of internal control over financial reporting, then such report may include a qualification or limitation due to the exclusion of any acquired business from such report to the extent such exclusion is permitted under rules or regulations promulgated by the SEC or the Public Company Accounting Oversight Board.
          (b) Quarterly Reports. As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of FNIS beginning with the fiscal quarter ending on September 30, 2009, a consolidated balance sheet of FNIS and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth, in each case, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of FNIS as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of FNIS and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
          (c) Annual Forecasts. As soon as available, but in any event no later than 105 days after the end of each fiscal year, forecasts prepared by management of FNIS, in form reasonably satisfactory to the Agent of consolidated balance sheets, income statements and cash flow statements of FNIS and its Subsidiaries for the fiscal year following such fiscal year then ended, which shall be prepared in good faith upon reasonable assumptions at the time of preparation and which shall state therein all the material assumptions on the basis of which such forecasts were prepared), it being understood that actual results may vary from such forecasts and that such variations may be material; provided that compliance with this Section 4.02(c) shall not be required so long as FNIS achieves and maintains at least two of the following three ratings: (i) a corporate credit rating of BBB- or higher from S&P, (ii) a corporate family rating of Baa3 or higher from Moody’s and (iii) an issuer default rating of BBB- or higher from Fitch Ratings.
          (d) Responsible Officer’s Certification. Concurrently with (a) and (b) above, a certificate of a Responsible Officer of such Originator,

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(i) certifying that to the best knowledge of such Responsible Officer no Potential Event of Termination or Event of Termination has occurred with respect to such Originator and is continuing or, if a Potential Event of Termination has occurred and is continuing with respect to such Originator, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and
(ii) certifying that except as previously notified to the SPV or the Agent pursuant to Section 4.02(f) there has been no change in such Originator’s name, form of organization, jurisdiction of organization and organizational number or Federal Taxpayer Identification Number.
          (e) Litigation, etc. Prompt written notice after any Specified Responsible Officer learns of the following:
(i) the occurrence of any Triggering Event, Potential Event of Termination or Event of Termination; and
(ii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any matter arising out of or resulting from (A) breach or non-performance of, or any default under, a Contractual Obligation of any Transaction Party or any Subsidiary, (B) any dispute, litigation, investigation, proceeding or suspension between any Transaction Party or any Restricted Subsidiary and any Governmental Authority, (C) the commencement of, or any material adverse development in, any litigation, investigation or proceeding affecting any Transaction Party or any Subsidiary, or (D) the occurrence of any ERISA Event.
Each notice pursuant to this Section 4.02(e) shall be accompanied by a written statement of a Responsible Officer of FNIS (x) that such notice is being delivered pursuant to Section 4.02(e)(i) or (ii) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action FNIS has taken and proposes to take with respect thereto. Each notice pursuant to Section 4.02(e)(i) shall describe with particularity to the extent known any and all provisions of this Agreement and any other Transaction Document in respect of which such Triggering Event, Potential Event of Termination or Event of Termination (as applicable) exists.
          (f) Information Regarding Such Originator. Written notice within 15 days immediately following the end of the month in which any change occurs (in any other case) with respect to any change in such Originator’s (i) name, (ii) form of organization, (iii) jurisdiction of organization, (iv) organizational number or (v) Federal Taxpayer Identification Number.
          (g) Other. Subject to the last sentence of Section 2.03(b), promptly, from time to time, such other information, documents, records or reports respecting this Agreement or the other Transaction Documents, the Originator Receivables or any other

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Receivable Assets or the condition or operations, financial or otherwise, of such Originator as the SPV or the Agent may from time to time reasonably request.
          Documents required to be delivered pursuant to clauses (a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (a) on which FNIS posts such documents, or provides a link thereto on FNIS’s website on the Internet at www.investor.fidelityinfoservices.com/sec.cfm; or (b) on which such documents are posted on FNIS’s behalf on IntraLinks or other relevant website, to which each Purchaser and the Agent are granted access (whether a commercial, third-party website or whether sponsored by the Agent); provided that FNIS shall notify (which may be by facsimile or electronic mail or by an automated electronic alert of a posting) the Agent of the posting of any such documents which notice may be included in the certificate delivered pursuant to Section 4.02(d). Except for such certificate, the Agent shall have no obligation to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by FNIS with any such request for delivery, and each Purchaser shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. FNIS hereby acknowledges that (a) the Agent will make available to the Purchasers materials and/or information provided by or on behalf of any Originator hereunder by posting same to IntraLinks or another similar electronic system.
          SECTION 4.03. Negative Covenants of Each Originator.
          Until the later of (i) the Termination Date and (ii) the date upon which no Capital shall be outstanding and no Obligations (other than contingent indemnification obligations) remain unpaid under this Agreement and the Receivables Purchase Agreement, each Originator shall not:
          (a) Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 of the Receivables Purchase Agreement and the applicable Credit and Collections Policy, extend, amend or otherwise modify the terms or Outstanding Balance of any Originator Receivable, or extend, amend, modify or waive any term or condition of any Contract related thereto.
          (b) Change in Business Lines or Credit and Collection Policy. Engage to any material extent in any business other than any of the businesses in which it is engaged on the Closing Date, and any business reasonably related, incidental, complementary or ancillary thereto or extensions, expansions or developments thereof, or make any change in the Credit and Collection Policy, in either case, that would be reasonably likely to materially impair the collectability of the Originator Receivables.
          (c) Change in Payment Instructions to Obligors. Make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Lock-Box Account, unless the Agent shall have received at least 10 Business Days’ prior written notice of such addition, termination or change and shall have received, with respect to each new Lock-Box Account, a Shifting Control Deposit Account Agreement

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executed by the Lock-Box Bank that maintains such Lock-Box Account and the owner of such Lock-Box Account.
          (d) Deposits to Lock-Box Accounts. Deposit or otherwise credit, or cause or grant permission to be so deposited or credited, to any Restricted Account (other than a Lock-Box Account) cash or cash proceeds in an amount exceeding $100,000 in the aggregate other than Collections of Originator Receivables (provided, however, that no Originator shall be deemed to have violated this covenant if, within five Business Days after any Specified Responsible Officer of such Originator learns that cash or cash proceeds in an aggregate amount exceeding $100,000 have been incorrectly deposited or credited to any Restricted Account, such Originator removes such cash or cash proceeds from such Restricted Account (or, with respect to Restricted Accounts then under the exclusive control of Agent, notifies the Agent that such removal is required)).
          (e) Organizational Documents; Change of Name, Etc.
(i) Change its name, form of organization or jurisdiction of organization, unless, prior to the effective date of any such change, if such change adversely affects the rights of the Agent under then existing Control Agreements with such Transaction Party to take control of the Restricted Accounts pursuant to Section 6.3(a) of the Receivables Purchase Agreement, such Originator delivers to the SPV and the Agent new Control Agreements executed by such Originator and the relevant banks, to the extent necessary to reflect such changes and to continue to enable the Agent to exercise such rights.
(ii) Cause or permit the SPV’s Organization Documents to be amended, supplemented or otherwise modified without the consent of the Agent (not to be unreasonably withheld or delayed).
          (f) Sale of Receivables. Prepare any financial statements which shall account for the transactions contemplated hereby in any manner other than the sale of the Receivable Assets by such Originator to the SPV or otherwise treat in any other respect (other than for accounting and tax purposes) the transactions contemplated by this Agreement in any manner other than as sales of Receivable Assets by such Originator to the SPV.
          (g) Voluntary Petitions. Cause the SPV to file a voluntary petition under the Bankruptcy Code or any other bankruptcy or insolvency laws so long as the SPV is not “insolvent” within the meaning of the Bankruptcy Code, and unless, and only unless, such filing has been authorized in accordance with the SPV’s Organization Documents.
          (h) Maintenance of SPV’s Separate Existence. Take any action, or omit to take any action, if the effect is to cause the SPV to fail to perform or observe in any material respect the covenants contained in Section 5.1(d) and Section 5.1(j) of the

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Receivables Purchase Agreement or to otherwise cause the SPV not to be considered as a legal entity separate and distinct from such Originator.
ARTICLE V
ADMINISTRATION AND COLLECTION
          SECTION 5.01. Designation of SPV’s Servicer.
          (a) The Originator Receivables shall be serviced, administered and collected by the Person (the “SPV’s Servicer”) designated from time to time to perform the duties of the Servicer under the Receivables Purchase Agreement in accordance with Section 6.1 of the Receivables Purchase Agreement, and shall be serviced, administered and collected by the SPV’s Servicer in the manner set forth in Section 6.2 of the Receivables Purchase Agreement (including by subcontracting to any other Originator or any Receivables Administrator in accordance with Section 6.1(b) of the Receivables Purchase Agreement). Until the Agent designates a new Servicer in accordance with Section 6.1 of the Receivables Purchase Agreement, FNIS is hereby designated to act as, and FNIS hereby agrees to perform the duties and obligations of, the SPV’s Servicer hereunder.
          SECTION 5.02. Rights of the SPV and the Agent.
          (a) Each Originator hereby acknowledges the transfer by the SPV and the Receivables Administrators (as applicable) to the Agent of control of the Lock-Box Accounts to which the Obligors of Originator Receivables shall make payments, and the other Restricted Accounts, and shall take any further action that the Agent may reasonably request to effect such transfer.
          (b) At any time during the continuance of an Event of Termination:
(i) Each of the SPV and the Agent acting together or alone may notify the Obligors of Originator Receivables, at each Originator’s expense, of the SPV’s interest in the Originator Receivables and the ownership of Receivable Interests by the Purchasers.
(ii) Each of the SPV and the Agent acting together or alone may, at the expense of the respective Originators to which the respective Originator Receivables shall have been originally owed, direct the Obligors of such Originator Receivables, or any of them, to make payment of all amounts due or to become due to any Originator under Originator Receivables directly to the Agent or its designee.
(iii) Each Originator shall, at the SPV’s or the Agent’s request and at such Originator’s expense, give notice of such ownership to such Obligors and direct them to make such payments directly to the Agent or its designee.

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(iv) Each Originator shall, at the SPV’s or the Agent’s request and at such Originator’s expense, (A) assemble, and make available to the SPV and the Agent at a place reasonably selected by the Agent or its designee, all of the Records which evidence or relate to the Receivable Assets, and the related Contracts and Related Security, or which are otherwise necessary to collect the Originator Receivables, provided that, in the case of Records consisting of computer programs, data processing software and any other intellectual property under license from third parties, such Originator will make available such Records only to the extent that the license for such property so permits, and provided, further, that during the continuance of an Event of Termination, such Originator shall, at the request of the SPV or the Agent, commence the process of assembling such Records, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections or other proceeds of Originator Receivables in a manner reasonably acceptable to the Agent and, shall promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.
(v) The Agent may take any and all commercially reasonable steps in the name of any Originator and on behalf of such Originator, the SPV and the Purchasers that are necessary, in the reasonable determination of the Agent, to collect amounts due under any and all Originator Receivables, including, without limitation, endorsing such Originator’s name on checks and other instruments representing Collections or other proceeds of Originator Receivables and enforcing the Originator Receivables and the related Contracts and Related Security, and adjusting, settling or compromising the amount or payment thereof, in the same manner and to the same extent as such Originator might have done in the absence of Section 4.03(a).
          (c) At any time during the continuance of a Triggering Event, the Agent may, upon the instructions of the Required Purchasers and at such Originator’s expense, request any of the Obligors of the Originator Receivables to confirm the Outstanding Balance of such Obligor’s Originator Receivables.
          SECTION 5.03. Responsibilities of the Originators.
          Anything herein to the contrary notwithstanding:
          (a) Each Originator shall perform its obligations (if any) under the Contracts related to the Originator Receivables to the same extent as if the Receivable Assets had not been sold and the exercise by the SPV or the Agent of its rights hereunder or under the Receivables Purchase Agreement shall not release the SPV’s Servicer or such Originator from such obligations or its obligations with respect to any Originator Receivables or under the related Contracts; and

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          (b) Neither the SPV nor the Agent nor the Purchasers nor any other Indemnified Party shall have any obligation or liability with respect to any Originator Receivables or related Contracts, nor shall any of them be obligated to perform any of the obligations of any Originator thereunder.
          SECTION 5.04. Further Actions Evidencing Purchases.
          (a) Subject to the last sentence of Section 2.03(b), each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the SPV or the Agent may reasonably request, to perfect, protect or more fully evidence or maintain the validity and effectiveness of the sale, transfer and assignment of Receivable Assets by such Originator to the SPV hereunder and the Receivable Interests purchased by the Purchasers under the Receivables Purchase Agreement, to carry out more effectively the purposes of the Transaction Documents and to enable any of them or the Agent to exercise and enforce their respective rights and remedies hereunder or under the other Transaction Documents. Without limiting the foregoing, each Originator will, upon the request of the SPV or the Agent, in order to perfect, protect or evidence such sales, transfers and assignments and such Receivable Interests: (i) file or caused to be filed such financing or continuation statements or amendments thereto or assignments thereof, and such other instruments and documents, that may be necessary, or that the SPV or the Agent may reasonably request; (ii) during the continuance of any Event of Termination, mark conspicuously each invoice evidencing each Originator Receivable with a legend stating that such Originator Receivables and related Contract have been sold, transferred and assigned to the SPV in accordance with this Agreement; and (iii) during the continuance of any Event of Termination, mark its master data processing records evidencing such Originator Receivables and related Contracts with such legend. Notwithstanding anything to the contrary in this Agreement or any Transaction Document, in no event will any Transaction Party be required (nor shall the Agent or any Purchaser be entitled) to notify any Obligor of the sale of any Originator Receivables or any Related Security from any Originator to the SPV (or the subsequent sale thereof by the SPV to the Purchasers) unless an Event of Termination then exists, it being understood and agreed that this sentence shall not in any way limit the ability of the SPV or the Agent to file financing statements and other similar documents that are contemplated by Section 2.01(c) hereof and Section 6.5(b) of the Receivables Purchase Agreement.
          (b) Each Originator hereby authorizes each of the SPV and the Agent acting together or alone to file (with a copy provided to the Originator) one or more financing or continuation statements and amendments thereto and assignments thereof, relating to all or any of the Receivable Assets without the signature of such Originator where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.
          (c) If FNIS in its capacity as SPV’s Servicer fails to perform any of its obligations hereunder, the SPV or the Agent may, upon prior written notice to FNIS, itself perform, or cause performance of, such obligation, and the reasonable costs and

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expenses of the Agent or the SPV incurred in connection therewith shall be payable by the Originator under Section 6.01 or 8.04, as applicable.
ARTICLE VI
INDEMNIFICATION
          SECTION 6.01. Indemnities by the Originators.
          Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, and whether or not any of the transactions contemplated hereby are consummated, each Originator hereby agrees, severally but not jointly, to indemnify each Indemnified Party from and against, and hold each thereof harmless from, any and all claims, losses, liabilities, costs and expenses of any kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses of one counsel to all Indemnified Parties, exclusive of one local counsel to all Indemnified Parties, unless the interests of the Agent and the Purchasers are sufficiently divergent, in which case one additional counsel may be appointed) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of, or resulting from, in whole or in part, the Transaction Documents or the activities of such Originator in connection herewith or with any other Transaction Document or the use of proceeds of sales, transfers and assignments of Receivable Assets hereunder; excluding, however, Indemnified Amounts (a) to the extent resulting from (x) the gross negligence or willful misconduct on the part of such Indemnified Party as determined by the final non-appealable judgment of a court of competent jurisdiction or (y) the failure to collect amounts in respect of an Originator Receivable to the extent such failure results from a discharge of the Obligor with respect thereto in a proceeding in respect of such Obligor under applicable bankruptcy laws or otherwise results from the Obligor’s financial inability to pay such amounts or (b) that are subject to the exclusions from reimbursement or payment therefor under Section 2.14 of the Receivables Purchase Agreement (such Indemnified Amounts excluded by the immediately preceding clauses (a) or (b) are the “Excluded Amounts”). Neither any Indemnified Party nor any Transaction Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Transaction Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). Without limiting or being limited by the foregoing and whether or not any of the transactions contemplated hereby are consummated, each Originator shall pay within ten Business Days after demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts (other than Excluded Amounts) which relate to or result from, or which would not have occurred but for, one or more of the following:
(i) any Receivable originally owed to such Originator becoming an Originator Receivable which is not at the date of its sale, transfer and assignment hereunder an Eligible Receivable;

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(ii) any representation or warranty or statement made or deemed made by such Originator (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any Receivables Activity Report, Seller Report or other document delivered or to be delivered by such Originator in connection herewith or with any other Transaction Document being incorrect in any material respect when made or deemed made or delivered;
(iii) the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Originator Receivable originally owed to such Originator or the related Contract or any Related Security with respect thereto; or the failure, as a result of any action or omission of such Originator, of any Originator Receivable or the related Contract or any Related Security with respect thereto to conform to any such applicable law, rule or regulation;
(iv) the failure by any action or inaction of such Originator to vest in the SPV a first priority (subject to Permitted Liens) perfected 100% ownership interest in each Originator Receivable originally owed to such Originator and the Related Security and Collections in respect thereof, free and clear of any Lien (except for Liens created by the Transaction Documents and Permitted Liens);
(v) the failure of such Originator to have filed, or any delay by such Originator in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Originator Receivable originally owed to such Originator and the Related Security and Collections in respect thereof, whether at the time of the initial sale, transfer and assignment hereunder or at any subsequent time;
(vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of any Obligor with or against such Originator to the payment of any Originator Receivable originally owed to such Originator (including, without limitation, any defense based on the fact or allegation that such Receivable or the related Contract is not a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale by such Originator of the goods or services related to such Receivable or such Originator’s furnishing or failure to furnish such goods or services;
(vii) any failure of such Originator (and, in the case of FNIS, any failure of FNIS, as SPV’s Servicer, Servicer, or otherwise) to perform its duties, obligations or covenants under and in accordance with this Agreement or any other Transaction Document or to perform its duties or obligations under any Contract;

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(viii) any product liability, personal injury, copyright infringement, theft of services, property damage, or other breach of contract, antitrust, unfair trade practices or tortious claim arising out of or in connection with any action or omission of such Originator and the subject matter of any Contract or out of or in connection with any transaction contemplated by this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or such Contract;
(ix) the commingling by such Originator of Collections of Originator Receivables originally owed to such Originator at any time with other funds;
(x) any action or omission by such Originator, whether as SPV’s Servicer, Servicer or otherwise, reducing or impairing the rights of the SPV hereunder or of any Purchaser of a Receivable Interest under the Receivables Purchase Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto or with respect to any Originator Receivable;
(xi) any cancellation or modification of an Originator Receivable originally owed to such Originator, the related Contract or any other Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise, unless such cancellation or modification was made in accordance with Section 6.2 of the Receivables Purchase Agreement and the applicable Credit and Collections Policy or by or with the express consent of the Agent or a Servicer that is not FNIS or an Affiliate or Subsidiary of FNIS; provided that in no event shall Indemnified Amounts include any unpaid portion of an Originator Receivable effected by any such cancellation or modification;
(xii) (A) any investigation, litigation or proceeding related to or arising from such Originator’s execution, delivery or performance of this Agreement, any other Transaction Document or any other instrument or document furnished by such Originator pursuant thereto, or any transaction contemplated by this Agreement or any Contract to the extent involving such Originator, or the ownership of, or other interest in, any Originator Receivable originally owed to such Originator, the related Contract or Related Security, or (B) the use by such Originator of proceeds of any sale, transfer and assignment of any Receivable Asset hereunder;
(xiii) the existence of any Lien (except for Liens created pursuant to the Transaction Documents and Permitted Liens) against or with respect to any Originator Receivable originally owed to such Originator, the related Contract, Related Security or Collections and resulting from any act or omission of such Originator;

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(xiv) any failure by such Originator to pay when due any taxes, including without limitation sales, excise or personal property taxes, payable by such Originator in connection with any Originator Receivable originally owed to such Originator or the related Contract or any Related Security with respect thereto; or
(xv) any claim brought by any Person other than an Indemnified Party arising from any activity of such Originator or any Subsidiary of such Originator (other than the SPV) in servicing, administering or collecting any Originator Receivable originally owed to such Originator.
ARTICLE VII
ADDITION AND TERMINATION OF ORIGINATORS
          SECTION 7.01. Addition of Originators.
          Subject to Section 7.02, from time to time, one or more Subsidiaries which are 100% owned, directly or indirectly, by FNIS, which own or originate Receivables may become Originators hereunder and parties hereto; provided that neither Metavante Holdings, LLC nor any of its direct or indirect subsidiaries may become an Originator hereunder prior to payment in full of all amounts owing under the Metavante Credit Agreement and termination thereof (or consent from the requisite lenders thereunder). If any such Subsidiary wishes to become an additional Originator or if FNIS or any Originator desires to acquire any Person as a new wholly-owned Subsidiary and cause such Subsidiary to be an Originator at the time such acquisition is consummated, it shall submit a notice to such effect in writing to the SPV and the Agent. If the conditions precedents set forth in Section 7.02 are satisfied, such Subsidiary shall become an additional Originator hereunder and a party hereto on the related Originator Addition Date.
          SECTION 7.02. Conditions Precedent to the Addition of an Originator.
          No Subsidiary of FNIS shall be added as an Originator hereunder unless the conditions set forth below shall have been satisfied on or before the date designated for the addition of such Originator (the “Originator Addition Date”):
          (a) the SPV and the Agent shall have received copies of duly adopted resolutions of the Board of Directors, partners or managers (as applicable) of such proposed additional Originator, as in effect on the related Originator Addition Date, authorizing this Agreement and the execution of a supplement to this Agreement, substantially in the form of Exhibit B hereto (“Originator Supplement”), making such proposed additional Originator an “Originator” hereunder and under any other Transaction Document, the documents to be delivered by such proposed additional Originator hereunder and under any other Transaction Document and the transaction

30

contemplated hereby and thereby, certified by the Secretary or Assistant Secretary (or similar officer) of such proposed additional Originator;
          (b) the SPV and the Agent shall have received duly executed certificates of the Secretary or an Assistant Secretary (or similar officer) of such proposed additional Originator, dated the related Originator Addition Date, certifying the names and true signatures of the officers authorized on behalf of such proposed additional Originator to sign any instruments or documents in connection with the addition of such proposed additional Originator as a “Originator” under this Agreement or for purposes of any other Transaction Document;
          (c) one or more Lock-Box Accounts shall exist and shall have been designated by the SPV for receipt of the Originator Receivables to be sold by such proposed additional Originator, and a Control Agreement shall be in effect with respect to each such Lock-Box Account;
          (d) the SPV and the Agent shall have received copies of proper financing statements (Form UCC-1), in such form as the Agent, on the SPV’s behalf, may reasonably request, naming such proposed additional Originator as the debtor and Originator of Originator Receivables, the Related Security and Collections related thereto and proceeds to be sold by such proposed additional Originator, the SPV as the secured party and purchaser thereof and the Agent, as assignee (or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of the Agent, on the SPV’s behalf, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect and protect the sale by such Originator to the SPV of Originator Receivables, the Related Security and Collections related thereto and proceeds to be sold by such proposed additional Originator);
          (e) the SPV and the Agent, on the SPV’s behalf, shall have received search reports (i) listing all effective financing statements that name such proposed additional Originator as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (d) above and in such other jurisdictions that the Agent may reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in subsection (d) above or that relate to the transaction contemplated by the Transaction Documents) shall cover any Originator Receivables or any Related Security or Collections related thereto or proceeds unless appropriate releases and/or termination statements with respect thereto are executed and delivered to the SPV and the Agent), and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (i) above in the jurisdictions described therein and showing no such Liens;
          (f) such proposed additional Originator shall have delivered or transmitted to the SPV, with respect to the Originator Receivables, a computer tape, diskette or data transmission reasonably acceptable to the SPV showing, as of a date no later than 15 Business Days prior to the related Originator Addition Date, the information required to be contained in a Receivables Report as to all Originator Receivables to be

31

transferred by such proposed additional Originator to SPV on the related Originator Addition Date;
          (g) the SPV and the Agent shall have received such customary certificates, organizational documents, good standing certificates, agreements, instruments, direction letters, consents, waivers, amendments, legal opinions (substantially similar to those given in connection with other Originators on the Closing Date) or documents as reasonably requested by the SPV or the Agent;
          (h) the SPV and the Agent shall have received duly executed copies of a Supplement to this Agreement, substantially in the form of Exhibit B, making such proposed additional Originator an “Originator” hereunder and thereunder, which Supplement shall have been duly acknowledged by the SPV and the Agent (which acknowledgment shall be provided so long as all other conditions in this Section 7.02 are satisfied); and
          (i) if requested by the Agent, the Agent shall be reasonably satisfied with the results of a field examination of such Originator conducted by JPMCB’s internal auditors. By its acknowledgement hereof, the Agent agrees to use commercially reasonable efforts to cause such internal auditors to complete such field examination within 30 days after the date on which FNIS notifies the Agent that FNIS intends to add the proposed additional Originator, subject to any delays caused by any Transaction Party or any other delays beyond the reasonable control of the Agent or such internal auditors; and
          (j) the Agent shall have received such other information, documents, records or reports with respect to such proposed additional Originator or the Originator Receivables to be sold by such proposed additional Originator as the Agent may from time to time reasonably request prior to the Originator Addition Date.
          SECTION 7.03. Termination of an Originator.
          (a) Any Originator (other than FNIS) shall be terminated as an Originator hereunder by the SPV and with prior written notice to the Agent, on behalf of the Purchasers, (i) on the occurrence of any event set forth in Section 7.1(f) of the Receivables Purchase Agreement as to such Originator, (ii) if FNIS ceases to own, directly or indirectly, 100% of the Equity Interests of such Originator, or (iii) on five Business Days’ notice to such effect by the Agent (with the consent or at the request of the Required Purchasers) to the SPV following the occurrence of any Event of Termination as to such Originator (each a “Mandatory Originator Termination Date”). From and after any Mandatory Originator Termination Date, the SPV shall cease buying Receivable Assets from the related Originator. Each such Originator being terminated shall be released as an Originator party hereto for all purposes and shall cease to be a party hereto on the 91st day after the date on which there are no amounts payable hereunder by such Originator and no amounts outstanding with respect to Originator

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Receivables previously sold by such Originator to the SPV, whether such amounts have been collected or written off in accordance with the Credit and Collection Policy of such Originator. Prior to such day, such Originator shall be obligated to perform its obligations hereunder and under the Transaction Documents to which it is a party with respect to Receivable Assets previously sold by such Originator to the SPV, including, without limitation, its obligation to direct the deposit of Collections into the appropriate Lock-Box or Lock-Box Account.
          (b) From time to time, the Originators may request in writing (with a copy to the Agent) that the SPV designate one or more Originators as Originators that cease to be parties to this Agreement (a “Permissive Originator Termination”); provided that no Event of Termination or Potential Event of Termination has occurred or will occur as a result thereof. Promptly after receipt of any such designation by the Agent and each other Originator, such Originator shall select a date, which date shall not be earlier than 15 Business Days after the date of receipt by the Agent of written notice of such designation, as such Originator’s “Permissive Originator Termination Date”; provided that such Permissive Originator Termination may not occur with respect to an Originator without the written consent of the Agent, on behalf of the Purchasers, if (i) the aggregate Outstanding Balance of the Originator Receivables of such Originator, together with that of all other existing or prior Originators subject to a simultaneous or prior Permissive Originator Termination since the first day of the calendar month covered by the most recent Seller Report delivered pursuant to Section 5.5(j) of the Receivables Purchase Agreement (collectively, the “Other Applicable Terminations”), exceeds 10% of the aggregate Outstanding Balance of all Originator Receivables of all Originators reflected in such Seller Report and (ii) the Outstanding Amount of Eligible Receivables reflected in such Seller Report, after giving pro forma effect to such Permissive Originator Termination (and any such Other Applicable Terminations), are less than 150% of the outstanding Capital as of the date of such notice to the Agent. From and after any Permissive Originator Termination Date, the SPV shall cease buying Receivables Assets from the related Originator. Each such Originator shall be released as an Originator party hereto for all purposes and shall cease to be a party hereto on the 91st day after the date on which there are no amounts payable hereunder by such Originator and no amounts outstanding with respect to Originator Receivables previously sold by such Originator to the SPV, whether such amounts have been collected or written off in accordance with the Credit and Collection Policy of such Originator. Prior to such day, such Originator shall be obligated to perform its obligations hereunder and under the Transaction Documents to which it is a party with respect to Originator Receivables previously sold by such Originator to SPV, including, without limitation, its obligation to direct the deposit of Collections into the appropriate Lock-Box or Lock-Box Account.
          (c) A terminated Originator shall have no obligation to repurchase any Originator Receivables previously sold by it to the SPV, but will have continuing obligations with respect to such Receivables (including, for the avoidance of doubt, such Originator’s obligation to make payment in respect of any Collections deemed to have been collected in respect of such Receivables pursuant to Section 2.03(a)) to the extent such obligations arise hereunder or under any Transaction Document to which such

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Originator is a party, and shall be entitled to receive any settlement of any Purchase Price payment pursuant to the provisions of Article II hereof.
          (d) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the SPV shall have the right to require that an Originator be terminated, and that such Originator repurchase from the SPV all (but not less than all) of its Originator Receivables to the extent that Collections have not yet been received by the SPV, the Servicer or any Receivables Administrator with respect to such Originator Receivables, if such termination is necessary for the SPV to ensure that it will be able to maintain its exemption from any requirement that it guaranty any obligation owing in respect of the FNIS Credit Agreement (or any Permitted Refinancing (as defined therein) thereof) or the Metavante Credit Agreement (or any Permitted Refinancing (as defined therein) thereof) (such termination, a “Guaranty Protection Termination”); provided, that, (i) no Event of Termination or Potential Event of Termination will occur as a result of such Guaranty Protection Termination and (ii) both as of the date of notice provided to the Agent pursuant to the succeeding sentence and after giving pro forma effect to such Guaranty Protection Termination, (A) if such Guaranty Protection Termination relates to an exception in the applicable credit agreement that is based on the Total Assets of FNIS and its Domestic Subsidiaries, the Total Assets of the SPV shall account for no less than 4.0% of the Total Assets of FNIS and its Domestic Subsidiaries and (B) if such Guaranty Protection Termination relates to an exception in the applicable credit agreement that is based on the Consolidated EBITDA (as defined in such applicable credit agreement) of FNIS and its Domestic Subsidiaries, the Consolidated EBITDA of the SPV shall account for no less than 4.0% of the Consolidated EBITDA of FNIS and its Domestic Subsidiaries. In the event that the SPV determines that a Guaranty Protection Termination is necessary and permitted pursuant to this Section 7.03(d), the SPV shall give notice to that effect to the applicable Originator and the Agent specifying the date for such termination (such date, the “Guaranty Protection Termination Date”), which shall be a date not earlier than five Business Days after the date on which such notice is given. On the Guaranty Protection Termination Date, such Originator shall repurchase from the SPV for cash all Originator Receivables sold by such Originator to the SPV with respect to which Collections shall not yet have been received by the SPV for a repurchase price equal to the Purchase Price originally paid by the SPV to such Originator for such Originator Receivables (and, notwithstanding anything to the contrary in Section 7.03(b), such Originator shall thereupon be released from any and all further obligations or liabilities under this Agreement).
ARTICLE VIII
MISCELLANEOUS
          SECTION 8.01. Amendments, Etc.
          No amendment or waiver of any provision of this Agreement or any Subordinated Note or consent to any departure by any Originator or the SPV therefrom shall be effective unless in a writing and signed by the Agent pursuant to the terms of the Receivables Purchase Agreement and, in the case of any such waiver or consent, the

34

party against which the waiver or consent is to be enforced or, in the case of any such amendment, the SPV and each Originator, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the SPV, any Purchaser or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
          SECTION 8.02. Notices, Etc.
          (a) All notices and other communications hereunder shall, unless otherwise stated herein, be in writing or by any telecommunications device capable of creating a written record (including with respect to Approved Electronic Communications and other notices and communications described below, electronic mail), to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto.
          (b) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made on the date of receipt if delivered by hand or overnight courier service or sent by telecopy equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in Section 8.02(a) or in accordance with the latest unrevoked direction from such party given in accordance with Section 8.02(a).
          (c) Notices and other communications to the Agent hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent. The Agent, the SPV or any Originator may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          SECTION 8.03. Binding Effect; Assignability.
          This Agreement shall become effective when it shall have been executed by each Originator, FNIS, as the SPV’s Servicer, and SPV and acknowledged by the Agent, and thereafter shall be binding upon and inure to the benefit of such Originator, the SPV, the Agent, and each other Indemnified Party and their respective successors and assigns, except that no Originator shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the SPV and the Agent and each Purchaser, and the SPV shall not have the right to assign its rights or obligations hereunder or any interest herein, except its sale and assignment of the Related Security to the Purchasers pursuant to the Receivables Purchase Agreement (and the Originators hereby consent to such sale and assignment). This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date; provided, however,

35

that rights and remedies with respect to the provisions of Article VI and Sections 2.03, 8.04, 8.06, 8.08, 8.12 and 8.13 shall be continuing and shall survive any termination of this Agreement.
          SECTION 8.04. Costs, Expenses and Taxes.
          (a) In addition to the rights of indemnification granted under this Agreement, FNIS shall pay all reasonable out-of-pocket costs and expenses in connection with the preparation, execution, delivery and administration (including periodic auditing of Originator Receivables) of, and searches and filings in respect of, this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder or thereunder, and costs and expenses, if any, by the SPV under Section 11.5 of the Receivables Purchase Agreement, including, without limitation, in each case, the reasonable fees, charges and disbursements of Davis Polk & Wardwell, special counsel for the Agent, and counsel for the Purchasers with respect thereto and advising the Agent as to its rights and remedies hereunder. FNIS further agrees to pay all out-of-pocket expenses incurred by the SPV or the Agent or any Purchaser, including the fees, charges and disbursements of any counsel for the Agent or any Purchasers, in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Transaction Documents and the other instruments and documents to be delivered in connection herewith or therewith.
          (b) In addition, each Originator agrees to pay any present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies related to its Originator Receivables (and any related Contract or any Related Security) or any payment made hereunder with respect thereto or which arise from such Originator’s execution, delivery or performance of any Transaction Document to which it is a party, or the enforcement or registration by any Indemnified Party, of any Transaction Document, but excluding taxes on or measured by net income or overall gross income, including branch profits, and franchise and similar taxes imposed on it in lieu of net income taxes (such non-excluded taxes being hereinafter referred to as “Other Taxes”). Each Originator shall indemnify each Indemnified Party for and hold it harmless against the full amount of Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 8.04(b)) imposed on or paid by such Indemnified Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto whether or not such Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Party makes written demand therefor (with a copy to the Agent).
          SECTION 8.05. Non-Business Days.
          In any case where any payment or action is due under this Agreement on a day which is not a Business Day, such payment or action may be made on the next succeeding Business Day, but such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

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          SECTION 8.06. Confidentiality.
          Each of the Originators and the SPV agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information, will have agreed or otherwise be obligated to keep such Information confidential, and the applicable Originator or the SPV, as the case may be, shall be responsible for compliance by such Persons with such obligations) (b) to the extent required or requested by any regulatory authority having jurisdiction over the applicable Person, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that the Person that discloses any Information pursuant to this clause (c) shall provide the other parties to this Agreement prompt notice of such disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under any Transaction Document or any suit, action or proceeding relating to any Transaction Document or the enforcement of rights thereunder, (f) subject to obtaining a written agreement containing provisions substantially the same as those of this Section from the intended recipient of such Information, to any assignee of or participant in, or any prospective assignee of or participant in, any of the rights or obligations of the Agent or any Purchaser under the Receivables Purchase Agreement (including any SPC (as defined in the Receivables Purchase Agreement)), (g) with the consent of an Originator, (h) for purposes of Section 9.1(e) of the Receivables Purchase Agreement only, to any rating agency (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Transaction Parties and their Subsidiaries received by it from such Purchaser), (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available on a nonconfidential basis from a source other than the Transaction Parties or (j) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to such contractual counterparty’s professional advisor) so long as the recipient of such Information agrees to be bound by the provisions of this Section. For the purposes of this Section, “Information” means all information received from the Transaction Parties relating to the Transaction Parties and their Affiliates or their respective businesses, other than any such information that is available on a nonconfidential basis prior to disclosure by any Transaction Party.
          Notwithstanding any other provision herein, each Originator and the SPV (and each employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Originator or the SPV relating to such tax treatment and tax structure.

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          SECTION 8.07. Governing Law.
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 8.08. Consent to Jurisdiction.
          (a) Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan, the City of New York, or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
          (b) Each of the parties hereto hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any other Transaction Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such party, as the case may be, at its address specified in Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (c) Nothing contained in this Section 8.08 shall affect the right of any party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.
          SECTION 8.09. Execution in Counterparts.
          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by telecopier, PDF or other electronic means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
          SECTION 8.10. Entire Agreement.
          This Agreement and the other Transaction Documents to which the parties hereto are party contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof.

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          SECTION 8.11. Severability of Provisions.
          Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
          SECTION 8.12. Waiver of Jury Trial.
          Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the other Transaction Documents or the Purchases or the actions of the Agent or any Indemnified Party in the negotiation, administration, performance or enforcement hereof or thereof.
          SECTION 8.13. No Proceedings.
          (a) Each of the Originators hereby agrees that it will not institute against the SPV any proceeding of the type referred to in Section 7.1(f) of the Receivables Purchase Agreement so long as there shall not have elapsed one year plus one day since the later of the (i) the Termination Date and (ii) the date upon which no Capital Investment for any Receivable Interest shall be existing and no amounts payable under this Agreement and the Receivables Purchase Agreement remain unpaid.
          (b) No claim may be made by any party to this Agreement or any other Person against any other party hereto or any Indemnified Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement and the other Transaction Documents, or any act, omission or event occurring in connection therewith; and each party to this Agreement hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
[Remainder of page intentionally left blank.]

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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date above written.

FIDELITY NATIONAL INFORMATION SERVICES, INC., as an Originator and as SPV’s Servicer
By:
	Name:	Jason L. Couturier
	Title:	Vice President and Assistant Treasurer

Address:	601 Riverside Avenue Jacksonville, Florida 32204 Attention: Michael Sax, Treasurer Tel: 904-854-3244 Fax: 904-357-1023

copy to:

601 Riverside Avenue Jacksonville, Florida 32204 Attention: Ronald D. Cook, General Counsel Tel: 904-854-3453 Fax: 904-357-1005
Receivables Sale Agreement

OTHER ORIGINATORS:
ASSET EXCHANGE, INC.
CHEX SYSTEMS, INC.
EFUNDS IT SOLUTIONS GROUP, INC.
FIDELITY NATIONAL TRANSACTION SERVICES, INC.

By:
Name:	Jason L. Couturier
Title:	Authorized Signatory

Address:	601 Riverside Avenue
Jacksonville, Florida 32204
Attention: Michael Sax, Treasurer
Tel: 904-854-3244
Fax: 904-357-1023

copy to:

601 Riverside Avenue
Jacksonville, Florida 32204
Attention: Ronald D. Cook, General Counsel
Tel: 904-854-3453
Fax: 904-357-1005
Receivables Sale Agreement

ATM MANAGEMENT SERVICES, INC.
AURUM TECHNOLOGY LLC
eFUNDS CORPORATION
FIDELITY INFORMATION SERVICES, INC.
FIDELITY NATIONAL CARD SERVICES, INC.
FIDELITY NATIONAL E-BANKING SERVICES, INC.
FIDELITY NATIONAL FIRST BANKCARD SYSTEMS, INC.
FIDELITY NATIONAL INFORMATION SERVICES, LLC
FIDELITY NATIONAL INFORMATION SOLUTIONS, INC.
FIS CORE PROCESSING SERVICES, LLC
FIS ITEM PROCESSING SERVICES, LLC
FIS MANAGEMENT SERVICES, LLC
FIS OUTPUT SOLUTIONS, LLC
INTERCEPT, INC.
PENLEY, INC.
SANCHEZ COMPUTER ASSOCIATES, LLC
SANCHEZ SOFTWARE, LTD.
SECOND FOUNDATION, INC.
WCS ADMINISTRATIVE SERVICES, INC.
WILDCARD SYSTEMS, INC.

By:
Name:	Jason L. Couturier
Title:	Vice President and Assistant Treasurer

Address:	601 Riverside Avenue Jacksonville, Florida 32204 Attention: Michael Sax, Treasurer Tel: 904-854-3244 Fax: 904-357-1023

copy to:

601 Riverside Avenue Jacksonville, Florida 32204 Attention: Ronald D. Cook, General Counsel Tel: 904-854-3453 Fax: 904-357-1005
Receivables Sale Agreement

FIS RECEIVABLES SPV, LLC, as SPV
By:
	Name:	Jason L. Couturier
	Title:	Vice President and Assistant Treasurer

Address:	601 Riverside Avenue Jacksonville, Florida 32204 Attention: Michael Sax, Treasurer Tel: 904-854-3244 Fax: 904-357-1023

copy to:

601 Riverside Avenue Jacksonville, Florida 32204 Attention: Ronald D. Cook, General Counsel Tel: 904-854-3453 Fax: 904-357-1005
Receivables Sale Agreement

Acknowledged as of the date first above written:
JPMORGAN CHASE BANK, N.A.,
     as Agent

By:
Name: Tina L. Ruyter
Title: Vice President

Address:	JPMorgan Chase Bank, N.A. 1111 Fannin Street, Floor 10 Houston, Texas 77002-6925 Attention: Loan Agency Services Tel: 713-750-4799 Fax: 713-750-2358 Email: talitha.bernard@jpmchase.com copy to

JPMorgan Chase Bank, N.A. 270 Park Avenue, 4th Floor New York, New York 10017 Attention: Tina Ruyter Tel: 212-270-4676 Fax: 212 -270-5120 Email:tina.ruyter@jpmorgan.com
Receivables Sale Agreement

EXHIBIT A
[FORM OF SUBORDINATED NOTE]
[                    ]
          1. Note. FOR VALUE RECEIVED, the undersigned, FIS RECEIVABLES SPV, LLC, a Delaware limited liability company (“SPV”), hereby unconditionally promises to pay to [                    ], a [                                        ] or its registered assigns (“Originator”), in lawful money of the United States of America and in immediately available funds, on the date following the date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the “Sale Agreement” referred to below has been reduced to zero and (ii) Originator has paid to SPV all indemnities, adjustments and other amounts which may be outstanding thereunder in connection with the sales and transfer of the “Receivable Assets” (as defined in the Sale Agreement) (the “Collection Date”), the aggregate unpaid principal sum provided for in Section 3 hereof in accordance with the terms of that certain Receivables Sale Agreement dated as of October 1, 2009 among Fidelity National Information Services, Inc., as SPV’s Servicer and as Originator, the other Originators party thereto and SPV, as SPV (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”). Reference to Section 2.02(d) of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.
          2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Base Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Base Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment; provided that in no event shall such rate exceed the maximum rate permitted by applicable law. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.
          3. Principal Payments. The aggregate outstanding principal amount of this Subordinated Note at any time shall be equal to the excess of (x) the aggregate principal amount of advances to SPV and increases to such principal amount made pursuant to Section 2.02(d) of the Sale Agreement as of such time, over (y) the aggregate amount of all payments made in respect of the principal of this Subordinated Note; provided, however, that no increases to the principal amount of this Subordinated Note shall be made to the extent that, as a result of such increase and after giving effect thereto, SPV’s net worth would be less than 6.0% of the aggregate Outstanding Balance of the Receivables at such time. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.
          4. Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of SPV’s recourse obligations under that certain Receivables Purchase Agreement dated as of October 1, 2009, by and among SPV, Fidelity National Information Services, Inc., as Servicer, the various Receivables Administrators (as defined therein) from time to time party thereto, the various Purchasers (as defined therein) from time to time party thereto, JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the “Senior Claimants”) under the Purchase Agreement. Until the date on which all “Capital Investments” outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder, including the “Termination Repurchase Obligations”, “Guaranty Protection Repurchase Obligations” and all “Yield” (as such terms are defined in the Purchase Agreement) (all such obligations, collectively, the “Senior Claim”), have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Originator hereby agrees that it will not institute against SPV any proceeding of the type described in Section 7.1(f) of the Purchase Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPV from paying, or Originator from requesting, any payments under this Subordinated Note so long as SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Administrative Agent for the benefit of the Senior Claimants.
          5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 7.1(f) of the Purchase Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital Investments and the Senior Claim (including “Yield” and the “Termination Repurchase Obligations” or “Guaranty Protection Repurchase Obligations”, in each case as defined and as accruing, payable and/or to be performed under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such Yield or such Termination Repurchase Obligations or Guaranty Protection Repurchase Obligations are, or give rise to, an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment

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or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.
          6. GOVERNING LAW. THIS SUBORDINATED NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO THE LAW OF CONFLICTS. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.
          7. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.
          8. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party without the prior written consent of the Agent, and any such attempted transfer shall be void.
          9. Notices. Any notices to be given pursuant to this Subordinated Note shall be given as provided in the Sale Agreement.
          10. Amendments. This Subordinated Note shall not be amended or modified (including any amendment or modification that has the effect of terminating this Subordinated Note) except in accordance with Section 8.01 of the Sale Agreement.
[signature page follows]

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FIS RECEIVABLES SPV, LLC
By:
Name:
Title:

[Subordinated Note — [NAME OF ORIGINATOR]]

Schedule
to
SUBORDINATED NOTE
SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

	Amount of	Amount of	Unpaid
	Subordinated	Principal	Principal	Notation made
Date	Loan	Paid	Balance	by

EXHIBIT B
FORM OF ADDITIONAL ORIGINATOR SUPPLEMENT
          SUPPLEMENT dated as of                      by                      (the “Company”) to the Receivables Sale Agreement dated as of October 1, 2009 (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Receivables Sale Agreement”) between Fidelity National Information Services, Inc., as an Originator and as the SPV’s Servicer, the other Originators named therein from time to time and FIS RECEIVABLES SPV, LLC (the “SPV”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Receivables Sale Agreement.
W I T N E S S E T H:
          WHEREAS, the Receivables Sale Agreement provides that any wholly-owned, direct or indirect Subsidiary of FNIS, although not at a given time an Originator thereunder, may become an additional Originator under the Receivables Sale Agreement upon the satisfaction of each of the conditions precedent set forth in Section 7.02 of the Receivables Sale Agreement and any applicable provisions of any Supplement; and
          WHEREAS, the Company is a wholly-owned Subsidiary of FNIS and was not an Originator under the Receivables Agreement immediately prior to the making of this Supplement, but now desires to become an Originator thereunder;
          NOW, THEREFORE, the undersigned hereby agrees as follows:
          1. Receivables Sale Agreement. By executing and delivering this Supplement, the Company hereby agrees to become a party to the Receivables Sale Agreement as an “Originator” thereunder. In connection therewith, (i) the Company hereby represents and warrants that all of the representations and warranties contained in the Receivables Sale Agreement with respect to the Company are true and complete as of the date of the Company’s initial sale or transfer of Receivable Assets pursuant hereto and (ii) the Company hereby expressly assumes all of the obligations and liabilities of, and agrees to be bound by all of the terms, covenants and conditions with respect to, an “Originator” under the Receivables Sale Agreement.
          2. Effectiveness. This Supplement shall become effective, and the Company shall become an “Originator” under the Receivables Sale Agreement, upon the Company’s execution and delivery hereof to the SPV and the Agent, the SPV’s and the Agent’s acknowledgement hereof and the satisfaction of all of the then applicable conditions precedent set forth in Section 7.02 of the Receivables Sale Agreement, without any further action by any of the other parties to the Receivables Sale Agreement. Upon such effectiveness, in accordance with the terms of Section 7.01 of the Receivables Sale Agreement, the exhibits and schedules to the Receivables Sale Agreement shall be deemed amended as set forth in the Annexes attached hereto and made a part hereof.

          3. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES).
          4. Counterparts. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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          IN WITNESS WHEREOF, the undersigned have caused this Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

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[NEW ORIGINATOR]
By:
Name:
Title:

Address:

Acknowledged this
__ day of , 200_

FIS RECEIVABLES SPV, LLC

By:
Name:
Title:

Acknowledged this
__ day of , 200_

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

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ANNEXES
TO
SUPPLEMENT
Amendments to the following Exhibits and Schedules of the Receivables Sale Agreement
[Set forth the changes to each of the following Exhibits and Schedules, to the extent applicable, in a separate annex hereto; annexes containing the same information may be combined so long as they clearly state the Exhibits and Schedules to which such information relates]

Exhibit I
GUARANTY AGREEMENT
Dated as of October 1, 2009
From
FIDELITY NATIONAL INFORMATION SERVICES, INC.,
THE OTHER GUARANTORS NAMED HEREIN,
THE ADDITIONAL GUARANTORS REFERRED TO HEREIN,
as Guarantors
in favor of
THE GUARANTEED PARTIES REFERRED TO HEREIN

Exhibit A — Guaranty Supplement
Schedule 1 — Subsidiaries
Schedule 2(b) — Liens
Schedule 3 — Investments
Schedule 4 — Indebtedness
Schedule 5 — Transactions with Affiliates
Schedule 6 — Burdensome Agreements

GUARANTY AGREEMENT
     GUARANTY AGREEMENT dated as of October 1, 2009 (this “Guaranty”) made by Fidelity National Information Services, Inc. (“FNIS”), each of the subsidiaries of FNIS listed on the signature pages hereof under the caption “Subsidiary Guarantors” (the “Subsidiary Guarantors”) and the Additional Subsidiary Guarantors (as defined in Section 9) (FNIS, the Subsidiary Guarantors and the Additional Subsidiary Guarantors being, collectively, the “Guarantors” and, individually, a “Guarantor”) in favor of the Guaranteed Parties (as defined in Section 1).
PRELIMINARY STATEMENTS
     Reference is made to the Receivables Purchase Agreement dated as of October 1, 2009 (as amended from time to time, the “Receivables Purchase Agreement”) among FIS Receivables SPV, LLC, as the seller (the “SPV”), FNIS, as the servicer (the “Servicer”), the parties serving as receivables administrators from time to time thereunder (collectively, the “Receivables Administrators”), the purchasers party thereto (the “Purchasers”) and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent (the “Agent”). Terms defined in the Receivables Purchase Agreement and not otherwise defined herein are used in this Guaranty as defined in the Receivables Purchase Agreement.
     Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Purchases under the Receivables Purchase Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Transaction Documents. It is a condition precedent to the making of Purchases by the Purchasers under the Receivables Purchase Agreement that each Guarantor shall have executed and delivered this Guaranty.
     NOW, THEREFORE, in consideration of the premises and in order to induce the Purchasers to make Purchases under the Receivables Purchase Agreement, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:
     SECTION 1. Guaranty; Limitation of Liability. (a) Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the punctual payment and performance when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Guaranteed Obligations. Without limiting the generality of the foregoing, the liability of each Guarantor shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the SPV to the Agent, the Purchasers, each agent or employee of the Agent performing the duties of the Agent pursuant to Section 8.1(c) of the

Receivables Purchase Agreement and the Servicer (if the Servicer is not a Transaction Party or an Affiliate of a Transaction Party) (collectively, the “Guaranteed Parties”) under or in respect of the Transaction Documents but for the fact that they are unenforceable, rejected, rejectable or otherwise not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the SPV.
     For purposes of this Guaranty, “Guaranteed Obligations” means all Obligations of the SPV, now or hereafter existing (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), in each case whether direct or indirect, absolute or contingent, and whether for Yield, Guaranty Protection Repurchase Obligations, Termination Repurchase Obligations, fees, indemnities, contract causes of action, costs, expenses or otherwise.
     (b) Each Guarantor, and by its acceptance of this Guaranty, the Agent, on behalf of itself and each other Guaranteed Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agent, the other Guaranteed Parties and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Subsidiary Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 7.1(f) of the Receivables Purchase Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.
     (c) Subject to Section 4 of this Guaranty, each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Guaranteed Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Guaranteed Parties under or in respect of the Transaction Documents.

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     (d) Each Guarantor hereby agrees that any Indebtedness owed by it to another Transaction Party shall be subordinated to the Guaranteed Obligations of such Guarantor and that any Indebtedness owed to it by another Transaction Party shall be subordinated to the Guaranteed Obligations of such other Transaction Party, it being understood that such Guarantor or such other Transaction Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Termination has occurred and is continuing. Each Guarantor further agrees that its guaranty hereunder constitutes a guarantee of payment when due and not of collection.
     SECTION 2. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid in accordance with the terms of the Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The Guaranteed Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Transaction Party under or in respect of the Transaction Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the SPV or any other Transaction Party or whether the SPV or any other Transaction Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional, and each Guarantor hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to, any or all of the following:
     (a) any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Transaction Party under or in respect of the Transaction Documents, or any other amendment or waiver of or any consent to departure from any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to, or the making of additional Purchases from, the SPV or otherwise;
     (c) any taking, exchange, release or non-perfection of any Collateral (as defined in Annex A hereto) or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;

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     (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other Obligations of any Transaction Party under the Transaction Documents or any other assets of any Transaction Party or any of its Subsidiaries;
     (e) any change, restructuring or termination of the corporate structure or existence of any Transaction Party or any of its Subsidiaries;
     (f) any failure of any Guaranteed Party to disclose to any Transaction Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party now or hereafter known to such Guaranteed Party (each Guarantor waiving any duty on the part of the Guaranteed Parties to disclose such information);
     (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or
     (h) any other circumstance or any existence of or reliance on any representation by any Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, any Transaction Party or any other guarantor or surety other than satisfaction in full of the Guaranteed Obligations.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the SPV or any other Transaction Party or otherwise, all as though such payment had not been made.
     SECTION 3. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty (other than any demand, presentment or notice required by the Transaction Documents) and any requirement that any Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Transaction Party or any other Person or, if applicable, any Collateral.
     (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing

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in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
     (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Guaranteed Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any other Transaction Party, any other guarantor or any other Person or, if applicable, any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder.
     (d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Guaranteed Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Transaction Party or any of its Subsidiaries now or hereafter known by such Guaranteed Party.
     (e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing and sale arrangements contemplated by the Transaction Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.
     SECTION 4. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Transaction Party that arise from the existence, payment, performance or enforcement of such Guarantor’s Guaranteed Obligations under or in respect of this Guaranty or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Guaranteed Party against any other Transaction Party or, if applicable, any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Transaction Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, the SPV’s Repurchase Obligations shall have been performed, Capital shall have been reduced to zero and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in

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cash of the Guaranteed Obligations (including, for the avoidance of doubt, amounts payable in respect of the SPV’s Repurchase Obligations) and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the reduction of Capital to zero, such amount shall be received and held in trust for the benefit of the Guaranteed Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Documents, or to be held as Collateral for any of such Guarantor’s Guaranteed Obligations or other amounts payable by it under this Guaranty thereafter arising. If (i) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (ii) the Termination Date shall have occurred and (iii) Capital shall have been reduced to zero, the Guaranteed Parties will, at any Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.
     SECTION 5. Payments Free and Clear of Taxes, Etc. Any and all payments by any Guarantor under this Guaranty or any other Transaction Document shall be made in accordance with the terms of the Receivables Purchase Agreement, including the provisions of Section 2.14 of the Receivables Purchase Agreement (and such Guarantor shall make such payments of Taxes and Other Taxes to the extent described in Section 2.14), as though such payments were made by the SPV.
     SECTION 6. Representations And Warranties of FNIS. FNIS represents and warrants to the Agent and the Purchasers as to each of the matters set forth on Annex B hereto as if such provisions were fully set forth herein. Unless otherwise defined in the Receivables Purchase Agreement, each of the defined terms used in Annex B shall have the meaning assigned to such term in Annex A hereto.
     SECTION 7. Covenants. Until the latest of (i) the date on which all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (ii) the Termination Date and (ii) the date upon which Capital shall have been reduced to zero:
     (a) FNIS shall, and shall (except in the case of the covenants set forth in Section 1, Section 2 and Section 3 of Annex C attached hereto)

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cause each Restricted Subsidiary to, perform each of the covenants set forth on Annex C hereto as if such provisions were fully set forth herein;
     (b) FNIS shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, take the actions set forth in Annex D hereto as if such provisions were fully set forth herein; and
     (c) each Subsidiary Guarantor covenants and agrees that it shall perform and observe, and cause each of its Restricted Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Transaction Documents on its or their part to be performed or observed or that FNIS has agreed to cause such Subsidiary Guarantor or such Restricted Subsidiaries to perform or observe.
     Unless otherwise defined therein, each of the defined terms used in Annex C and D shall have the meaning assigned to such term in Annex A hereto.
     SECTION 8. Amendments, Release of Subsidiary Guarantors, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Guarantors (with the consent of the requisite number of Purchasers specified in the Receivables Purchase Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. A Subsidiary Guarantor shall automatically be released from this Guaranty and its obligations hereunder if FNIS determines that such Subsidiary Guarantor is no longer required under Section 12 of Annex C hereto to be a Subsidiary Guarantor and gives notice to that effect to the Agent. The Agent will, at FNIS’s expense, execute and deliver to such Subsidiary Guarantor such documents as FNIS shall reasonably request to evidence the release of such Subsidiary Guarantor from its Guarantee hereunder pursuant to this Section 8; provided that FNIS shall have delivered to the Agent a written request therefor and a certificate of FNIS to the effect that the determination is in compliance with the Transaction Documents. The Agent shall be authorized to rely on any such certificate without independent investigation.
     SECTION 9. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Annex E hereto (each, a “Guaranty Supplement”), (a) such Person shall be referred to as an “Additional Subsidiary Guarantor” and shall become and be a Subsidiary Guarantor and Guarantor hereunder, and each reference in this Guaranty to a “Subsidiary Guarantor” or a “Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and each reference in any other

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Transaction Document to a “Subsidiary Guarantor” or “Guarantor” shall also mean and be a reference to such Additional Subsidiary Guarantor, and (b) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Transaction Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.
     SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed or delivered to it, if to any Guarantor, addressed to it in care of FNIS at FNIS’s address specified in Section 11.3 of the Receivables Purchase Agreement, if to the Agent or any Purchaser, at its address specified in Section 11.3 of the Receivables Purchase Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 11.3 of the Receivables Purchase Agreement. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.
     SECTION 11. No Waiver; Remedies. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 12. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Termination and (b) the making of the request or the granting of the consent specified by Section 7.1 of the Receivables Purchase Agreement to authorize the Agent to declare that the Termination Date has occurred pursuant to the provisions of said Section 7.1, the Agent and, after obtaining the prior written consent of the Agent and each Purchaser is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity) at any time held and other indebtedness at any time owing by the Agent or such Purchaser to or for the credit or the account of any Guarantor against any and all of the Guaranteed Obligations of such Guarantor now or

8

hereafter existing under any Transaction Document, irrespective of whether the Agent or such Purchaser shall have made any demand under this Guaranty or any other Transaction Document and although such Guaranteed Obligations may be unmatured. The Agent and each Purchaser agrees promptly to notify such Guarantor after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Purchaser under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Agent and such Purchaser may have.
     SECTION 13. Continuing Guaranty; Assignments under the Receivables Purchase Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the reduction of Capital to zero, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Guaranteed Parties and their permitted successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the Receivables Purchase Agreement (including, without limitation, all or any portion of its Commitments and the Receivable Interests owned by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 9.1 of the Receivables Purchase Agreement. Except as expressly provided in the Receivables Purchase Agreement, no Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all Purchasers.
     SECTION 14. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.
     SECTION 15. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

10

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized signatory as of the date first above written.

[Guarantors:] Each
By:
Name:
Title:

11

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as Agent

By:

Name:
Title:

12

Annex E
to the Guaranty Agreement
FORM OF GUARANTY SUPPLEMENT
                                                             ,
JPMorgan Chase Bank, N.A., as Agent
[                                                            ]
Attention:
Re: the Receivables Purchase Agreement dated as of October 1, 2009 (the “Receivables Purchase Agreement”) among FIS Receivables SPV, LLC, Fidelity National Information Services, Inc., as servicer, the parties serving as receivables administrators, the purchasers party thereto, and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent
Ladies and Gentlemen:
     Reference is made to (i) the Receivables Purchase Agreement and (ii) the Guaranty Agreement dated as of October 1, 2009, made by the Subsidiary Guarantors party thereto in favor of the Guaranteed Parties described therein (such Guaranty Agreement, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement (this “Guaranty Supplement”), being the “Guaranty”). The capitalized terms defined in the Guaranty or in the Receivables Purchase Agreement and not otherwise defined herein are used herein as therein defined.
     Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby, jointly and severally with the other Guarantors, absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the punctual payment and performance when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Guaranteed Obligations. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the SPV to any Guaranteed Party under or in respect of the Transaction Documents but for the fact that they are unenforceable, rejected, rejectable or otherwise not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the SPV.
     (b) The undersigned, and by its acceptance of this Guaranty Supplement, the Agent, on behalf of itself and each other Guaranteed Party,

A-1

hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Guaranteed Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agent, the other Guaranteed Parties and the undersigned hereby irrevocably agree that the Guaranteed Obligations of the undersigned Guarantor under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law.
     (c) Subject to Section 4 of the Subsidiary Guaranty, the undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Guaranteed Party under this Guaranty Supplement, the Subsidiary Guaranty, or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Guaranteed Parties under or in respect of the Transaction Documents.
     (d) The undersigned hereby agrees that any Indebtedness owed by it to another Transaction Party shall be subordinated to the Guaranteed Obligations of the undersigned and that any Indebtedness owed to it by another Transaction Party shall be subordinated to the Guaranteed Obligations of such other Transaction Party, it being understood that the undersigned or such other Transaction Party, as the case may be, may make payments on such intercompany Indebtedness unless an Event of Termination has occurred and is continuing. The undersigned further agrees that its guaranty hereunder constitutes a guarantee of payment when due and not of collection.
     Section 2. Guaranteed Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an “Additional Subsidiary Guarantor”, a “Subsidiary Guarantor”, or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Transaction Document to a “Subsidiary Guarantor”, “Guarantor” or a “Transaction Party” shall also mean and be a reference to the undersigned.

A-2

     Section 3. Delivery by Telecopier. This Guaranty Supplement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier or electronic mail shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.
     Section 4. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) THIS GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY SUPPLEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

     (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

Very truly yours, [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]
By:
Name:
Title:

Accepted and agreed:

JPMORGAN CHASE BANK, N.A., as Agent

By:

Name:
Title: